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                                                                EXECUTION COPY
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                      REVLON CONSUMER PRODUCTS CORPORATION

                                       and

                      CERTAIN LOCAL BORROWING SUBSIDIARIES




                             --------------------




                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        dated as of November 30, 2001



                             --------------------




                             JPMORGAN CHASE BANK,
                             as Administrative Agent

                               CITIBANK, N.A.,
                             as Documentation Agent

                        LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent




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                         J.P. MORGAN SECURITIES INC.,
                         as Sole Arranger and Bookrunner



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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.   DEFINITIONS......................................................2

      1.1.   Defined Terms....................................................2
      1.2.   Other Definitional Provisions...................................37

SECTION 2.   AMOUNTS AND TERMS OF TERM LOAN COMMITMENT.......................38

      2.1.   Term Loan Commitments...........................................38
      2.2.   Obligations of the Company......................................38
      2.3.   Procedure for Borrowing Term Loans..............................39
      2.4.   Amortization of Term Loans......................................39
      2.5.   Use of Proceeds of Term Loans...................................39

SECTION 3.   AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY...............39

      3.1.   Revolving Credit Commitments....................................39
      3.2.   Obligations of Company..........................................40
      3.3.   Procedure for Borrowing Revolving Credit Loans..................40
      3.4.   Use of Proceeds of Revolving Credit Loans.......................41

SECTION 4.   AMOUNT AND TERMS OF SWING LINE SUB-FACILITY.....................41

      4.1.   Swing Line Commitments..........................................41
      4.2.   Participations..................................................43
      4.3.   Use of Proceeds of Swing Line Loans.............................44

SECTION 5.   AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY...............44

      5.1.   Letter of Credit Facility.......................................44
      5.2.   Procedure for Issuance of Letters of Credit.....................44
      5.3.   L/C Participations..............................................45
      5.4.   Reimbursement Obligation of the Company.........................46
      5.5.   Obligations Absolute............................................46
      5.6.   Letter of Credit Payments.......................................47
      5.7.   Application.....................................................47
      5.8.   Cash Collateral for Letters of Credit...........................47
      5.9.   Existing Letters of Credit......................................48

SECTION 6.   AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY.....................48

      6.1.   Local Loan Commitments..........................................48
      6.2.   Obligations of Local Borrowers..................................49
      6.3.   Procedure for Borrowing Local Loans.............................49

                                       i

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      6.4.   Currency Conversion and Contingent Funding Agreement............51
      6.5.   Designation of Additional Denomination Currencies...............53
      6.6.   Re-Allocation of Currency Sublimits.............................54
      6.7.   Resignation or Removal of a Local Fronting Lender...............56
      6.8.   Reports.........................................................57
      6.9.   Bankers' Acceptances............................................57
      6.10.  Use of Proceeds of Local Loans and Acceptances..................58
      6.11.  Existing Local Loans and Acceptances............................59

SECTION 7.   PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT; FEES
             AND PAYMENT.....................................................59

      7.1.   Voluntary Termination or Reduction of Aggregate Commitment......59
      7.2.   Optional Prepayments............................................59
      7.3.   Mandatory Prepayments...........................................60
      7.4.   Mandatory Commitment Reductions.................................61
      7.5.   Application of Payments and Commitment Reductions...............63
      7.6.   Interest Rate and Payment Dates; Risk Participation Fees;
             Local Administrative Fee........................................63
      7.7.   Letter of Credit Fees, Commissions and Other Charges............65
      7.8.   Conversion Options, Minimum Tranches and Maximum
             Interest Periods................................................66
      7.9.   Inability to Determine Interest Rate............................68
      7.10.  Illegality......................................................69
      7.11.  Requirements of Law; Changes of Law.............................70
      7.12.  Indemnity.......................................................72
      7.13.  Taxes...........................................................73
      7.14.  Commitment Fee..................................................75
      7.15.  Computation of Interest and Fees................................76
      7.16.  Pro Rata Treatment and Payments.................................77
      7.17.  Payments on Account of Loans and Fees...........................80
      7.18.  Interest Act (Canada)...........................................80

SECTION 8.   REPRESENTATIONS AND WARRANTIES..................................80

      8.1.   Corporate Existence.............................................80
      8.2.   Corporate Power.................................................80
      8.3.   No Legal Bar to Loans...........................................81
      8.4.   No Material Litigation..........................................81
      8.5.   No Default......................................................82
      8.6.   Ownership of Properties; Liens..................................82
      8.7.   Taxes...........................................................82
      8.8.   ERISA...........................................................82
      8.9.   Financial Condition.............................................83
      8.10.  No Change.......................................................84
      8.11.  Federal Regulations.............................................84
      8.12.  Not an "Investment Company".....................................84

                                       ii

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      8.13.  Matters Relating to Subsidiaries................................84
      8.14.  Pledge Agreements...............................................84
      8.15.  Security Agreements.............................................85
      8.16.  Security Documents of Borrowing Subsidiaries....................85
      8.17.  Mortgages.......................................................85
      8.18.  Guarantees......................................................86
      8.19.  Company Tax Sharing Agreement...................................86
      8.20.  Intellectual Property...........................................86
      8.21.  Solvency........................................................86
      8.22.  Environmental Matters...........................................87
      8.23.  Models..........................................................87
      8.24.  Disclosure......................................................88
      8.25.  Senior Indebtedness.............................................88
      8.26.  Regulation H....................................................88
      8.27.  Affiliate Obligations...........................................88
      8.28.  Indebtedness Owing to Affiliates................................88
      8.29.  No Recordation Necessary........................................88
      8.30.  Accounts Receivable and Inventory...............................89
      8.31.  Intellectual Property Filings...................................89
      8.32.  Certain Tax Liabilities.........................................89
      8.33.  Ownership of Charles of the Ritz................................89
      8.34.  Assets of Revlon Holdings.......................................89

SECTION 9.   CONDITIONS PRECEDENT............................................90

      9.1.   Conditions to Initial Extensions of Credit......................90
      9.2.   Conditions to Each Extension of Credit..........................94

SECTION 10.  AFFIRMATIVE COVENANTS...........................................95

      10.1.  Financial Statements............................................95
      10.2.  Certificates; Other Information.................................96
      10.3.  Payment of Obligations..........................................97
      10.4.  Conduct of Business and Maintenance of Existence................97
      10.5.  Maintenance of Property; Insurance..............................97
      10.6.  Inspection of Property; Books and Records; Discussions..........97
      10.7.  Notices.........................................................98
      10.8.  Maintenance of Corporate Identity...............................99
      10.9.  Environmental Laws..............................................99
      10.10. Additional Guarantees..........................................100
      10.11. Additional Stock Pledges.......................................100
      10.12. Additional Security Agreements.................................102
      10.13. Asset Transfers................................................102
      10.14. Intellectual Property..........................................103
      10.15. Additional Mortgages...........................................105
      10.16. Post-Closing Matters...........................................105

                                      iii
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SECTION 11.  NEGATIVE COVENANTS.............................................106

      11.1.  Financial Covenants............................................106
      11.2.  Indebtedness...................................................107
      11.3.  Limitation on Liens............................................110
      11.4.  Limitation on Contingent Obligations...........................114
      11.5.  Limitation on Fundamental Changes..............................115
      11.6.  Limitation on Sale of Assets...................................115
      11.7.  Limitation on Restricted Payments..............................116
      11.8.  Limitation on Investments......................................117
      11.9.  Limitation on Payments on Account of Debt; Synthetic
             Purchase Agreements............................................120
      11.10. Limitation on Transactions with Affiliates.....................120
      11.11. Hazardous Materials............................................121
      11.12. Accounting Changes.............................................121
      11.13. Limitation on Negative Pledge Clauses..........................121
      11.14. Amendment of Company Tax Sharing Agreement.....................122
      11.15. Other Designated Obligations...................................122

SECTION 12.  EVENTS OF DEFAULT..............................................122


SECTION 13.  THE AGENTS.....................................................126

      13.1.  Appointment....................................................126
      13.2.  Consultation with Documentation Agent and Syndication Agent....127
      13.3.  Delegation of Duties...........................................127
      13.4.  Exculpatory Provisions.........................................127
      13.5.  Reliance by the Agents.........................................128
      13.6.  Notice of Default..............................................128
      13.7.  Non-Reliance on the Agents, the Arranger and the Other
             Lenders........................................................129
      13.8.  Indemnification................................................130
      13.9.  Each of the Agents and the Arranger in Its Individual
             Capacity.......................................................130
      13.10. Successor Agents...............................................130

SECTION 14.  MISCELLANEOUS..................................................131

      14.1.  Amendments and Waivers.........................................131
      14.2.  Releases of Collateral Security and Guarantee Obligations......133
      14.3.  Notices........................................................133
      14.4.  No Waiver; Cumulative Remedies.................................135
      14.5.  Survival of Representations and Warranties.....................135
      14.6.  Payment of Expenses and Taxes..................................135
      14.7.  Successors and Assigns; Loan Participations....................136
      14.8.  Adjustments; Set-off...........................................139
      14.9.  Delegation by each Local Borrowing Subsidiary..................141
      14.10. Judgment.......................................................141
      14.11. QFL Notes......................................................142

                                       iv

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      14.12. Collateral Agency Agreement....................................143
      14.13. Certain Waivers................................................143
      14.14. Severability...................................................143
      14.15. Effectiveness; Counterparts; Confidentiality...................143
      14.16. SUBMISSION TO JURISDICTION; WAIVERS............................144
      14.17. Acknowledgements...............................................146
      14.18. GOVERNING LAW..................................................146

                                       v
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SCHEDULES

Schedule I        Lenders; Addresses for Notices; Co-Agents
Schedule II       Commitments
Schedule III Borrowers, Denomination Currencies; Currency Sublimits; Maximum Sublimits; Local Fronting Lenders
Schedule IV       Subsidiaries of the Company; Subsidiaries Scheduled for
                  Dissolution
Schedule V        Pledge Agreements and Guarantees
Schedule VI       Security Agreements
Schedule VII      Indebtedness (as of October 31, 2001)
Schedule VIII     Contingent Obligations
Schedule IX Existing Letters of Credit (with face amounts determined as of October 31, 2001)
Schedule X        Disposition Assets
Schedule XI       UCC Financing Statements
Schedule XII      Environmental Matters
Schedule XIII     Domestic Local Counsel
Schedule XIV      International Local Counsel
Schedule XV       Non-Core Asset Sales
Schedule XVI      Material Assets of Revlon Holdings, Inc.

EXHIBITS

Exhibit A      Form of Term Loan Note
Exhibit B      Form of Revolving Credit Note
Exhibit C      Form of Swing Line Note
Exhibit D      Form of Collateral Agency Agreement
Exhibit E-1    Form of Revlon Guarantee
Exhibit E-2    Form of Revlon Pledge Agreement
Exhibit F-1    Company Guarantee
Exhibit F-2    Company Pledge Agreement (Domestic)
Exhibit F-3    Company Pledge Agreement (International)
Exhibit F-4    Company Security Agreement
Exhibit G-1    Subsidiaries Guarantee
Exhibit G-2    Subsidiary Pledge Agreement (Domestic)
Exhibit G-3    Subsidiary Pledge Agreement (International)
Exhibit G-4    Subsidiary Security Agreement
Exhibit H      Form of Mortgage
Exhibit I      Form of Consent and Confirmation
Exhibit J      Form of Affiliate Subordination Letter
Exhibit K      Form of Swing Line Loan Participation
               Certificate
Exhibit L      Form of Local Loan Participation Certificate
Exhibit M-1    Form of Opinion of Paul, Weiss, Rifkind,
               Wharton & Garrison
Exhibit M-2    Form of Opinion of Senior Vice President and
               General Counsel of the Company

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Exhibit M-3    Form of Opinion of Simpson Thacher & Bartlett
Exhibit N      Form of Commitment Transfer Supplement
Exhibit O      Form of Compliance Certificate
Exhibit P      Form of Company Tax Sharing Agreement
Exhibit Q-1    Form of Capital Gains Note
Exhibit Q-2    Form of Subordinated Intercompany Note
Exhibit Q-3    Form of Capital Contribution Note
Exhibit R-1    Form of Local Borrowing Subsidiary Joinder Agreement
Exhibit R-2    Form of Local Fronting Lender Joinder Agreement
Exhibit S-1    Form of Local Loan Statement
Exhibit S-2    Form of Interest Allocation Statement (Local Loans)
Exhibit T      Form of Acknowledgement and Consent
Exhibit U-1    Form of U.S. Tax Compliance Certificate
Exhibit U-2    Form of QFL Term Loan Note



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            SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of
November 30, 2001, among:

(a)   REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the
            "Company");

(b)   the Local Borrowing Subsidiaries from time to time parties hereto;

(c)   the several Lenders from time to time parties hereto;

(d)   the Co-Agents named on Schedule I hereto (in such capacities, the
            "Co-Agents");

(e) Citibank, N.A. ("Citibank"), as documentation agent (in such capacity, the "Documentation Agent") for the Lenders;

(f) Lehman Commercial Paper Inc. ("Lehman"), as syndication agent (in such capacity, the "Syndication Agent") for the Lenders;

(g) J.P. MORGAN SECURITIES INC., as arranger (in such capacity, the "Arranger"); and

(h) JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent"; together with the Documentation Agent and the Syndication Agent, the "Agents") for the Lenders.

                            W I T N E S S E T H :

            WHEREAS, the Company and certain of its Subsidiaries are parties to the Amended and Restated Credit Agreement, dated as of May 30, 1997 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Existing Agreement"), among the Company, the Borrowing Subsidiaries (as defined therein), the banks and other financial institutions from time to time parties thereto, the co-agents named therein, the documentation agent named therein, the syndication agent named therein, the Arranger, and the Administrative Agent;

            WHEREAS, the Company has requested that the Existing Agreement be amended and restated as provided herein;

            WHEREAS, each of the Lenders and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement, as amended and restated hereby;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree that the Existing Agreement shall be, and hereby is, amended and restated in its entirety, and the parties hereto hereby agree as follows:

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                                                                               2

                             SECTION 1. DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "Acceptable Assignee Rating" shall mean, for purposes of clause (a) of the definition of the term "Eligible Assignee", a commercial bank having a credit rating from S&P and Moody's in respect of (X) its long term bank deposits or (Y) if no such debt has a rating from such agencies which is then published and in effect, its long term debt or (Z) if neither of the foregoing types of debt have ratings from such agencies which are then published and in effect, the long term debt of its holding company, which credit rating shall be (a) BBB or better, in the case of S&P and (b) Baa2 or better, in the case of Moody's. Notwithstanding the foregoing, if the foregoing debt of the relevant commercial bank or its holding company, as the case may be, is rated only by one of S&P and Moody's and such rating is not worse than the rating described for such rating agency in the immediately foregoing sentence, such commercial bank shall be deemed to have an Acceptable Assignee Rating;

            "Acceptances" shall have the meaning assigned to such term in subsection 6.9(a);

            "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto;

            "Affected Loan" shall have the meaning assigned to such term in subsection 7.9(a);

            "Affiliate" of any Person shall mean any other Person (other than a Subsidiary or a Permitted Joint Venture) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (b) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise;

            "Affiliate Subordination Letter" shall mean the collective reference to each Letter Agreement, executed and delivered pursuant to the Existing Agreement or to be executed and delivered pursuant hereto, in each case by each Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company) which from time to time holds any Indebtedness (including, without limitation, any Indebtedness under subsection 11.2(n), but other than trade credit in the ordinary course of business, any Subordinated Intercompany Note, any Capital Contribution Note and any Capital Gains Note) of the Company, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time;

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                                                                               3

            "Agents" shall have the meaning assigned to such term in the preamble hereto;

            "Aggregate Actual Outstanding Multi-Currency Extensions of Credit" shall mean, at any time, the amount equal to the sum of (a) the aggregate principal amount then outstanding of the Revolving Credit Loans, (b) the aggregate principal amount of then outstanding Swing Line Loans, (c) the aggregate amount of then outstanding L/C Obligations, (d) the aggregate principal amount then outstanding of Local Loans which are denominated in Dollars, (e) the Equivalent in Dollars of the aggregate principal amount then outstanding of the Local Loans which are denominated in Denomination Currencies and (f) the Equivalent in Dollars of the aggregate undiscounted face amount then outstanding of the Acceptances which are denominated in Denomination Currencies;

             "Aggregate Commitment" shall mean, at any date, the sum of (a) on the Closing Date, the Aggregate Term Loan Commitment then in effect and, at any time after the Closing Date, the aggregate principal amount of the Term Loans then outstanding and (b) the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding);

            "Aggregate Multi-Currency Commitment" shall mean $132,148,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

            "Aggregate Outstanding Multi-Currency Extensions of Credit" shall mean, at any time, the amount equal to the sum of (a) the aggregate principal amount then outstanding of the Revolving Credit Loans, (b) the aggregate principal amount of then outstanding Swing Line Loans, (c) the aggregate amount of then outstanding L/C Obligations, (d) the aggregate principal amount then outstanding of Local Loans which are denominated in Dollars, (e) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of the Local Loans which are denominated in Denomination Currencies and (f) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances which are denominated in Denomination Currencies;

            "Aggregate Term Loan Commitment" shall mean $117,852,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

             "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

            "Alternate Base Rate" for any day shall mean a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided that, with respect to any Local Loan which is denominated in Dollars and with respect to which the Multi-Currency Lenders have not been requested to purchase a participating interest pursuant to subsection 6.4(a), "Alternate Base Rate" shall mean the rate of interest from time to time publicly announced by the relevant Local Fronting

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                                                                               4

     Lender as its base rate (or its equivalent thereof) for loans denominated in Dollars at the principal lending office of such Local Fronting Lender in the local jurisdiction for the Denomination Currency applicable to it (or such other rate as may be mutually agreed between the relevant Borrower and the relevant Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable);

            "Alternate Base Rate Loans" shall mean the Dollar Loans hereunder at such time as such Dollar Loans are made and/or being maintained at a rate of interest based upon the Alternate Base Rate;

            "Applicable Margin" shall mean (a) with respect to Alternate Base Rate Loans, 3.75% per annum and (b) with respect to all other Loans, 4.75% per annum;

            "Application" shall mean an application, in such form as the Issuing Lender for the Letter of Credit requested thereby may specify from time to time, requesting such Issuing Lender to open such Letter of Credit;

            "Arranger" shall have the meaning assigned to such term in the preamble hereto;

            "Available Multi-Currency Commitment" shall mean, at any date, the amount equal to the difference between (a) the Aggregate Multi-Currency Commitment on such date and (b) the sum of (i) the aggregate principal amount then outstanding of the Revolving Credit Loans, (ii) the aggregate principal amount of then outstanding Swing Line Loans, (iii) the aggregate amount of then outstanding L/C Obligations and (iv) the sum of the Currency Sublimits then in effect;

            "Bank Obligations" shall have the meaning assigned to such term in the Collateral Agency Agreement;

            "benefitted Lender" shall have the meaning assigned to such term in subsection 14.8(b);

            "Borrower" shall mean the Company or a Local Borrowing Subsidiary, as the context shall require; collectively, the "Borrowers";

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or, in the case of any Local Loan or Acceptance, the location of the funding office of the relevant Fronting Lender) are authorized or required by law to close;

            "Capital Contribution" shall mean the receipt by the Company of cash from a source outside of the Company and its Subsidiaries which is either
      (a) recorded as an addition to the Company's stockholders' equity in accordance with GAAP or (b) subject to the terms and conditions of, and evidenced by, a Capital Contribution Note;

            "Capital Contribution Note" shall mean any promissory note, substantially in the form of Exhibit Q-3, made by the Company in favor of any Affiliate thereof evidencing

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                                                                               5

      Indebtedness permitted pursuant to subsection 11.2(h) of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

            "Capital Expenditures" shall mean, for any period, the amount equal to all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Company and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Company and its Subsidiaries for such period, including, in any event, expenditures in respect of capitalized computer hardware and software and permanent displays;

            "Capital Gains Amount" shall mean, with respect to any amount payable by the Company on any date under the Company Tax Sharing Agreement, the amount equal to the excess, if any, of (a) the amount so payable by the Company under the Company Tax Sharing Agreement over (b) the amount which would have been payable by the Company thereunder in the event that the calculation of such amounts had been determined without taking into account any income or gain recognized by the Company or any of its Subsidiaries upon, or as a result of, the sale, exchange or other disposition of any asset of the Company or any of its Subsidiaries (including, without limitation, the sale or exchange of the outstanding stock of any of its Subsidiaries);

            "Capital Gains Note" shall mean any promissory note made by the Company in favor of Revlon in respect of certain payments owing under the Company Tax Sharing Agreement, substantially in the form of Exhibit Q-1, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

            "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds having assets in excess of $250,000,000 and which invest exclusively in assets satisfying the requirements of clause (a) of this definition or (h) shares of money market mutual or similar funds having assets in excess of $500,000,000 and which invest exclusively in assets satisfying the requirements of clauses
      (b) through (f) of this definition;

            "Charles of the Ritz" shall mean Charles of the Ritz Group, Ltd., a Delaware corporation;

            "Citibank" shall have the meaning assigned to such term in the preamble hereto;

            "Closing Date" shall have the meaning assigned to such term in subsection 9.1;

            "Co-Agents" shall have the meaning assigned to such term in the preamble hereto;

            "Code" shall mean the Internal Revenue Code of 1986, as hereafter amended from time to time;

            "Collateral Agency Agreement" shall mean the Amended and Restated Collateral Agency Agreement, dated as of May 30, 1997 and further amended and restated as of the date hereof, among the Company, the Administrative Agent, JPMorgan Chase Bank (in its capacity as administrative agent for the holders of the Bank Obligations), the Trustee and Wilmington Trust Company (in its capacity as collateral agent for the holders of the Note Obligations referred to therein), substantially in the form of Exhibit D, as the same may be amended, restated, supplemented or otherwise modified from time to time;

            "Commercial Letter of Credit" shall have the meaning assigned to such term in subsection 5.1.

            "Commitment" shall mean the Aggregate Term Loan Commitment or the Aggregate Multi-Currency Commitment, as the context shall require; collectively, the "Commitments";

            "Commitment Fee Rate" shall mean 3/4 of 1% per annum;

            "Commitment Percentage" shall mean, as to any Lender, its Term Loan Commitment Percentage or its Multi-Currency Commitment Percentage as the context shall require;

            "Commitment Period" shall mean the period from (and including) the Closing Date to (but not including) the earlier of (a) the Termination Date and (b) the date upon which the Commitments are terminated;

            "Commitment Transfer Supplement" shall have the meaning assigned to such term in subsection 14.7(c);

            "Committed Facility" shall mean any revolving or similar financing facility under which the borrower party thereto may incur Indebtedness up to an aggregate principal amount at any one time outstanding specified therein upon such borrower's request and subject only to such conditions as are normally included in committed financing arrangements;

            "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code;

            "Company" shall have the meaning assigned to such term in the preamble hereto;

            "Company Guarantee" shall mean the Amended and Restated Company Guarantee, dated as of May 30, 1997, made by the Company in favor of the Administrative Agent, as the same has been and further may be amended, supplemented or otherwise modified from time to time;

            "Company IP Security Agreements" shall be the collective reference to (a) the Company Patent Security Agreement, as executed and delivered by the Company on February 28, 1995, (b) the Company Trademark Security Agreement, as executed and delivered by the Company on February 28, 1995 and (c) the Company Copyright Security Agreement, as executed and delivered by the Company on May 30, 1997, and as each of the same has been and further may be amended, supplemented or otherwise modified from time to time;

            "Company Pledge Agreement (Domestic)" shall be the collective reference to (a) the Amended and Restated Pledge and Security Agreement (Domestic), dated as of May 30, 1997, made by the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each Pledge and Security Agreement listed on Part A of Schedule V as having been executed and delivered by the Company and (c) each Pledge and Security Agreement, substantially in the form of Exhibit F-2 (after giving effect to the applicable modifications described in the Consent and Confirmation), to be executed and delivered (including, without limitation, pursuant to subsection 10.11(a)) by the Company with respect to each direct Subsidiary thereof which is a Domestic Subsidiary, as each of the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Company Pledge Agreement (International)" shall be the collective reference to (a) the Amended and Restated Pledge and Security Agreement (International), dated as of May 30, 1997, made by the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each Pledge and Security Agreement listed on Part B of Schedule V as having been executed and delivered by the Company and (c) each Pledge and Security Agreement, substantially in the form of Exhibit F-3 (after giving effect to the applicable modifications described in the Consent and Confirmation), to be executed and delivered (including, without limitation, pursuant to subsection 10.11(c)) by the Company with respect to each direct Subsidiary thereof which is a Foreign Subsidiary, as the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Company Pledge Agreements" shall be the collective reference to each Company Pledge Agreement (Domestic) and each Company Pledge Agreement (International);

            "Company Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of May 30, 1997, made by the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement) for the benefit of the holder of the Bank Obligations, as the same has been and further may be amended, supplemented or otherwise modified from time to time;

            "Company Tax Sharing Agreement" shall mean the Tax Sharing Agreement entered into as of June 24, 1992 (as amended through the date hereof and as further amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 11.14) among the Company and certain of its Subsidiaries, Revlon, Revlon Holdings and Mafco, in the form of Exhibit P;

            "Consent and Confirmation": shall mean the Consent and Confirmation, substantially in the form of Exhibit I, to be executed and delivered by each Guarantor, Grantor or Pledgor (other than Revlon) under any of the Security Documents on the Closing Date.

             "Consolidated Net Income" shall mean, for any period, the amount which would be set forth as net income on a consolidated statement of operations of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period;

            "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase, sell or lease property, or to purchase or sell securities or services, primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof;

            "Continuing Director" shall mean a natural person who (a) is a member of the board of directors of the Company on the date hereof or (b) becomes a member of the board of directors of the Company after the date hereof and, when first elected to the board of directors after the date hereof, was nominated for such position by at least 66-2/3% of the directors then constituting Continuing Directors;

            "Contractual Obligation" of any Person shall mean any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound;

            "Copyright" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Copyright Security Agreement or the Subsidiary Copyright Security Agreement, as the case may be;

            "Cost of Funds" shall mean, with respect to any Fronting Lender, the rate of interest which reflects the cost to such Fronting Lender of obtaining funds of the type utilized to fund any extension of credit to the relevant Borrower hereunder in the local market for the period during which such extension of credit is outstanding;

            "Credit Documents" shall mean this Agreement, the Notes, the Drafts, the Applications, the Affiliate Subordination Letters and the Security Documents; each, a "Credit Document";

            "Cross Default" of any Person shall mean (i) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of any Loan, any Note, any Draft or any Reimbursement Obligation) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be required to be redeemed or repurchased prior to its stated maturity or such Contingent Obligation to become payable;

            "Currency Sublimit" shall mean, with respect to any Local Fronting Lender, the amount from time to time equal to the amount of Dollars set forth under the heading "Currency Sublimit" on Schedule III, as the same may be or may be deemed to be modified from time to time in accordance with the terms of this Agreement; collectively as to all Fronting Lenders, the "Currency Sublimits";

            "Default" shall mean any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

            "Denomination Currency" shall mean each currency set forth in
      Schedule III, as such Schedule III may be amended, supplemented or otherwise modified from time to time;

            "Deposit Requirement" shall have the meaning assigned to such term in subsection 5.8(a);

            "Directly Pledged Subsidiaries" at any date shall mean each of the Subsidiaries of the Company having shares of capital stock which comprise the Pledged Stock at such date (other than any such Subsidiaries having capital stock which then constitutes "Pledged Stock" only under a Generic Pledge Agreement); each, a "Directly Pledged Subsidiary";

            "Disposition Asset" shall mean any asset, brand or Subsidiary listed on Schedule X; provided that any such asset, brand or Subsidiary listed on
      Schedule X shall cease to constitute a "Disposition Asset" from and after the date upon which the Company notifies the Administrative Agent in writing that such asset, brand or Subsidiary is to cease to constitute a "Disposition Asset";

            "Documentation Agent" shall have the meaning assigned to such term in the preamble hereto;

            "Dollar Loan" shall mean any Loan which is denominated in Dollars; collectively, the "Dollar Loans";
                                  ------------

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America;

            "Domestic Subsidiary" shall mean each Subsidiary of the Company which is organized under the laws of a State within the United States;

            "Draft" shall mean a draft which is (a) in a form customary in the relevant jurisdiction for acceptance and discount as a bankers' acceptance, (b) otherwise reasonably acceptable in form and substance to the relevant Local Fronting Lender, (c) stated to mature on the date which is 30, 60, 90 or 180 days after the date thereof (or such other maturity as is agreeable to the relevant Local Fronting Lender, in its sole discretion) and (d) duly completed and executed by the relevant Local Borrowing Subsidiary;

            "EBITDA" shall mean, for any period, the amount equal to:

            (a)   Consolidated Net Income for such period;

            (b) plus (to the extent deducted in the determination of Consolidated Net Income and without duplication) the sum of
                  (i) tax expense on account of
                  such period, (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period, (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) non-cash write-offs in respect of unamortized debt issuance costs, (vii) for any period of determination that includes any of the fiscal quarters ending during the period from March 31, 2001 through and including December 31, 2001 and without duplication, non-recurring restructuring charges (specifically identified and itemized by the Company, whether or not characterized as a restructuring charge in accordance with GAAP) taken by the Company and any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters, together with the aggregate amount thereof for the fiscal quarters ending from December 31, 1999 through December 31, 2000, not to exceed $135,000,000 excluding depreciation and amortization charges referred to in clause (iii) above, (viii) for any period of determination that includes any of the fiscal quarters commencing on or after January 1, 2002 and without duplication, non-recurring restructuring charges (specifically identified and itemized by the Company at the time when taken, whether or not characterized as a restructuring charge in accordance with GAAP) taken by the Company and any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all quarters commencing on or after January 1, 2002 not to exceed $55,000,000 excluding depreciation and amortization charges referred to clause (iii) above, (ix) non-cash charges in respect of permanent display write-downs taken by the Company and its Subsidiaries for such period, (x) non-cash charges taken by the Company in respect of the issuance of capital stock of Revlon or options, stock appreciation rights, restricted stock or other similar equity based on compensation to directors or employees of the Company or its Subsidiaries for compensation or for repricing of outstanding stock options of such directors or employees, (xi) non-cash charges taken by the Company and its Subsidiaries for the fiscal year 2001 of the Company in respect of write-downs in the book value of obsolete inventory, finished goods and components in an amount for such fiscal year not to exceed $15,000,000 in the aggregate, (xii) non-cash charges taken by the Company and its Subsidiaries in respect of write downs in respect of options and/or warrants issued to the Company for the capital stock of Marbert AG in an amount not to exceed $5,500,000 in the aggregate, (xiii) non-cash charges taken by the Company and its Subsidiaries in respect of write-offs and write-downs of computer software and hardware expenses to the extent capitalized by the Company on or prior to December 31, 2001,
                  (xiv) any losses from the assets sales described in Section 1 of Schedule XV, (xv) any non-cash losses from the asset sales described in Section 2 of

                  Schedule XV and (xvi) any non-cash losses from asset sales outside of the ordinary course of business;

            (c) minus (to the extent included in the determination of Consolidated Net Income and without duplication) the sum of
                  (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period, (iv) any gains in respect of equity earnings for such period and (v) any gains from asset sales outside of the ordinary course of business;

      provided that, for purposes of the calculation only of the Leverage Ratio, the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period;

            "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any State thereof, total assets in excess of $1,000,000,000 and an Acceptable Assignee Rating; (b) a commercial bank organized under the laws of any other country having total assets in excess of $1,000,000,000 (provided that such commercial bank shall not be an Eligible Assignee if it or its holding company has a credit rating from S&P or Moody's for the type of debt described in clause
      (X), (Y) or (Z) of the definition of the term "Acceptable Assignee Rating" and it or its holding company, as the case may be, does not have an Acceptable Assignee Rating); and (c) a finance company, insurance company or other financial institution (other than savings and loan associations and savings banks organized under the laws of the United States or any State thereof) or fund which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business, which has (or, if so managed, have) total assets in excess of $200,000,000; provided that in no event shall the Company, any of its Subsidiaries or any Affiliate thereof constitute an Eligible Assignee;

            "Eligible Insurer" shall mean an insurance company which (a) is rated at least "A" by A.M. Best Company, (b) has an equivalent rating from another rating agency of internationally recognized standing or (c) otherwise is reasonably acceptable to the Agents;

            "Environmental Laws" shall mean any and all federal, national, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority within or outside of the United States regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. ss.1201 et seq., the Comprehensive Environmental Response,

     Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. (as amended by the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499,
     100 Stat. 1613), the Emergency Planning and Community Right to Know Act,
     42 U.S.C.ss. 1101 et seq., the Resource Conservation and Recovery Act,
     42 U.S.C.ss. 6901 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300F et seq., and the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., together, in each case, with each amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor;

            "Equity Offering" shall mean each sale, transfer, issuance or other disposition (whether public or private) by the Company or any Affiliate thereof of all or any portion of the capital stock or other equity interests in any Person (other than a Subsidiary of the Company) which has the assets of the Company or one or more Pledged Subsidiaries as its only substantial operating assets;

            "Equivalent" shall mean, at any date with respect to:

            (a) an amount of a currency other than Dollars, the amount of Dollars into which such amount of such other currency could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Administrative Agent); and

            (b) an amount of Dollars, the amount of a particular currency into which such amount of Dollars could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Administrative Agent);

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time;

            "euro" shall mean the single currency of participating member States of the European Union;

            "Eurocurrency Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the relevant Denomination Currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (or such other page of the Telerate as is customary for the relevant Denomination Currency) as of 11:00 AM (London time) (or such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 (or equivalent page) of the Telerate screen, the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent (or, with respect to Local Loans which are Eurocurrency Loans in which Multi-Currency Lenders have not been requested to purchase participating interests pursuant to subsection 6.4(a), the relevant Local Fronting Lender) is offered deposits in the relevant Denomination Currency at or about 11:00 A.M. (London time) (or such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein;

            "Eurocurrency Loan" shall mean each Local Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurocurrency Rate;

            "Eurocurrency Rate" with respect to Eurocurrency Loan for each Interest Period shall mean the greater of (a) 3% per annum and (b) the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                                       Eurocurrency Base Rate
                              -----------------------------------------
                              1.00 - Eurocurrency Reserve Requirements;

            "Eurocurrency Reserve Requirements" with respect to any Interest Period for any Eurodollar Loan or Eurocurrency Loan shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System;

            "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (or such other page of the Telerate as is customary for Eurodollar deposits in Dollars) as of 11:00 A.M. (London time) (or, with respect to Local Loans, such other time as is customary for the relevant jurisdiction) two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 (or equivalent page) of the Telerate screen, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent (or, with respect to Local Loans which are Eurodollar Loans in which the Multi-Currency Lenders have not been requested to purchase participating interests pursuant to subsection 6.4(a), the relevant Local Fronting Lender) is offered Dollar deposits at or about 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein;

            "Eurodollar Loan" shall mean each Dollar Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurodollar Rate;

            "Eurodollar Rate" with respect to each Eurodollar Loan for each Interest Period shall mean the greater of (a) 3% per annum and (b) the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                                  Eurodollar Base Rate
                        -----------------------------------------
                        1.00 - Eurocurrency Reserve Requirements;

            "Event of Default" shall mean any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

            "Exchanged Note" shall have the meaning assigned to such term in subsection 14.11(a);

            "Existing Agreement" shall have the meaning assigned to such term in the recitals hereto;

            "Federal Funds Effective Rate" for any day shall mean the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business
      Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it;

            "Foreign Subsidiary" shall mean any Subsidiary of the Company which is not a Domestic Subsidiary;

            "Fully Satisfied" shall mean, with respect to the Payment Obligations as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constituted Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (c) the Commitments shall have expired or irrevocably been terminated and (d) the Undrawn L/C Obligations shall have been Fully Secured; provided, however, that, on such date, none of the Agents or the Lenders shall have made any claims in respect of Payment Obligations against any Borrower or any Guarantor under any provision of any of the Credit Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Administrative Agent and such Lender to secure such claim;

            "Fully Secured" shall mean, with respect to any Undrawn L/C Obligations as of any date, that, on or before such date, such Undrawn L/C Obligations shall have been secured by the grant to the relevant Issuing Lender by the Company of a first priority, perfected security interest in, and Lien on, (a) cash or Cash Equivalents in an amount at least equal to the excess of the amount of such Undrawn L/C Obligations over the amount equal to the maximum commitment to issue Letters of Credit on such date or (b) other collateral security which is acceptable to such Issuing Lender and the Required Lenders;

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2000, except that, with respect to the presentation of financial statements required to be furnished hereunder, GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time;

            "Generic Pledge Agreements" shall be the collective reference to the Company Pledge Agreement (International) and the Subsidiary Pledge Agreement (International);

            "German Distribution Option" shall mean the option of RIC to either
      (i) purchase the German Distribution Shares or (ii) to receive cash in an amount equal to the difference between the exercise price of the German Distribution Option and the fair market value of the German Distribution Shares at the time of exercise of the German Distribution Option;

            "German Distribution Shares" shall mean 435,000 shares of common stock of Marbert AG (par value DM 5.00), as such number of shares may be adjusted in accordance with the terms of the German Distribution Option;

            "German Distribution Subsidiary" means Fondolo Vermogensverwaltungs GmbH, a company organized under the laws of Germany;

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners;

            "Grantors" shall be the collective reference to the grantors parties to the Security Agreements; individually, a "Grantor";

            "Guarantees" shall be the collective reference to the Revlon Guarantee, the Company Guarantee, the Subsidiaries Guarantee and each other Subsidiaries Guarantee delivered pursuant to subsection 10.10, as each of the same has been and further may be amended, supplemented or otherwise modified from time to time; individually, a "Guarantee";

            "Guarantors" shall be the collective reference to the guarantors parties to the Guarantees; individually, a "Guarantor";

            "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including without limitation asbestos, Petroleum Products and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law;

            "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or similar written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under leases which have been or, in accordance with GAAP, should be, recorded as capitalized leases, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations and other amounts owing in respect of, all letters of credit issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (j) all executory obligations of such Person in respect of interest rate agreements (including, without limitation, any Interest Rate Agreements) and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (k) all Indebtedness of the types referred to in clauses (a) through (j) above which is guaranteed directly or indirectly by such Person and (l) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee;

            "indemnified liabilities" shall have the meaning assigned to such term in subsection 14.6;

            "Indentures" shall be the collective reference to (a) the Senior Subordinated Notes Indenture, (b) the Indenture, dated as of February 1, 1998, between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association), relating to the 8-1/8% Senior Notes due 2006 and the 8-1/8% Senior Exchange Notes due 2006 of the Company in an aggregate principal amount not to exceed $250,000,000, (c) the Indenture, dated as of November 6, 1998, between the Company and U.S. Bank Trust National Association, relating to the 9% Senior Notes due 2006 and the 9% Senior Exchange Notes due 2006 of the Company in an aggregate principal amount not to exceed $250,000,000,
      (d) the Senior Secured Notes Indenture and (e) each instrument, document and agreement delivered in connection therewith, as each of the foregoing may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9;

            "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA;

            "Insolvent" shall pertain to a condition of Insolvency;

            "Intellectual Property" shall have the meaning assigned to such term in subsection 8.20;

            "Intellectual Property Security Agreements" shall be the collective reference to the Company IP Security Agreements and the Subsidiary IP Security Agreements;

            "Intercompany Investment" shall have the meaning assigned to such term in subsection 11.8(j);

            "Interest Expense" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period;

            "Interest Payment Date" shall mean:

                  (a) as to any Alternate Base Rate Loan, the last day of each
            March, June, September and December, commencing on the first of such days to occur after such Alternate Base Rate Loan is made or Eurodollar Loans are converted to Alternate Base Rate Loans;

                  (b) as to any Local Rate Loan which does not have an Interest
            Period, the last day of each calendar month, commencing on the first of such days to occur after such Local Rate Loan is made or Eurocurrency Loans are converted into Local Rate Loans;

                  (c) as to any Local Rate Loan, Eurocurrency Loan and
            Eurodollar Loan with an Interest Period of three months or less, the last day of the Interest Period with respect thereto;

                  (d) as to any Local Rate Loan, Eurocurrency Loan and
            Eurodollar Loan with an Interest Period of six months, the last day of each March, June, September and December, commencing on the first such day to occur after the commencement of such Interest Period, and the last day of such Interest Period;

                  (e) as to any Acceptance, the last Business Day of the
            calendar week in which such Acceptance matures (or such earlier date as the relevant Local Fronting Lender may elect); and

                  (f) in any event, each of the last day of the Commitment
            Period and the Termination Date;

            "Interest Period" shall mean, (a) initially, with respect to any Eurodollar Loan or Eurocurrency Loan or (to the extent customary with respect to loans in the relevant Denomination Currency) any Local Rate Loan, the period commencing on the borrowing date or the initial date of conversion with respect to such Loan and ending one, two, three or six months thereafter as selected by the relevant Borrower in a notice of borrowing or conversion, as the case may be, as provided herein and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending one, two, three or six months thereafter, in any such case as selected by the relevant Borrower in accordance with the provisions of subsection 7.8; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (x) if any Interest Period relating to a Eurodollar Loan or a
             Eurocurrency Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                  (y) any Interest Period relating to any Loan that would
             otherwise extend beyond the Termination Date shall end on such date; and

                  (z) if any Interest Period relating to a Eurodollar Loan or a
             Eurocurrency Loan begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month;

            "Interest Rate Agreement" shall mean any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Lender (or any affiliate thereof) or any other bank or financial institution which is designed to provide protection against fluctuations in interest rates, and any renewals thereof or substitutions therefor;

            "Investment" shall mean, with respect to the Company and its
      Subsidiaries:

                  (a) the purchase of all or substantially all of the assets or stock of one or more Persons, or of assets which comprise any business unit of any such Persons, or of assets, stock, bonds, notes, debentures or other securities of any Permitted Joint Venture;

                  (b) the making of any advances, loans, extensions of credit, capital contributions to, or any investments (including, without limitation, the payment of management fees and other Restricted Payments) in, Permitted Joint Ventures; or

                  (c) the incurrence of any Contingent Obligation in the nature of a guarantee of Indebtedness of any Permitted Joint Venture;

            "Investment Consideration" shall mean, with respect to any Investment in any Person or Permitted Joint Venture, the sum (without duplication) of:

                  (a) the aggregate of the purchase prices paid by the Company and its Subsidiaries for such Investment;

                  (b) the aggregate amount of the Indebtedness of such Persons or Permitted Joint Ventures, as the case may be, paid or assumed by the Company and its Subsidiaries in connection with such Investment;

                  (c) except in the case of Investments in Permitted Joint
            Ventures, the aggregate amount of Indebtedness for which such Person remains liable following such Investment; and

                  (d) in the case of Investments in Permitted Joint Ventures,
            (i) the aggregate of the amount invested in such Investments (net of any loans or extensions of credit to the extent that they have been repaid and net of any contributions of Surplus Assets) in such Permitted Joint Ventures made by the Company and its Subsidiaries and (ii) the aggregate amount of Contingent Obligations of the Company and its Subsidiaries then outstanding on account of Indebtedness of such Permitted Joint Ventures;

            "Issuing Lender" with respect to any Letter of Credit issued or requested to be issued, shall mean the Multi-Currency Lender or affiliate thereof (acting in its capacity as such an issuer) from time to time designated by the Administrative Agent as the issuer thereof, provided that no such Lender or affiliate thereof shall have any obligation to serve as an Issuing Lender, but rather shall serve in such capacity only with its prior consent;

            "JPMorgan Chase Bank" shall have the meaning assigned to such term in the preamble hereto;

            "judgment currency" shall have the meaning assigned to such term in subsection 14.10;

            "L/C Fee Payment Date" shall mean the last day of each March, June, September and December and, in any event, the last day of the Commitment Period and the Termination Date;

            "L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate amount of Undrawn L/C Obligations then outstanding and (b) the aggregate amount of then unreimbursed L/C Reimbursement Obligations;

            "L/C Participants" shall be, with respect to any Letter of Credit, the collective reference to all the Multi-Currency Lenders, other than the Issuing Lender with respect to such Letter of Credit (or, to the extent that the Issuing Lender is an affiliate of a Multi-Currency Lender, such Multi-Currency Lender);

            "L/C Reimbursement Obligations" shall mean the obligation of the Company to reimburse the Issuing Lender(s) pursuant to subsection 5.4 for amounts drawn under Letters of Credit;

            "Lehman" shall have the meaning assigned to such term in the preamble hereto;

            "Lender" shall mean a Syndicated Lender or a Local Fronting Lender, as the context shall require; collectively, the "Lenders";

            "Letter of Credit" shall have the meaning assigned to such term in subsection 5.1;

            "Leverage Ratio" shall mean, at any date, the amount equal to the ratio of (a) the Aggregate Actual Outstanding Multi-Currency Extensions of Credit plus the outstanding Term Loans of the Company and its Subsidiaries on a consolidated basis at such date to (b) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal quarter for which the Administrative Agent has received the financial statements required to be delivered pursuant to subsection 10.1(a) or (c), as the case may be, and the compliance certificate required pursuant to subsection 10.2(b) with respect to such financial statements (such period of four fiscal quarters, the "calculation period"); provided, however, that, for purposes of the above calculation, the amount outstanding on account of Multi-Currency Loans shall be deemed to be the amount equal to the lesser of (x) the aggregate principal amount of Multi-Currency Loans outstanding on the last day of the calculation period and (y) the average daily principal amount of Multi-Currency Loans outstanding during the calculation period;

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement,
      (b) any financing lease having substantially the same economic effect as any of the foregoing, (c) the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than, in the case of capital stock of an issuer other than any Subsidiary of the Company, pursuant to normal settlement terms));

            "Loan" shall mean a Term Loan, a Revolving Credit Loan, a Swing Line Loan, a Local Loan or an Acceptance, as the context shall require; collectively, the "Loans";

            "Local Borrower" shall mean the Company or a Local Borrowing Subsidiary, as the context shall require; collectively, the "Local Borrowers";

            "Local Borrowing Subsidiary" shall mean each Subsidiary of the Company listed under the heading "Name of Borrower and Address for Notices" on Schedule III hereto (as such Schedule III may be or may be deemed to be amended, supplemented or otherwise modified from time to time) and each other Subsidiary of the Company which is designated as a "Local Borrowing Subsidiary" in accordance with the provisions of subsection 6.5; provided that, in each case in which there is more than one Subsidiary of the Company listed for any jurisdiction under the heading "Local Borrowing Subsidiaries," the term "Local Borrowing Subsidiary" shall be the collective reference to such Subsidiaries.

             "Local Borrowing Subsidiary Joinder Agreement" shall mean a Local Borrowing Subsidiary Joinder Agreement, substantially in the form of Exhibit R-1, executed and delivered by a duly authorized officer of each Subsidiary of the Company which has been designated as a "Local Borrowing Subsidiary" pursuant to subsection 6.5;

             "Local Court" shall have the meaning assigned to such term in subsection 14.16(a);

            "Local Fronting Lender" shall mean, with respect to a particular jurisdiction listed on Schedule III (as such Schedule III may be, or may be deemed to be, amended, supplemented or otherwise modified from time to time), the Multi-Currency Lender (acting in its capacity as a lender of Local Loans or as a creator of Acceptances) from time to time set forth opposite such jurisdiction thereon; provided, however, that each Local Fronting Lender shall be either (a) a Multi-Currency Lender on the date hereof or (b) an Eligible Assignee on the date of its appointment as a Local Fronting Lender;

            "Local Fronting Lender Joinder Agreement" shall mean a Local Fronting Lender Joinder Agreement, substantially in the form of Exhibit R-2;

            "Local Loan" and "Local Loans" shall have the meanings assigned to such terms in subsection 6.1; provided that the term "Local Loans" shall, to the extent utilized directly or indirectly in the Security Documents, be deemed to include any Acceptances outstanding under this Agreement;

            "Local Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit L;

            "Local Outstandings" shall mean, at any date with respect to any Local Fronting Lender, the sum of (a) the aggregate principal amount then outstanding of the Local Loans made by such Local Fronting Lender in Dollars, (b) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of the Local Loans made by such Local Fronting Lender in the relevant Denomination Currency and (c) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances created by such Local Fronting Lender in the relevant Denomination Currency;

            "Local Rate" shall mean, with respect to:

                  (a) any Local Loan in a Denomination Currency, the rate of interest from time to time publicly announced by the relevant Local Fronting Lender as its base rate (or its equivalent thereof) for loans denominated in such Denomination Currency at the principal lending office of such Local Fronting Lender in the local jurisdiction for such Denomination Currency (or such other rate as may be mutually agreed between the relevant Borrower and such Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable); provided that, with respect to any Local Loans advanced by way of overdrafts, the "Local Rate" shall be the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender; and

                  (b) any Acceptance, the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender;

            "Local Rate Loan" shall mean each Local Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Local Rate for the relevant Denomination Currency; provided, however, that (other than any Local Loans made on the Closing Date) no Local Loan shall be made or maintained as a Local Rate Loan unless either (a) the Local Fronting Lender with respect thereto so agrees (in its sole discretion) or
      (b) the right of the relevant Borrower to obtain Eurocurrency Loans has been suspended pursuant to subsection 6.7, 7.9 or 7.10;

            "M&FG" shall mean MacAndrews & Forbes Group, Incorporated, a Delaware corporation;

            "M&FH" shall mean MacAndrews & Forbes Holdings Inc., a Delaware corporation;

            "Mafco" shall mean Mafco Holdings Inc., a Delaware corporation;

            "Mafco Consolidated Group" shall mean the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco is the common parent and any affiliated group that is a continuation thereof under Regulation Section 1.1502-75(d)(2) or (3);

            "Material Adverse Effect" shall mean a material adverse effect upon
      (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of (A) Revlon or (B) the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company and its Subsidiaries taken as a whole to perform the obligations of the Company under the Credit Documents or (iii) the rights and remedies available to any Agent, any Local Fronting Lender and/or the Syndicated Lenders under any Credit Document;

            "Maximum Sublimit" of any Local Fronting Lender shall mean the amount of Dollars set forth opposite the name of such Local Fronting Lender under the heading "Maximum Sublimit" on Schedule III (as said
      Schedule III may be or may be deemed to be, amended, supplemented or otherwise modified from time to time);

            "Moody's" shall mean Moody's Investors Service, Inc. (or any successor thereto);

            "Mortgaged Properties" shall mean the real property and improvements encumbered by the Mortgages;

            "Mortgages" shall be the collective reference to the Oxford Mortgage and any fee mortgage or the deed of trust, as the case may be, to be made pursuant to subsection 10.15 by the fee owner of the Mortgaged Properties, in substantially the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time; individually, a "Mortgage";

            "Multi-Currency Commitment" of any Multi-Currency Lender at any date shall mean the obligation of such Multi-Currency Lender at such date to
      (a) make Revolving Credit Loans to the Company, (b) issue or participate in Letters of Credit issued on behalf of the Company (net of participating interests held by L/C Participants, in the case of Letters of Credit issued by such Multi-Currency Lender), (c) participate in Swing Line Loans made to the Company and (d) participate in Local Loans and Acceptances made to the Local Borrowers, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Multi-Currency Lender's name on Schedule II; collectively, as to all such Multi-Currency Lenders, the "Multi-Currency Commitments";

            "Multi-Currency Commitment Percentage" means, with respect to any Multi-Currency Lender at any date, the percentage which the Multi-Currency Commitment of such Multi-Currency Lender constitutes of the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the percentage which the portion of the Aggregate Outstanding Multi-Currency Extensions of Credit in which such Multi-Currency Lender then has an interest constitutes of the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding);

            "Multi-Currency Lender" means, at any date, each bank and other financial institution which holds a Multi-Currency Commitment;

            "Multi-Currency Loans" shall be the collective reference to the Revolving Credit Loans, the Swing Line Loans and the Local Loans;

            "Multiemployer Plan" shall mean a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

            "Net Proceeds" shall mean, with respect to any Net Proceeds Event of any Person, (a) the gross cash consideration, and all cash proceeds of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by such Person in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of:

                  (i) any taxes which are paid or actually currently payable to any state, local or foreign taxing authority and are directly attributable to such Net Proceeds Event;

                  (ii) any federal taxes which are directly attributable to any
            Net Proceeds Event of the Company or any of its Subsidiaries (other than any gains taxes which are required to be accrued on a Capital Gains Note);

                  (iii) the amount of fees and commissions (including reasonable investment banking fees), legal, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by such Person and its Subsidiaries, other than fees and commissions (including, without limitation, management consulting and financial services fees) paid or payable to Affiliates of such Person (or officers or employees of such Person or any Affiliate of such Person); and

                  (iv) the amount of liabilities (other than intercompany
            liabilities or liabilities owing to any Affiliate of such Person), if any, which are required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof;

            "Net Proceeds Event" shall mean:

            (a) with respect to the Company and its Subsidiaries:

                  (i) the incurrence by the Company or any of its Subsidiaries of any Indebtedness for borrowed money (other than Indebtedness permitted pursuant to clauses (a), (b) and (d) through (r) of subsection 11.2); and

                  (ii) the sale, lease, transfer (by merger or otherwise) or other disposition (other than (X) in the ordinary course of business, (Y) the sales (or cash received) described in subsection 11.6(i) and (Z) with respect to property, plant and equipment, in connection with the purchase, construction or other acquisition, not more than 90 days prior to or (to the extent that the Company deposits such amounts in a cash collateral account with the Administrative Agent pending such purchase, construction or other acquisition) after such sale, lease, transfer or other disposition, of property, plant or equipment of the same nature and having the same use) by the Company or any of its Subsidiaries of any interest in any real or personal, tangible or intangible, property (including, without limitation, the capital stock or other equity interests of (1) the Company or such Subsidiary by way of Equity Offering or otherwise or (2) any other Person) of the Company or such Subsidiary to any Person (other than the Company or any of its Subsidiaries or any Permitted Joint Venture pursuant to subsection 11.6); and

            (b) with respect to any other Person, any Equity Offering;

            "Non-Core Asset Sales" shall mean the sale of the assets by the Borrower or any of its Subsidiaries described on Schedule XV, subject to the limitations set forth therein;

            "Non-Funding Lender" shall have the meaning assigned to such term in subsection 7.16(c);

            "Non-Voting Stock" shall have the meaning assigned to such term in subsection 10.11(b);

            "Note" shall mean any Term Loan Note, any Revolving Credit Note or the Swing Line Note, as the context may require; collectively, the "Notes";

            "Notice of an Actionable Event" shall have the meaning assigned to such term in the Collateral Agency Agreement;

            "Oxford Mortgage" shall mean the mortgage on the real property and improvements thereon, and related equipment, owned by the Company which are located in Oxford, North Carolina;

            "Parent" shall have the meaning assigned to such term in subsection 10.8;

            "Participants" shall have the meaning assigned to such term in subsection 14.7(b);

            "Patent" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Patent Security Agreement referred to in clause (a) of the definition of "Company IP Security Agreements" or the Subsidiary Patent Security Agreement referred to in clause (a) of the definition "Subsidiary IP Security Agreements", as the case may be;

            "Payment Obligations" shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and L/C Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document, the Letters of

      Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, reasonable and documented costs, reasonable and documented expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company pursuant hereto) or otherwise.

            "Payment Sharing Notice" shall mean a written notice from any Borrower or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from the Borrowers in accordance with the provisions of subsection 7.16;

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA;

            "Permitted Intercompany Transfers" shall mean any

                  (i) merger or consolidation of any Subsidiary of the Company with or into the Company;

                  (ii) merger or consolidation of any Subsidiary of the Company with or into any one or more wholly-owned Subsidiaries of the Company (or to any Person which, after giving effect to such merger or consolidation and to any other concurrent merger or consolidation involving the Company or any of its Subsidiaries that is permitted under subsection 11.5, is a wholly-owned Subsidiary of the Company);

                  (iii) any liquidation and distribution by any Subsidiary of the Company of its assets to the Company or to any one or more wholly-owned Subsidiaries of the Company (or to any Person which, after giving effect to such liquidation and distribution and to any other concurrent liquidation and distribution involving the Company or any of its Subsidiaries that is permitted under subsection 11.5, is a wholly-owned Subsidiary of the Company);

                  (iv) any sale, lease, assignment, transfer or any other
            disposition by the Company of, in one transaction or a series of related transactions, all or any part of its business or assets to any wholly-owned Subsidiary of the Company;

                  (v) any sale, lease, assignment, transfer or any other
            disposition by any Subsidiary of, in one transaction or a series of related transactions, all or any part of its business or assets to the Company or to any one or more wholly-owned Subsidiaries of the Company; or

                  (vi) the sale, lease, assignment, transfer or other disposal by the Company or any of its Subsidiaries of any Disposition Assets (including, without limitation, capital stock constituting Disposition Assets) to the Company or any of its Subsidiaries or the merger or consolidation or liquidation with or into the

            Company or any of its Subsidiaries of any Subsidiary of the Company listed on Schedule IV as being scheduled for dissolution;

      provided, however, that, after giving effect to any such Permitted Intercompany Transfer, the Administrative Agent shall maintain a security interest in any property so transferred in which it had a security interest prior to such Permitted
      Intercompany Transfer;

            "Permitted Joint Venture" shall mean a joint venture arrangement (whether structured as a corporation, partnership or other contractual relationship) between the Company or any of its Subsidiaries, on the one hand, and a third party who is not directly or indirectly controlled by Ronald O. Perelman, on the other hand, the primary business of which joint venture is the development, manufacture, distribution and/or sale (including marketing and advertising) of products relating to the beauty, skin care, fragrance, personal care and/or glass decorating businesses or otherwise derived from the proprietary intellectual property of the Company and its Subsidiaries (or of holding properties incidental to such businesses);

            "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature;

            "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof;

            "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA;

            "Pledge Agreements" shall be the collective reference to (a) the Revlon Pledge Agreement, (b) the Company Pledge Agreements, (c) the Subsidiary Pledge Agreements, (d) each agreement listed on Part E of
      Schedule V as having been executed and delivered by the Company or a Subsidiary of the Company and (e) each Pledge and Security Agreement delivered pursuant to subsection 10.11(b), as each of the same has been (in the case of clauses (b), (c) and (d)) and further may be amended, supplemented or otherwise modified from time to time; individually, a "Pledge Agreement";

            "Pledged Stock" shall have the meaning assigned to such term (or any analogous term) in the Pledge Agreements;

            "Pledged Subsidiaries" shall mean the Directly Pledged Subsidiaries and the Subsidiaries of the Directly Pledged Subsidiaries;

            "Pledgors" shall be the collective reference to the pledgors parties to the Pledge Agreements; individually, a "Pledgor";

            "Potential Withdrawal Liability" shall have the meaning assigned to such term in subsection 8.8;

            "Prime Rate" shall mean the rate of interest from time to time announced by JPMorgan Chase Bank at its principal office, presently located at 270 Park Avenue, New York, New York 10017, as its prime rate for loans in Dollars (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors);

            "Purchasing Lenders" shall have the meaning assigned to such term in subsection 14.7(c)(ii);

            "QFL Term Loan Note" shall have the meaning assigned to such term in subsection 14.11(a);

             "Qualified Foreign Lender" shall have the meaning assigned to such term in subsection 7.13(b)(y);

            "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 4.1(c);

            "Register" shall have the meaning assigned to such term in subsection 14.7(d);

            "Related Fund" shall mean, with respect to any Lender that is a fund which invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA;

            "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043;

            "Required Lenders" at any date shall mean the holders (including, in any event, the Agents) of at least a majority of the Aggregate Commitment (excluding any portions thereof held by any Non-Funding Lender); provided that, for purposes of determining the "Required Lenders," Swing Line Loans shall be deemed to be held ratably by the Multi-Currency Lenders and not by the Swing Line Lender;

            "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject;

            "Resale Transaction" shall mean the sale, transfer or other disposition by the Company or any of its Subsidiaries of any asset acquired by it after the date hereof pursuant to an Investment; provided that, within 180 days following the consummation of such Investment, the Administrative Agent receives written notice from the Company identifying such asset (with reasonable specificity) and stating that such asset is being held for disposition in a Resale Transaction;

            "Responsible Officer" shall mean any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of the relevant Person;

            "Restricted Payment" shall mean (a) any payment by the Company of a dividend (other than a dividend payable solely in common stock of the Company) or distribution on, or any payment by the Company or any of its Subsidiaries on account of the purchase, redemption or retirement of, or any other distribution on, any shares of any class of stock of the Company (including any such payment or distribution in cash or in property or obligations of the Company or any of its Subsidiaries), (b) any loan or advance, or the making of any other investment, by the Company or any of its Subsidiaries to or in any Affiliate of the Company, (c) the payment by the Company or any of its Subsidiaries of any management or administrative fee (including, without limitation, any management consulting and financial services fees) to any Affiliate of the Company or of any salary, bonus or other form of compensation (other than in the ordinary course of business) to any Person who is a significant stockholder or principal officer of any Affiliate of the Company, (d) any payment by the Company or any of its Subsidiaries to any Affiliate of the Company pursuant to the Company Tax Sharing Agreement or any similar agreement or (e) any payment by the Company or any of its Subsidiaries of principal or interest in respect of amounts from time to time outstanding under any Subordinated Intercompany Note, any Capital Gains Note or any Capital Contribution Note; provided that any amounts paid from time to time to Revlon to finance the actual payment by Revlon of expenses and obligations incurred by Revlon to Persons other than Affiliates of Revlon (or officers or employees of any such Affiliate) shall not be "Restricted Payments" to the extent that such expenses and obligations, if they had been incurred by the Company, would not have been prohibited hereunder and were incurred by Revlon without violating the provisions of Section 12(r);

            "REV Holdings" shall mean REV Holdings, Inc., a Delaware corporation;

            "Revlon" shall mean Revlon, Inc., a Delaware corporation and the immediate Parent of the Company;

            "Revlon Guarantee" shall mean the Second Amended and Restated Guarantee, substantially in the form of Exhibit E-1, to be executed and delivered by Revlon in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, as the same may be amended, supplemented or otherwise modified from time to time;

            "Revlon Holdings" shall mean Revlon Holdings Inc., a Delaware corporation;

            "Revlon Pledge Agreement" shall mean the Second Amended and Restated Pledge and Security Agreement, substantially in the form of Exhibit E-2, to be executed and delivered by Revlon in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, as the same may be amended, supplemented or otherwise modified from time to time;

            "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings assigned to such terms in subsection 3.1;

            "Revolving Credit Note" shall have the meaning assigned to such term in subsection 3.2(c);

            "RGI" shall mean Revlon Group Incorporated, a Delaware corporation;

            "RIC" shall mean Revlon International Corporation, a Delaware corporation;

            "ROP" shall have the meaning assigned to such term in Section
      12(h);

            "S&P" shall mean Standard & Poor's Corporation (and any successor thereto);

            "Security Agreements" shall be the collective reference to (a) the Company Security Agreement, (b) the Subsidiary Security Agreements and (c) each Security Agreement delivered pursuant to subsection 10.12, as each of the same may be amended, supplemented or otherwise modified from time to time; individually, a "Security Agreement";

            "Security Documents" shall mean the Collateral Agency Agreement, the Guarantees, the Pledge Agreements, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages (and, in each case, all consents and confirmations thereto) and all other security documents hereafter delivered to the Administrative Agent granting a security interest in any asset or assets of any Person to secure the Payment Obligations of any Borrower hereunder, under the Notes and/or under any Draft and any other Bank Obligations, or to secure any guarantee of any such Payment Obligations and other Bank Obligations;

            "Senior Secured Notes" shall mean the notes, in an aggregate principal amount not to exceed $363,000,000, issued by the Company pursuant to the Senior Secured Notes Indenture, as each of said Senior Secured Notes and said Senior Secured Notes Indenture may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9;

            "Senior Secured Notes Indenture" shall mean the Indenture, dated as of November 26, 2001 between the Company and Wilmington Trust Company, relating to the 12% Senior Secured Notes due 2005 and the 12% Senior Secured Exchange Notes due 2005 of the Company, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9;

            "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of February 1, 1998, between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association), relating to the 8-5/8% Senior Subordinated Notes due 2008 and the 8-5/8% Senior Subordinated Exchange Notes due 2008 of the Company, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9;

            "Significant Trademark" shall mean each Trademark of the Company and its Domestic Subsidiaries on the Closing Date and each other Trademark from time to time which, in either case, is of such a nature that the Company or its Subsidiaries in accordance with its ordinary business practice then obtaining would file an application for trademark registration in the United States Patent and Trademark Office;

            "Single Employer Plan" shall mean any Plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA;

            "Specified Default" shall mean any Default by the Company and its Subsidiaries in the observance or performance of any covenant or agreement contained in subsection 10.10, 10.11, 10.12, 10.13 or 10.14;

            "Specified Dispositions" shall mean the sale, transfer or other disposition of (a) the capital stock of Subsidiaries constituting Disposition Assets, (b) assets of any Subsidiary constituting a Disposition Asset, (c) any assets (including, without limitation, capital stock) directly relating to the brands constituting Disposition Assets and
      (d) any other asset which constitutes a Disposition Asset;

            "Stand-Alone ERISA Amount" shall mean the amount (not to exceed $60,000,000) equal to (a) the sum of the Unfunded Pension Amount and the Potential Withdrawal Liability of Revlon and its Subsidiaries on the date upon which Revlon ceases to be under common control with M&FH within the meaning of Section 4001 of ERISA or ceases to be part of a group which includes M&FH and which is treated as a single employer under Section 414 of the Code plus (b) 25% of such amount;

            "Standby Letter of Credit" shall have the meaning assigned to such term in subsection 5.1;

            "Subordinated Intercompany Notes" shall mean the promissory notes made by the Company in favor of Revlon Holdings in an aggregate principal amount not to exceed $30,410,000, in the form of Exhibit Q-2, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

            "Subordinated Notes" shall mean the notes in an aggregate principal amount not to exceed $650,000,000, issued by the Company pursuant to the Senior Subordinated Notes Indenture, as each of said Subordinated Notes and said Indenture may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 11.9.

            "Subsidiaries Guarantee" shall be the collective reference to (a) the Amended and Restated Guarantee, dated as of May 30, 1997, made by certain Subsidiaries of the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each guarantee listed on Part F of
      Schedule V as having been executed and delivered by a Subsidiary of the Company and (c) each other guarantee from time to time executed and delivered (including, without limitation, pursuant to subsection 10.10) by any Subsidiary of the Company to the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, as each of the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided that, (a) unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and (b) unless otherwise qualified, all references to a "wholly-owned Subsidiary" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock or other equity interests (other than directors' qualifying shares);

            "Subsidiary IP Security Agreements" shall be the collective reference to (a) the Subsidiary Trademark Security Agreements, as executed and delivered by each of Charles Revson, Inc. and Prestige Fragrances, Ltd. on February 28, 1995 and as each of the same has been and further may be amended, supplemented or otherwise modified from time to time, (b) the Amended and Restated Trademark Security Agreement, as executed and delivered by Charles of the Ritz on November 29, 2001 and (c) each other security agreement or other comparable document filed with either the United States Patent and Trademark Office or the United States Copyright Office to evidence a security interest granted by any Subsidiary of the Company as collateral security for any obligations owing hereunder, as each of the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Subsidiary Pledge Agreement (Domestic)" shall be the collective reference to (a) the Amended and Restated Pledge and Security Agreement (Domestic), dated as of May 30, 1997, made by certain Domestic Subsidiaries of the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each Pledge Agreement and analogous document listed on Part C of Schedule V as having been executed and delivered by a Subsidiary of the Company and (c) each other pledge agreement from time to time executed and delivered (including, without limitation, pursuant to subsection 10.11) by any Subsidiary of the Company to the Administrative Agent or any Local Fronting Lender, substantially in the form of Exhibit G-2 (after giving effect to the applicable modifications described in the Consent and Confirmation), as each of the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Subsidiary Pledge Agreement (International)" shall be the collective reference to (a) the Amended and Restated Subsidiary Pledge Agreement (International), dated as of May 30, 1997, made by certain Domestic Subsidiaries of the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each Pledge and Security Agreement listed on Part D of Schedule V as having been executed and delivered by a Subsidiary of the Company and (c) each Pledge and Security Agreement, substantially in the form of Exhibit G-3 (after giving effect to the applicable modifications described in the Consent and Confirmation), to be executed and delivered (including, without limitation, pursuant to subsection 10.11(c)) by each Domestic Subsidiary of the Company which has as a direct Subsidiary any Foreign Subsidiary, as the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

            "Subsidiary Pledge Agreements" shall be the collective reference to each Subsidiary Pledge Agreement (Domestic) and each Subsidiary Pledge Agreement (International);

            "Subsidiary Security Agreements" shall be the collective reference to (a) the Amended and Restated Subsidiary Security Agreement, dated as of May 30, 1997, made by certain Domestic Subsidiaries of the Company in favor of the Administrative Agent (as defined in the Collateral Agency Agreement), for the benefit of the holders of the Bank Obligations, (b) each Security Agreement listed on Schedule VI as having been executed and delivered by a Subsidiary of the Company, (c) the Security Agreements, to be executed and delivered (including, without limitation, pursuant to subsection 10.12) by the Domestic Subsidiaries of the Company, substantially in the form of Exhibit G-4 (after giving effect to the applicable modifications described in the Consent and Confirmation), and
      (d) each security agreement to be executed and delivered by certain Foreign Subsidiaries of the Company pursuant to subsection 10.12(b), as the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time; each, a "Subsidiary Security Agreement";

            "Surplus Assets" shall mean personal property of the Company and its Subsidiaries which has been used in the business of the Company and its Subsidiaries for not less than one year and which is sufficiently immaterial to the conduct of the business of the Company and its Subsidiaries that the contribution thereof to any Permitted Joint Venture would not result in the acquisition by the Company or any of its Subsidiaries of a substantially similar item of personal property during the period of one year following the date of such contribution;

            "Swing Line Commitment" of the Swing Line Lender at any date shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 4.1 in the amount referred to therein;

            "Swing Line Lender" shall mean JPMorgan Chase Bank;

            "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit K;

            "Swing Line Loans" shall have the meaning assigned to such term in subsection 4.1(a);

            "Swing Line Note" shall have the meaning assigned to such term in subsection 4.1(b);

            "Syndicated Lender" shall mean each Lender, other than the Local Fronting Lenders (acting in their respective capacities as such); collectively, the "Syndicated Lenders";

            "Syndicated Loan" shall mean a Term Loan, a Revolving Credit Loan or a Swing Line Loan, as the context shall require; collectively, the "Syndicated Loans";

            "Syndication Agent" shall have the meaning assigned to such term in the preamble hereto;

            "Synthetic Purchase Agreement" shall mean any agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than the Company or any of its Subsidiaries of any capital stock of the Company or any of its Subsidiaries or any Indebtedness referred to in subsection 11.9 (other than in connection with any such payment which the Company or any of its Subsidiaries would be permitted to make pursuant to subsection 11.7 or 11.9, as applicable) or
      (b) any payment (except as otherwise expressly permitted by subsection
      11.7 or 11.9) the amount of which is determined by reference to the price or value at any time of any such capital stock or Indebtedness; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or any of its Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement;

            "Target Operating Day" shall mean any date that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent);

            "Taxable Lender" shall have the meaning assigned to such term in subsection 7.13(d);

            "Taxes" shall have the meaning assigned to such term in subsection 7.13(a);

            "Term Loan" and "Term Loans" shall have the meanings assigned to such terms in subsection 2.1;

            "Term Loan Commitment" of any Term Loan Lender shall mean the obligation of such Term Loan Lender to make Term Loans to the Company on the Closing Date, in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule II; collectively, as to all such Term Loan Lenders, the "Term Loan Commitments";

            "Term Loan Commitment Percentage" shall mean, at any date with respect to each Term Loan Lender, the percentage which the Term Loan Commitment of such Term Loan Lender constitutes of the Aggregate Term Loan Commitment then in effect (or, if no Aggregate Term Loan Commitment is then in effect, the percentage which the aggregate outstanding principal amount of Term Loans of such Term Loan Lender constitutes of the aggregate principal amount of all Term Loans then outstanding);

            "Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds a Term Loan Commitment or a Term Loan; collectively, the "Term Loan Lenders";

            "Term Loan Note" shall have the meaning assigned to such term in subsection 2.2(c);

            "Termination Date" shall mean the date (which shall be a Business
      Day) which is three and one-half years from the Closing Date;

            "Trademark" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Trademark Security Agreement referred to in clause (b) of the definition of "Company IP Security Agreements" or the Subsidiary Trademark Security Agreement referred to in clause (a) of the definition of "Subsidiary IP Security Agreements", as the case may be;

            "Tranche" shall be the collective reference to Eurodollar Loans or Eurocurrency Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans or Eurocurrency Loans, as the case may be, shall originally have been made on the same day);

            "Transferee" shall have the meaning assigned to such term in subsection 14.7(f);

            "Undrawn L/C Obligations" shall mean the portion, if any, of the Payment Obligations constituting the contingent obligation of the Company to reimburse each Issuing Lender in respect of the then undrawn and unexpired portions of the Letters of Credit issued by such Issuing Lender pursuant to subsection 5.4;

            "Unfunded Pension Amount" shall have the meaning assigned to such term in subsection 8.8;

            "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication

      No. 500 or International Standard Practices ISP 98 (1998), International Chamber of Commerce Publication No. 590, as appropriate, in either case, as the same may be amended from time to time;

            "Unpledged International Property" shall mean (a) the portion (if any) of the capital stock of each first-tier Foreign Subsidiary of the Company which is not pledged to the Administrative Agent pursuant to a Pledge Agreement, (b) any patents, trademarks and copyrights of the Foreign Subsidiaries of the Company and (c) any patents, trademarks and copyrights of the Company and its Subsidiaries which are registered outside of the United States of America;

            "Voting Stock" shall have the meaning assigned to such term in subsection 10.11(b);

            "Work" shall mean any work which is or may be subject to copyright protection pursuant to Title 17 of the United States Code;

            "Working Day" shall mean any Business Day other than a Business Day on which commercial banks in London, England are authorized or required by law to close; provided, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined for any loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any such Interest Period, references to Working Days shall be deemed to be references to Target Operating Days;

            1.2. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Security Documents, any other Credit Document or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

            (b) As used herein, in the Notes, in the Security Documents, in the other Credit Documents and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement, the Notes, any Security Documents or any other Credit Document shall refer to this Agreement, such Note, such Security Document or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement, such Note, such Security Document or such other Credit Document, as the case may be; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

      SECTION 2.  AMOUNTS AND TERMS OF TERM LOAN COMMITMENT

            2.1. Term Loan Commitments. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make a term loan in Dollars (individually, an "Term Loan"; collectively, the "Term Loans") to the Company on the Closing Date in an aggregate principal amount equal to such Term Loan Lender's Term Loan Commitment as of such date. The Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.3 and 7.8; provided that the Term Loans shall initially be made as Alternate Base Rate Loans. Amounts borrowed under this subsection 2.1 and repaid or prepaid may not be reborrowed.

            2.2. Obligations of the Company. (a) The Company agrees that each Term Loan made by each Term Loan Lender pursuant hereto shall constitute the promise and obligation of the Company to pay to the Administrative Agent, for the benefit of such Term Loan Lender, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of the Term Loans made by such Term Loan Lender pursuant to subsection 2.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

            (b) The Company agrees that each Term Loan Lender is authorized to record (i) the date and amount of the Term Loan made by such Term Loan Lender pursuant to subsection 2.1, (ii) the date of each interest rate conversion pursuant to subsection 7.8 and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Term Loan and
(iv) in the case of each Eurodollar Loan, the interest rate and Interest Period, in the books and records of such Term Loan Lender and in such manner as is reasonable and customary for such Term Loan Lender and a certificate of an officer of such Term Loan Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the Company hereunder.

            (c) The Company agrees that, upon the request to the Administrative Agent by any Term Loan Lender at any time, the Term Loan of such Term Loan Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (an "Term Loan Note"), payable to the order of such Term Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Term Loan Commitment of such Term Loan Lender or, if less, the aggregate unpaid principal amount of the Term Loan made by such Term Loan Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Term Loan Note as prescribed in subsection 7.6. Upon the request to the Administrative Agent by any Term Loan Lender at any time, the Company shall execute and deliver to such Term Loan Lender two Term Loan Notes, one of which shall evidence the Eurodollar Loans of such Term Loan Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Term Loan Lender.

            2.3. Procedure for Borrowing Term Loans. (a) The Company may request a borrowing under the Term Loan Commitments on the Closing Date (which date shall be a Business Day) by giving irrevocable notice to the Administrative Agent at least one Business Day prior thereto, which notice shall specify (i) the aggregate principal amount to be borrowed and (ii) the requested borrowing date. Upon receipt of any such notice, the Administrative Agent will promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent specified in subsection 14.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the Closing Date, the amount (if any) which is necessary such that the sum of the amount so made available on the Closing Date is equal to such Term Loan Lender's Term Loan Commitment. The proceeds of the Term Loans received by the Administrative Agent hereunder on the Closing Date shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Term Loan Lenders and in like funds as received by the Administrative Agent.

            (b) The failure of any Term Loan Lender to make the Term Loan to be made by it on the Closing Date shall not relieve any other Term Loan Lender of its obligation hereunder to make its Term Loan on the Closing Date, but no Term Loan Lender shall be responsible for the failure of any other Term Loan Lender to make the Term Loan to be made by such other Term Loan Lender on the Closing Date.

            2.4. Amortization of Term Loans. (a) On November 30 of each year (commencing with November 30, 2002,) the Company shall repay $1,250,000 in aggregate principal amount of the Term Loans.

            (b) Any Term Loans then outstanding shall be repaid in full (together with accrued interest and other amounts owing on account thereof) on the Termination Date.

            2.5. Use of Proceeds of Term Loans. The proceeds of the Term Loans hereunder shall be used by the Company for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement and for general corporate purposes.



      SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY

            3.1. Revolving Credit Commitments. (a) Subject to the terms and conditions of this Agreement, each Multi-Currency Lender severally agrees to make loans in Dollars to the Company (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Multi-Currency Lender's Multi-Currency Commitment Percentage of the amount equal to the Aggregate Multi-Currency Commitment; provided that at no time (after giving effect to the making of such Revolving Credit Loans and the use of the proceeds thereof) may (i) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment or (ii) the Available Multi-Currency Commitment be less than zero. During the Commitment Period, the Company may use the Aggregate Multi-Currency Commitment by borrowing Revolving Credit Loans, repaying the Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

         3.2. Obligations of Company. (a) The Company hereby agrees that each Revolving Credit Loan made by each Multi-Currency Lender to the Company pursuant hereto shall constitute the promise and obligation of the Company to pay to such Multi-Currency Lender, at the office of the Administrative Agent listed in subsection 14.3, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Multi-Currency Lender pursuant to subsection 3.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

         (b) The Company hereby agrees that each Multi-Currency Lender is authorized to record (i) the date and amount of each Revolving Credit Loan made by such Multi-Currency Lender pursuant to subsection 3.1, (ii) the date of each interest rate conversion pursuant to subsection 7.8 which is applicable to such Revolving Credit Loan and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Revolving Credit Loan made by the Company to such Multi-Currency Lender and (iv) in the case of each Revolving Credit Loan which bears interest at a rate based upon the Eurodollar Rate, the interest rate and Interest Period, in the books and records of such Multi-Currency Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Multi-Currency Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the Company hereunder.

         (c) The Company agrees that, upon the request to the Administrative Agent by any Multi-Currency Lender at any time, the Revolving Credit Loans of such Multi-Currency Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), payable to the order of such Multi-Currency Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Aggregate Multi-Currency Commitment of such Multi-Currency Lender or, if less, the aggregate unpaid principal amounts of the Revolving Credit Loans made by such Multi-Currency Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Revolving Credit Note as prescribed in subsection 7.6. Upon the request to the Administrative Agent by any Multi-Currency Lender at any time, the Company shall execute and deliver to such Multi-Currency Lender two Revolving Credit Notes, one of which shall evidence the Eurodollar Loans of such Multi-Currency Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Multi-Currency Lender.

         3.3. Procedure for Borrowing Revolving Credit Loans. (a) The Company may request a borrowing of Revolving Credit Loans during the Commitment Period on any Working Day, if the Revolving Credit Loans to be borrowed are Eurodollar Loans, or on any Business

Day, if the Revolving Credit Loans to be borrowed are Alternate Base Rate Loans, by giving irrevocable notice to the Administrative Agent, specifying (i) the aggregate principal amount to be borrowed, (ii) the requested borrowing date,
(iii) whether the Revolving Credit Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Revolving Credit Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto; provided that any Revolving Credit Loans to be made to the Company on the Closing Date shall be made as Alternate Base Rate Loans. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Each borrowing of Revolving Credit Loans shall, subject to subsection 7.8(g), be in an aggregate principal amount equal to (x) $10,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurodollar Loans) or (y) the lesser of $5,000,000 (or, if less, the maximum amount which is then available to the Company pursuant to subsection 3.1(a)) or a whole multiple of $1,000,000 in excess thereof (in the case of Alternate Base Rate Loans). Upon receipt of any such notice, the Administrative Agent will promptly notify each Multi-Currency Lender thereof. Each Multi-Currency Lender will make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 14.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the requested borrowing date, an amount equal to the Multi-Currency Commitment Percentage of such Multi-Currency Lender times the aggregate principal amount of the Revolving Credit Loans requested to be borrowed in Dollars, in funds immediately available to the Administrative Agent. The proceeds of such Revolving Credit Loans received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Multi-Currency Lenders and in like funds as received by the Administrative Agent.

         (b) The failure of any Multi-Currency Lender to make the Revolving Credit Loan to be made by it on any requested borrowing date shall not relieve any other Multi-Currency Lender of its obligation hereunder to make its Revolving Credit Loan on such borrowing date, but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to make the Revolving Credit Loan to be made by such other Multi-Currency Lender on such borrowing date.

         3.4. Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans hereunder shall be used for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement and for general corporate purposes.



         SECTION 4. AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

         4.1. Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line

Loans") to the Company in Dollars under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $30,000,000, provided that at no time (after giving effect to the making of such Swing Line Loan and the use of the proceeds thereof) may (i) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment or (ii) the Available Multi-Currency Commitment be less than zero. Amounts borrowed by the Company under this subsection 4.1 may be repaid and, up to but excluding the last day of the Commitment Period, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 A.M., New York City time) on the requested borrowing date specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company designated to the Swing Line Lender with such proceeds.

         (b) The Swing Line Loans shall be evidenced by a promissory note of the Company substantially in the form of Exhibit C, with appropriate insertions (the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Company to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 7.6. The Swing Line Lender is hereby authorized to record the borrowing date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the Payment Obligations of the Company hereunder or under such Note. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 7.6.

         (c) The Swing Line Lender, at any time in its sole and absolute discretion, may, and at any time as there shall be $25,000,000 in aggregate principal amount of Swing Line Loans outstanding shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Multi-Currency Lender, including JPMorgan Chase Bank, to make a Revolving Credit Loan in an amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (l) of Section 12 shall have occurred (in which event the procedures of paragraph (d) of this subsection 4.1 shall apply) each Multi-Currency Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for its own account at the office specified for JPMorgan Chase Bank in subsection 14.3 prior to 11:00 A.M. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

         (d) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 4.1, one of the events described in paragraph (l) of
Section 12 shall have occurred, each Multi-Currency Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Multi-Currency Commitment Percentage of such Refunded Swing Line Loan. Each Multi-Currency Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Multi-Currency Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

         (e) Whenever, at any time after the Swing Line Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Refunded Swing Line Loan pursuant to clause (d) above, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Multi-Currency Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Multi-Currency Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         (f) Notwithstanding the foregoing, no Multi-Currency Lender shall be required to make such a Revolving Credit Loan to the Company for the purpose of refunding a Swing Line Loan pursuant to clause (c) above or to purchase a participating interest in a Swing Line Loan pursuant to clause (d) above if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Multi-Currency Lender specifying that such Multi-Currency Lender believes in good faith that a Default or Event of Default has occurred and is continuing, describing the nature of such Default or Event of Default and stating that, as a result thereof, such Multi-Currency Lender shall cease to make such Revolving Credit Loans or purchase such participating interests, as the case may be; provided that the obligation of such Multi-Currency Lender to make such Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Multi-Currency Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Default or Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Default or Event of Default was not continuing at the time that the Swing Line Lender received such notice, such Multi-Currency Lender shall be obligated to make its Revolving Credit Loan or purchase its participating interest in such Swing Line Loan promptly upon discovery that its good faith belief was erroneous).

         4.2. Participations. Each Multi-Currency Lender's obligation to purchase participating interests pursuant to paragraph (d) of subsection 4.1 shall (except to the extent expressly set forth in subsection 4.1(f)) be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever;
(b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person;
(d) any breach of this Agreement by the Company or any other Multi-Currency Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         4.3. Use of Proceeds of Swing Line Loans. The proceeds of the Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.



SECTION 5.          AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

         5.1. Letter of Credit Facility. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance upon the representations and warranties contained herein and in the other Credit Documents and upon the agreements of the other Multi-Currency Lenders set forth in subsections 5.3(a) and (b), agrees to issue under the Aggregate Multi-Currency Commitment any letter of credit (each, a "Letter of Credit") requested to be issued by it and so issued by it for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue such Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $50,000,000 (as such amount may be reduced pursuant to subsection 7.4(f)) or (ii) the Available Multi-Currency Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be either (x) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, which are of a type for which Revolving Credit Loans (if the obligations were then due and payable) would be available (a "Standby Letter of Credit"), or (y) a documentary letter of credit in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and (iii) expire no later than one year from the date of issue; provided that the Undrawn L/C Obligations in respect of each Letter of Credit which expires after the last day of the Commitment Period shall be Fully Secured from and after such day.

         (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder to the extent that such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         5.2. Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Administrative Agent designate an Issuing Lender with respect to any Letter of Credit which the Company seeks to have issued. In the event that the Administrative Agent is able to designate an Issuing Lender with respect to such Letter of Credit, the Company shall request that such Issuing Lender issue a Letter of Credit by delivering to such Issuing

Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender reasonably may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Company. Such Issuing Lender shall (i) in the case of each Standby Letter of Credit, notify each L/C Participant and the Administrative Agent promptly following the request for and following the issuance of the Standby Letter of Credit and furnish a copy of such Standby Letter of Credit to the Company and to the Administrative Agent promptly following the issuance thereof and (ii) in the case of Commercial Letters of Credit, provide to each L/C Participant and the Administrative Agent, promptly following the end of each calendar month during which it has issued Commercial Letters of Credit, a monthly activity report of the Commercial Letters of Credit issued by it during such month.

         5.3. L/C Participations. (a) The Issuing Lender with respect to each Letter of Credit irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase, and hereby accepts and purchases, from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Multi-Currency Commitment Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Multi-Currency Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to subsection 5.3(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 5.3(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C

Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection 5.3(b) shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.3(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender promptly will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         (d) Notwithstanding anything to the contrary contained in this subsection 5.3, the failure of any L/C Participant to make any payment due by it under this subsection 5.3 in a timely manner shall not relieve any other L/C Participant of its obligation hereunder to make its own payment in a timely manner, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make any payment pursuant to this subsection 5.3 owing by such other L/C Participant on any date.

         5.4. Reimbursement Obligation of the Company. The Company agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Company of the date and amount of a draft presented under any Letter of Credit issued and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection 5.4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

         5.5. Obligations Absolute. The Company's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the relevant Issuing Lender, any beneficiary of Letter of Credit, any Lender or any other Person. The Company also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Company's L/C Reimbursement Obligations under subsection 5.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of such Issuing Lender to the Company.

         5.6. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender in respect of such Letter of Credit shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         5.7. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 5, the provisions of this Section 5 shall apply.

         5.8. Cash Collateral for Letters of Credit. (a) If the Lenders holding the majority of the Aggregate Multi-Currency Commitment shall so request at any time and from time to time when an Event of Default has occurred and is continuing or (ii) at any time and from time to time when the Required Lenders so request, the Company shall promptly deposit in a cash collateral account opened by and maintained with the Administrative Agent the amount equal to the sum of the aggregate amount of all Undrawn L/C Obligations (the "Deposit Requirement"). The Company further agrees that, from and after any such request for cash collateralization, the Company will deposit from time to time into such cash collateral account any such additional amounts as shall be necessary to cause the amount on deposit therein to be not less than the amount of the Deposit Requirement then in effect.

         (b) The Company hereby grants to the Administrative Agent, for the ratable benefit of the Multi-Currency Lenders, as collateral security for the payment in full of all Payment Obligations of the Company on account of the Letters of Credit, a security interest in all amounts from time to time held in the cash collateral account maintained pursuant to paragraph (a) above. At the time of the deposit of any amounts into the cash collateral account described in subsection 5.8(a) above, the Company may grant (i) a first priority Lien on such account and any cash deposits therein in favor of the Administrative Agent (as defined in the Collateral Agency Agreement) for the benefit of the holders of the Bank Obligations and (ii) a second priority Lien on such account and any cash deposits therein in favor of the Note Collateral Agent for the benefit of the holders of the Indenture Obligations (as each such term is defined in the Collateral Agency Agreement). The Administrative Agent and the Lenders shall take such actions or execute or amend such documents as the Company may reasonably request (at the sole expense of the Company) to perfect or otherwise give effect to any grant of any Lien described in the preceding sentence. Amounts held in such cash collateral account shall at all times be under the sole dominion and control of the Administrative Agent and the Administrative Agent shall at all

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                                                                              48

times have the exclusive right of withdrawal with respect thereto; provided that the Administrative Agent hereby agrees that it shall withdraw amounts from such cash collateral account only in accordance with the provisions of clauses (c) and (d) below.

         (c) Following the occurrence and during the continuance of any Event of Default, the Administrative Agent may apply amounts held in the cash collateral account maintained pursuant to paragraph (a) above to the payment of the Payment Obligations on account of the Letters of Credit in such order as the Administrative Agent shall elect, with any amounts remaining on deposit therein after giving effect to such application on account of the Letters of Credit to be applied pursuant to the terms of the documents evidencing the security interests granted by the Company in such cash collateral account and any deposits therein as contemplated by this Section 5.8.

         (d) Without diminishing the sole dominion and control of the Administrative Agent over amounts from time to time on deposit in the cash collateral account maintained pursuant to paragraphs (a) and (b) above, the Administrative Agent shall from time to time (upon the request of the Company) promptly return to the Company any amounts on deposit in such cash collateral account which are in excess of the amount of the Deposit Requirement then in effect and, prior to such return to the Company, the Administrative Agent shall not have any Lien on or security interest in any such excess amounts.

         5.9. Existing Letters of Credit. Notwithstanding anything to the contrary contained in this Agreement or any Security Document, each of the letters of credit described on Schedule IX as a "Letter of Credit" shall, from and after the Closing Date, be deemed to have been issued pursuant to subsection 5.1(a) of this Agreement, with the Multi-Currency Lender set forth in said
Schedule IX as the issuing bank for each such existing letter of credit being deemed to be the Issuing Lender in respect of such Letter of Credit hereunder and with each other Multi-Currency Lender being deemed to be an L/C Participant with respect to such Letter of Credit for purposes of this Agreement and the Security Documents. The Company shall pay to the Administrative Agent, for the accounts of the relevant Issuing Lender and L/C Participants, the fees and commissions described in subsection 7.7 with respect to each such Letter of Credit.



SECTION 6.             AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY

         6.1. Local Loan Commitments. Subject to the terms and conditions of this Agreement, each Local Fronting Lender severally agrees to make loans (and, to the extent provided in subsection 6.9, to create Acceptances) under the Aggregate Multi-Currency Commitment in Dollars and in the Denomination Currency set forth opposite its name on Schedule III to the Company and to the Local Borrowing Subsidiary for such Denomination Currency from time to time during the Commitment Period (individually, a "Local Loan"; collectively, the "Local Loans"); provided that, after giving effect to the making and the use of proceeds thereof, the aggregate amount of the Local Outstandings of such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect. The Local Loans made by each Local Fronting Lender generally shall be made by such Local Fronting Lender from a lending office which is located within the jurisdiction of its respective Denomination Currency;

provided that, in the event that the Company or the relevant Local Borrowing Subsidiary so requests and the relevant Local Fronting Lender (in its sole discretion) so agrees, any Local Loans to be made by such Local Fronting Lender may be made from a lending office of such Local Fronting Lender which is not located in the jurisdiction of its Denomination Currency. During the Commitment Period, the Local Borrowers may use the Aggregate Multi-Currency Commitment by borrowing Local Loans and Acceptances, repaying the Local Loans and Acceptances in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

         6.2. Obligations of Local Borrowers. (a) Each Local Borrower hereby agrees that each Local Loan made by each Local Fronting Lender to such Local Borrower pursuant hereto shall constitute the promise and obligation of such Local Borrower to pay to such Local Fronting Lender, at the office of such Local Fronting Lender listed on Schedule III hereto (or, if such Local Fronting Lender has notified such Local Borrower that a Local Loan was funded by a different lending office of such Local Fronting Lender, the lending office from which such Local Loan was funded), in lawful money of the Denomination Currency (or, with respect to Local Loans which are Dollar Loans, in Dollars) and in immediately available funds the aggregate unpaid principal amount of all Local Loans made by such Local Fronting Lender pursuant to subsection 6.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date. Notwithstanding anything to the contrary contained herein, no Local Borrowing Subsidiary shall be obligated under any Credit Document to pay any amounts owing by or on account of the Company or any other Local Borrowing Subsidiary pursuant to this Agreement or any other Credit Document.

         (b) Each Local Borrower hereby agrees that each Local Fronting Lender is authorized to record (i) the date, amount and currency of each Local Loan made by such Local Fronting Lender to such Local Borrower pursuant to subsection 6.1, (ii) the date of each interest rate conversion pursuant to subsection 7.8 which is applicable to such Local Loan and the principal amount subject thereto,
(iii) the date and amount of each payment or prepayment of principal of each Local Loan made by such Local Borrower to such Local Fronting Lender and (iv) in the case of each Local Loan which bears interest at a rate based upon the relevant Eurocurrency Rate or Eurodollar Rate or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Loan Rate, the interest rate and Interest Period, in the books and records of such Local Fronting Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Local Fronting Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording or any error in such recording shall not in any way affect the Payment Obligations of the relevant Local Borrower hereunder.

         6.3. Procedure for Borrowing Local Loans. Each Local Borrower may request a borrowing of Local Loans under the Aggregate Multi-Currency Commitment in Dollars or in the relevant Denomination Currency from the applicable Local Fronting Lender during the Commitment Period on any Working Day, if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans, or on any Business Day, if the Local Loans to be borrowed are Alternate Base Rate Loans or Local Rate Loans, by giving irrevocable notice to the relevant

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                                                                              50

Local Fronting Lender (with a copy to the Administrative Agent), specifying (i) the aggregate principal amount of the relevant currency to be borrowed, (ii) the requested borrowing date, (iii) whether the Local Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans (in the case of Dollar Loans) or Eurocurrency Loans or Local Rate Loans (in the case of other Local Loans) or (in either case) a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Rate Loans, the length of the Interest Period or Interest Periods applicable thereto; provided that any Local Loans to be made to the Company or a Local Borrowing Subsidiary on the Closing Date shall be made as Local Rate Loans. Any such notice of borrowing must be received by the relevant Local Fronting Lender prior to 11:00 A.M., local time, three Working Days prior to the requested borrowing date (or such shorter period prior thereto as such Local Fronting Lender may agree) in the case of Eurodollar Loans or Eurocurrency Loans, and on the requested borrowing date, in the case of Alternate Base Rate or Local Rate Loans (with the presentation by any third party of any check or draft drawn on the account of the relevant Local Borrower or any other borrowing by way of overdraft being deemed to constitute a notice of borrowing of Local Rate Loans in the amount of such check, draft or other borrowing, to the extent that insufficient funds are then available for the payment thereof in the account of such Local Borrower with the relevant Local Fronting Lender); provided, however, that the Administrative Agent may, at any time and from time to time in its sole discretion, suspend the right of the Local Borrowers with respect to any one or more Denomination Currencies to borrow Alternate Base Rate Loans or Local Rate Loans on the basis of same-day notice by providing written notice of such suspension to the Company and the affected Local Borrowing Subsidiaries (with a copy to the relevant Local Fronting Lender) not less than two Business Days prior to the effectiveness thereof (or, during such time as any Default or Event of Default has occurred and is continuing, on the date of such effectiveness), in which event any such notice of borrowing (other than any notice of borrowing deemed to be made on account of a check, draft or other customary means of borrowing by way of overdraft drawn by such Local Borrower prior to the date of such notice of suspension) of Alternate Base Rate Loans or Local Rate Loans must (until such notice of suspension has been revoked by the Administrative Agent) be received by the Local Fronting Lender prior to 11:00 A.M., local time, one Business Day prior to the requested borrowing date. In the event that the relevant Local Fronting Lender determines on the requested borrowing date that the making of such requested Local Loan will not cause the Local Outstandings of such Local Fronting Lender to exceed the amount equal to its Currency Sublimit then in effect (in each case, as has been notified to such Local Fronting Lender by the Administrative Agent pursuant to subsection 6.8(b)), such Local Fronting Lender will make the requested Local Loan available to the relevant Local Borrower, at the principal lending office of such Local Fronting Lender in the relevant jurisdiction, by 1:00 P.M., local time, on the requested borrowing date, in funds immediately available to such Local Borrower. Promptly following the making of each such Local Loan, such Local Fronting Lender shall provide notice to the Administrative Agent of the amount thereof. The minimum amount of each borrowing of Local Loans shall, subject to subsection 7.8(g), be in an aggregate principal amount (not to exceed the relevant Currency Sublimit) to be mutually agreed upon by the relevant Local Fronting Lender and the relevant Local Borrower. Notwithstanding anything to the contrary contained in this subsection 6.3, no Local Fronting Lender shall be obligated hereunder to advance any Local Loan by way of an overdraft, but rather shall provide overdrafts only if it elects (in its sole discretion) to do so. Notwithstanding the foregoing, any Local Loans (as defined in the Existing Agreement) which are outstanding on the Closing Date from a Local Fronting Lender hereunder shall be deemed to be "Local Loans" (as defined herein) which are outstanding hereunder.

         6.4. Currency Conversion and Contingent Funding Agreement. (a) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share of such Local Loans and Acceptances made by such Local Fronting Lenders as the Administrative Agent may at any time request; provided that:

         (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the Company and the relevant Local Borrowing Subsidiary three Business Days' prior notice thereof;

         (ii) the Administrative Agent hereby agrees that it promptly will request that the Multi-Currency Lenders purchase such participating interest in all Local Loans and Acceptances made by any Local Fronting Lender which provides to the Administrative Agent a written certification that an Event of Default described in Section 12(a) is continuing with respect to the Local Loans or Acceptances made by such Local Fronting Lender and requesting that such request be made by the Administrative Agent; and

         (iii) in the event that any of the events specified in clauses (i),
   (ii) or (iii) of Section 12(l) shall have occurred with respect to any Local Borrower, each Multi-Currency Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local Loans and Acceptances made to such Local Borrower.

Any such request by the Administrative Agent shall be made in writing to each Multi-Currency Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Administrative Agent anticipates being able to obtain the relevant Denomination Currency, with any excess payment being refunded to the Multi-Currency Lenders and any deficiency remaining payable by the Multi-Currency Lenders) required from such Multi-Currency Lender in order to effect the purchase by such Multi-Currency Lender of a participating interest in the amount equal to its Multi-Currency Commitment Percentage times the aggregate then outstanding principal amount (in the Denomination Currency) of the relevant Local Loans and Acceptances (together with accrued interest thereon and other amounts owing in connection therewith) in such Denomination Currency. Promptly upon receipt of such request, each Multi-Currency Lender shall deliver to the Administrative Agent (in immediately available funds) the amount so specified by the Administrative Agent. The Administrative Agent shall convert such amounts into the relevant Denomination Currency and shall promptly deliver the proceeds of such conversion to the relevant Local Fronting Lender in immediately available funds. Promptly following receipt thereof, such Local Fronting Lender will deliver to each Multi-Currency Lender (through the Administrative Agent) a Local Loan Participation Certificate dated the date of receipt of such funds and in such amount. From and after such purchase, (i) the outstanding Local Loans and Acceptances in which the Multi-Currency Lenders have purchased such

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                                                                              52

participations shall be deemed to have been converted into Alternate Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of subsection 7.12, a prepayment of such Local Loans and Acceptances before the last day of the Interest Period with respect thereto), (ii) any further Local Loans to be made to such Borrower shall be made in Dollars, with each Multi-Currency Lender purchasing a participating interest therein in the manner described in the foregoing provisions of this subsection 6.4(a) immediately upon the making thereof in the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage thereof (with the Administrative Agent hereby agreeing to provide prompt notice to each such Multi-Currency Lender of its receipt from the relevant Local Fronting Lender of a notice of borrowing and of making the relevant Local Loan), (iii) no further Acceptances shall be created for the account of such Borrower, (iv) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local Loans and Acceptances (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Local Loan or Acceptance, as the case may be, had originally been made in Dollars and shall (other than with respect to the portion of the Applicable Margin which, pursuant to subsection 7.6, is expressly stated to be paid for the account of the Local Fronting Lender) be distributed by the relevant Local Fronting Lender to the Administrative Agent, for the accounts of the Multi-Currency Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this subsection 6.4, the failure of any Multi-Currency Lender to purchase its participating interest in any Local Loan or Acceptance shall not relieve any other Multi-Currency Lender of its obligation hereunder to purchase its participating interest in a timely manner, but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to purchase the participating interest to be purchased by such other Multi-Currency Lender on any date.

         (b) If any amount required to be paid by any Multi-Currency Lender pursuant to subsection 6.4(a) is paid to the Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), such Multi-Currency Lender shall pay to the Administrative Agent on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Multi-Currency Lender pursuant to subsection 6.4(a) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), the Administrative Agent shall be entitled to recover from such Multi-Currency Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Multi-Currency Lender with respect to any amounts owing under this subsection 6.4(b) shall be conclusive in the absence of manifest error. Amounts payable by any Multi-Currency Lender

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                                                                              53

pursuant to this subsection 6.4(b) shall be paid to the Administrative Agent, for the account of the relevant Local Fronting Lender; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Multi-Currency Lender the amounts owing to such Local Fronting Lender, then the amounts shall be paid to the Administrative Agent, for its own account.

         (c) Whenever, at any time after the relevant Local Fronting Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Local Loan or Acceptance pursuant to clause (b) above, the Local Fronting Lender receives any payment on account thereof, such Local Fronting Lender will distribute to the Administrative Agent, for the account of such Multi-Currency Lender, such Multi-Currency Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding) in like funds as received; provided, however, that in the event that such payment received by such Local Fronting Lender is required to be returned, such Multi-Currency Lender will return to such Local Fronting Lender any portion thereof previously distributed by such Local Fronting Lender to such Multi-Currency Lender in like funds as such payment is required to be returned by such Local Fronting Lender.

         (d) Each Multi-Currency Lender's obligation to purchase participating interests pursuant to clause (a) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the relevant Local Fronting Lender, the relevant Local Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the relevant Local Borrower or any other Person; (d) any breach of this Agreement by the relevant Local Borrower, any other Local Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Multi-Currency Lender shall be obligated to purchase participating interests in any Local Loans made by a Local Fronting Lender to the extent that such Local Loans (at the time when made) caused the amount of Local Loans outstanding from such Local Fronting Lender to be in excess of the Currency Sublimit then in effect with respect to such Local Fronting Lender.

         6.5. Designation of Additional Denomination Currencies. (a) The Company may from time to time request that any one or more additional freely available currencies which are freely transferable and freely convertible into Dollars be designated as "Denomination Currencies" hereunder by providing written notice to the Administrative Agent specifying (i) the relevant Local Borrowing Subsidiary for such currency (which need not be an existing Local Borrowing Subsidiary),
(ii) the requested amount of the Currency Sublimit for such Denomination Currency and (iii) specifying the Multi-Currency Lender who has agreed to serve as Local Fronting Lender with respect thereto and the Maximum Sublimit to be inserted in Schedule III for such Local Fronting Lender; provided that in no event shall the sum of all Currency Sublimits (after giving effect to the requested designation of an additional Denomination Currency and any concurrent re-allocation of the Currency Sublimits pursuant to subsection 6.6) exceed the Aggregate Multi-Currency Commitment then in effect. The

Administrative Agent shall promptly forward to each Multi-Currency Lender a copy of any such notice. Within ten Business Days following the receipt of such notice, each Multi-Currency Lender shall notify the Administrative Agent in writing whether such designation is acceptable to such Multi-Currency Lender (in its sole discretion) and the Administrative Agent promptly shall notify the Company thereof.

         (b) In the event that such designation is acceptable to the Lenders holding the majority of the Aggregate Multi-Currency Commitment, the Company shall cause the requested Local Borrowing Subsidiary to deliver to the Administrative Agent (i) a Local Borrowing Subsidiary Joinder Agreement, (ii) such of the Security Documents contemplated by subsections 10.10, 10.11 and
10.12 and/or such other documents, instruments, agreements and legal opinions as the Agents reasonably may request (including, in any event, an opinion of local counsel in the relevant jurisdiction to the effect that no Multi-Currency Lender, other than the relevant Local Fronting Lender, shall be deemed to be doing business in the relevant jurisdiction, or otherwise shall be subject to regulation or taxation therein, solely as a result of the agreements set forth herein; with such legal opinions to be in form and substance reasonably acceptable to the Multi-Currency Lenders holding at least a majority of the Aggregate Multi-Currency Commitment (other than any Non-Funding Lenders)) and
(iii) a Local Fronting Lender Joinder Agreement from the Multi-Currency Lender who has agreed to serve as Local Fronting Lender.

         (c) From and after the date upon which the Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Agents) described in subsection 6.5(b), Schedule III hereto shall be deemed to be amended to reflect (i) the designation of such currency as a Denomination Currency, (ii) the aggregate amount of the Currency Sublimit and Maximum Sublimit with respect thereto, (iii) the name and applicable local lending office of the relevant Local Fronting Lender with respect thereto and
(iv) the name of the relevant Local Borrowing Subsidiary.

         (d) With respect to any Denomination Currency set forth on Schedule III, the Company may designate an additional or different Local Borrowing Subsidiary with respect thereto with the approval of the Lenders holding the majority of the Aggregate Multi-Currency Commitment and the relevant Local Fronting Lender, which designation shall take effect from and after the date upon which the Administrative Agent has received the documents described in subsections 6.5(b)(i) and (ii) with respect to such designated Local Borrowing Subsidiary and from and after such date Schedule III shall be deemed to be amended to reflect the name of the Local Borrowing Subsidiary so designated.

         (e) The Administrative Agent shall give prompt notice to the Multi-Currency Lenders of the effectiveness of any such designation and shall deliver to each Multi-Currency Lender and the Company a revised version of
Schedule III which reflects any such amendment.

         6.6. Re-Allocation of Currency Sublimits. (a) The Company (on its own behalf and as agent of the Local Borrowing Subsidiaries) may from time to time (but, unless the Administrative Agent shall otherwise agree, not more frequently than one time per calendar month) request that the amount of any one or more Currency Sublimits be increased and/or the amount of any one or more Currency Sublimits be decreased by delivering a written request for such re-allocation to the Administrative Agent. Each such request shall specify the amount (in

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                                                                              55

Dollars) of the increase or decrease, as the case may be, applicable to each affected Currency Sublimit. The Administrative Agent shall deliver to each affected Local Fronting Lender a copy of such request promptly following receipt thereof.

         (b) Unless the revised Currency Sublimit of any Local Fronting Lender will, after giving effect to the requested re-allocation of Currency Sublimits, be in excess of the Maximum Sublimit then in effect for such Local Fronting Lender, then the Currency Sublimits shall be deemed to be so re-allocated and
Schedule III shall be deemed to be amended to reflect such re-allocation; provided that (i) no Local Fronting Lender shall be required to lend more than its Currency Sublimit (as in effect prior to the effectiveness of such re-allocation) until such Local Fronting Lender has received notice from the Administrative Agent of the effectiveness of such re-allocation (which notice the Administrative Agent agrees to deliver promptly upon such effectiveness) and
(ii) after giving effect to such re-allocation, the Aggregate Outstanding Multi-Currency Extensions of Credit will not exceed the Aggregate Multi-Currency Commitment then in effect. Promptly following the effectiveness of such re-allocation, the Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment.

         (c) In the event that the revised Currency Sublimit of any Local Fronting Lender will (after giving effect to the requested re-allocation of Currency Sublimits) be in excess of the Maximum Sublimit specified for such Local Fronting Lender on Schedule III, then such Local Fronting Lender and the Administrative Agent shall have ten Business Days to determine whether (in their sole discretion) to approve such increase. In the event that such Local Fronting Lender and the Administrative Agent approve such increase (which approval shall be delivered in writing to the Company and, in the case of the approval of such Local Fronting Lender, to the Administrative Agent) then the Currency Sublimit and the Maximum Sublimit of such Local Fronting Lender shall be re-allocated to such higher amounts requested for such Local Fronting Lender in the request delivered to the Administrative Agent pursuant to subsection 6.6(a). In the event that such Local Fronting Lender and the Administrative Agent do not approve such increase in accordance with the foregoing terms of this subsection 6.6(c), then the Currency Sublimit of such Local Fronting Lender shall be increased only to its existing Maximum Sublimit on the date upon which either such Local Fronting Lender or the Administrative Agent notifies the Company that such increase has not been approved (or, if no such notice is given, at the end of such ten day approval period). Promptly following the effectiveness of any such re-allocation, the Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment. The Company or the relevant Local Borrowing Subsidiary shall pay any stamp, recording or other similar tax payable under the laws of the local jurisdiction which is required as a result of any such increase in the Maximum Sublimit of its relevant Local Fronting Lender.

         (d) In connection with any re-allocation made in accordance with this subsection 6.6, the Company may designate that the Currency Sublimit applicable to any Local Fronting Lender is to be reduced to zero and that the relevant Local Borrowing Subsidiary is to cease to be a "Local Borrowing Subsidiary" hereunder. From and after any such designation, such Local Borrowing Subsidiary shall cease to be a Borrower hereunder, such Local Fronting Lender shall cease to be the "Local Fronting Lender" for the relevant Denomination Currency and (except to

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                                                                              56

the extent that the provisions of subsection 6.5 subsequently are complied with) no further Local Loans or Acceptances shall be made to any Borrower in such Denomination Currency.

         (e) Notwithstanding anything to the contrary contained herein, no such re-allocation shall be permitted if, after giving effect thereto, the Aggregate Outstanding Multi-Currency Extensions of Credit will exceed the Aggregate Multi-Currency Commitment then in effect.

         6.7. Resignation or Removal of a Local Fronting Lender. (a) In the event that the Multi-Currency Commitment of a Local Fronting Lender shall at any time terminate (otherwise than on termination of the Aggregate Commitment) or a Local Fronting Lender shall assign all of its Multi-Currency Commitment in accordance with the provisions of subsection 14.7(c) or a Local Fronting Lender shall otherwise so elect, such Local Fronting Lender shall resign as Local Fronting Lender by giving written notice of its resignation to the Company, the relevant Local Borrowing Subsidiary and the Administrative Agent, with such resignation becoming effective on the date which is the earlier of (i) the date upon which a Multi-Currency Lender reasonably acceptable to the Administrative Agent and the Company (on its own behalf and as agent for the relevant Local Borrowing Subsidiary) is designated as a substitute Local Fronting Lender in accordance with the provisions of subsection 6.7(c) and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary otherwise agree; provided that such effective date shall in no event be later than the date which is 30 days following the date upon which such written notice is delivered to the Company. Any Local Loans and Acceptances made by such Local Fronting Lender which are outstanding on such termination date shall be due and payable on such termination date.

         (b) The Company (on its own behalf and as agent for the relevant Local Borrowing Subsidiary) at any time may request that any Local Fronting Lender cease to be designated as such by giving written notice of such request to the Administrative Agent (which notice the Administrative Agent promptly shall deliver to such Local Fronting Lender and to each Multi-Currency Lender). Immediately upon receipt of such request, such Local Fronting Lender shall cease to make any additional Local Loans and cease to create any additional Acceptances, and all Local Loans and Acceptances then maintained by such Local Fronting Lender shall be due and payable on the date requested by the Company (which date shall be not earlier than (i) the earlier of (A) 30 days following delivery of such notice, in the case of Alternate Base Rate Loans, Local Rate Loans and Acceptances and (B) the last day of the Interest Period then in effect with respect thereto, in the case of Eurocurrency Loans or Eurodollar Loans, as the case may be, and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary otherwise agree). From and after the date upon which all such Local Loans and Acceptances are repaid (together with accrued interest and other amounts owing to such Local Fronting Lender on account thereof), such Local Fronting Lender shall cease to be a "Local Fronting Lender" with respect to such Denomination Currency.

(c) In the event that the Local Fronting Lender with respect to any Denomination Currency shall cease to serve as such pursuant to subsection 6.7(a) or (b), the Company (on its own behalf and as agent of the relevant Local Borrowing Subsidiary) may designate another Multi-Currency Lender reasonably acceptable to the Administrative Agent to serve as "Local

Fronting Lender" with respect to such Denomination Currency; provided that no Multi-Currency Lender shall be so designated without its agreement (in its sole discretion) to serve as the "Local Fronting Lender" with respect to such Denomination Currency hereunder. Upon any such designation and the receipt by the Administrative Agent of a Local Fronting Lender Joinder Agreement, duly executed and delivered by such designated Local Fronting Lender, such Multi-Currency Lender shall be deemed to be the "Local Fronting Lender" with respect to such Denomination Currency for all purposes under this Agreement and the other Credit Documents.

         (d) During any period when no substitute Local Fronting Lender has been duly appointed in accordance with the terms of subsection 6.7(c), the right of the Borrowers to borrow in such Denomination Currency shall be suspended.

         6.8. Reports. (a) Each Local Fronting Lender shall deliver to the Administrative Agent on the first Business Day of each calendar week and on the first Business Day of each calendar month (and at any time and from time to time when the Administrative Agent may so request) a statement, substantially in the form of Exhibit S-1, showing (i) the aggregate principal amount of Local Loans in the relevant Denomination Currency outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (ii) the aggregate principal amount of Local Loans in Dollars outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (iii) the aggregate undiscounted face amount of Acceptances outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof) and (iv) such other matters as are contained therein. The Administrative Agent hereby agrees to deliver a copy of each such statement to the Company promptly following its receipt thereof and of any such statement to any Multi-Currency Lender promptly upon its request therefor.

         (b) Promptly following any change in the Currency Sublimit in effect for any Local Fronting Lender, the Administrative Agent shall deliver to such Local Fronting Lender a statement indicating the new Currency Sublimit in effect for such Local Fronting Lender.

         6.9. Bankers' Acceptances. (a) Notwithstanding anything to the contrary contained herein, any Local Fronting Lender may agree (in its sole discretion from time to time) to create bankers' acceptances under its Currency Sublimit by way of the acceptance and discount of Drafts (the "Acceptances") pursuant to this subsection 6.9; provided that no Local Fronting Lender shall have any obligation to create and/or discount Acceptances, regardless of any prior practice of doing so for the account of such Local Borrowing Subsidiary. Any Acceptances created pursuant to this subsection 6.9 shall be denominated in the Denomination Currency for the relevant Local Fronting Lender (and not in Dollars), and shall be for such tenor and in such amount as may be mutually agreed upon by the relevant Local Fronting Lender and Local Borrowing Subsidiary; provided that in no event shall any Acceptance mature after the date which is 30 days prior to the Termination Date.

         (b) Unless the relevant Local Borrowing Subsidiary and Local Fronting Lender otherwise agree, the relevant Local Borrowing Subsidiary shall give to the relevant Local Fronting Lender not less than two Business Days' prior written notice of its intent to borrow by way of Acceptances from any Local Fronting Lender which has agreed to accept and discount

Drafts for the account of such Local Borrowing Subsidiary, which notice shall be accompanied by (i) a Draft which has been completed, executed and delivered by a duly authorized officer of such Local Borrowing Subsidiary and (ii) such other documents, instruments and certificates as such Local Fronting Lender reasonably may request; provided that, after giving effect to the creation of such Acceptance, the Local Outstandings owing to such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect. On the requested borrowing date, the relevant Local Fronting Lender will accept such Draft and discount such accepted Draft in accordance with the provisions of subsection 6.9(c).

         (c) Any Local Fronting Lender may, in its sole discretion, elect to discount Drafts of the relevant Local Borrowing Subsidiary on the date upon which such Local Fronting Lender accepts such Drafts by discounting such Draft at the rate per annum equal to the Local Rate (which may be a different rate than the Local Rate then payable on account of Local Loans in such Denomination Currency) then in effect plus the Applicable Margin then in effect for Local Rate Loans; provided that, unless the relevant Local Fronting Lender and Local Borrowing Subsidiary otherwise agree, such discount shall be calculated by, first, discounting the aggregate face amount of such Draft at the rate per annum equal to the Local Rate then in effect and, second, discounting the result thereof at the rate per annum equal to the Applicable Margin then in effect for Local Rate Loans. Promptly following such discounting (and, in any event, on the date thereof), such Local Fronting Lender shall make available to such Local Borrowing Subsidiary the amount equal to the discounted face amount of such Draft in the manner in which such Local Fronting Lender makes available Local Loans pursuant to subsection 6.3.

         (d) Each Local Borrowing Subsidiary hereby unconditionally agrees to pay to the relevant Local Fronting Lender the aggregate, undiscounted face amount of each Draft accepted by such Local Fronting Lender hereunder on the maturity date thereof (or on such earlier date upon which the obligations of such Local Borrowing Subsidiary under this Agreement shall become or shall have been declared due and payable pursuant to the terms and conditions of this Agreement). Interest shall accrue on any amount owing pursuant to this subsection 6.9(d) which is not paid when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on any overdue Local Rate Loans and shall be payable by such Local Borrowing Subsidiary upon demand by such Local Fronting Lender.

         (e) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase undivided participating interests in the Acceptances created by each Local Fronting Lender in accordance with the provisions of subsection 6.4.

         (f) Notwithstanding anything to the contrary contained herein, the indefeasible prepayment by the relevant Local Borrowing Subsidiary to the relevant Local Fronting Lender of all or a portion of any outstanding Acceptance shall be deemed to constitute a prepayment of such portion of such Acceptance for all purposes hereunder, regardless of whether the relevant Local Fronting Lender has distributed such amount to the holder of the underlying Draft.

         6.10. Use of Proceeds of Local Loans and Acceptances. The proceeds of the Local Loans and Acceptances hereunder shall be used by the relevant Borrower for the purpose of refinancing certain outstanding Indebtedness of such Borrower and its Subsidiaries under the Existing Agreement and for general corporate purposes of such Borrower and its Subsidiaries.

6.11. Existing Local Loans and Acceptances. Each Local Fronting Lender party hereto which also is a Local Fronting Lender under (and as defined in) the Existing Agreement hereby acknowledges that the identity of the Lenders who have agreed to purchase participating interests in any Local Loans and Acceptances made by such Local Fronting Lender under the Existing Agreement which are outstanding on the Closing Date (and the ratable interest of such Lenders in such Local Loans) will be modified on the Closing Date. Each Local Fronting Lender hereby acknowledges and agrees that, from and after the Closing Date, it shall be entitled to seek the purchase of participating interests pursuant to subsection 6.4 only from the Multi-Currency Lenders hereunder and only in accordance with their respective Commitment Percentages of the Aggregate Multi-Currency Commitment, with any Lender who has agreed to purchase a participating interest in such Local Loans and Acceptances pursuant to the Existing Agreement being hereby released from such obligation to the extent that it does not hold a Multi-Currency Commitment hereunder.



SECTION 7.             PROVISIONS RELATING TO CERTAIN EXTENSIONS OF
                            CREDIT; FEES AND PAYMENT

         7.1. Voluntary Termination or Reduction of Aggregate Commitment. The Company (on its own behalf and as agent for the Local Borrowing Subsidiaries) shall have the right at any time, upon not less than five Business Days' notice to the Administrative Agent, to terminate or, from time to time, permanently reduce any Commitment, subject to the provisions of subsections 7.8(g) and 7.12, with any such voluntary reduction (a) being in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) reducing permanently the amount of such Commitment then in effect.

         7.2. Optional Prepayments. (a) The Company may, subject to subsection 7.12, at any time and from time to time, prepay any Term Loans, Revolving Credit Loans and Swing Line Loans borrowed by it which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the Administrative Agent, in the case of Eurodollar Loans or Eurocurrency Loans and one Business Day's irrevocable notice to the Administrative Agent, in the case of Alternate Base Rate Loans, specifying (i) the date and amount of such prepayment, (ii) the principal amount to be prepaid,
(iii) whether the prepayment is of Term Loans, Revolving Credit Loans or Swing Line Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each and (iii) whether the prepayment is of Eurodollar Loans, Eurocurrency Loans or Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans and Eurocurrency Loans, each Tranche thereof). Upon receipt of any such notice, the Administrative Agent will promptly notify each affected Lender thereof. If any such notice is given, the Company will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment pursuant to this subsection 7.2 shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of Swing Line Loans, $500,000 or a whole multiple of $100,000 in excess thereof) and shall comply with subsection 7.8(g). Any such optional prepayments of the Term Loans shall be applied to the remaining installments thereof in inverse order of their scheduled maturities (to be applied first to the payment due under subsection 2.4(b)).

         (b) The Company and each Local Borrowing Subsidiary may, subject to subsection 7.12, at any time and from time to time, prepay any Local Loans borrowed by it or Acceptances created for its account which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the relevant Local Fronting Lender (with a copy to the Administrative Agent), in the case of Eurodollar Loans or Eurocurrency Loans, and two Business Days' irrevocable notice to such Local Fronting Lender, in the case of Alternate Base Rate Loans, Local Rate Loans or Acceptances, specifying (i) the date and amount of such prepayment, (ii) whether the amounts prepaid are on account of Acceptances or Local Loans (and, if on account of Local Loans, whether such Local Loans to be prepaid are denominated in Dollars or in a Denomination Currency, as the case may be) or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each and (iii) whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans (in the case of any prepayment of any such Loans denominated in Dollars) or Eurocurrency Loans or Local Rate Loans (otherwise) or (in either case) a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans, Eurocurrency Loans or, to the extent applicable, Local Rate Loans, each Tranche thereof); provided, however, that Local Loans borrowed by way of overdrafts may be repaid on same-day notice without regard to any minimum amount of repayment required by this subsection 7.2(b), with any deposit of funds (whether by clearance of a check, receipt of a wire transfer or otherwise) in the account of the relevant Local Borrowing Subsidiary maintained by the Local Fronting Lender with respect to such overdrafts being deemed to constitute such notice of prepayment. If any such notice is given, the relevant Local Borrower will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment of the Local Loans pursuant to this subsection 7.2 shall be in such minimum amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower and shall comply with subsection 7.8(g); provided that in no event shall such minimum amount be greater than $500,000 or the Equivalent thereof in the relevant Denomination Currency.

         7.3. Mandatory Prepayments. (a) If, at any time and from time to time, the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment then in effect, the Company and/or the Local Borrowing Subsidiaries shall immediately repay the Revolving Credit Loans, the Swing Line Loans, the Local Loans, the Acceptances and/or the L/C Reimbursement Obligations (and, to the extent necessary, cause the then outstanding Undrawn L/C Obligations to be Fully Secured) in accordance with the provisions of subsection 7.5 by the amount equal to such excess.

         (b) If, at any time and from time to time, the sum of (i) the aggregate outstanding principal amount of Local Loans denominated in Dollars which are owing by the Local Borrowers to a Local Fronting Lender, (ii) the Equivalent in Dollars of 105% of the aggregate outstanding principal amount of Local Loans denominated in the relevant Denomination

Currency which are owing by the Local Borrowers to such Local Fronting Lender and (iii) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount of Acceptances in the relevant Denomination Currency which are owing by the relevant Local Borrowing Subsidiary to such Local Fronting Lender, exceeds the Currency Sublimit for such Local Fronting Lender, such Local Borrowers shall, within three Business Days, repay the Local Loans and Acceptances owing by them to such Local Fronting Lender by the amount equal to such excess.

         (c) The Term Loans owing to each Term Loan Lender shall be repaid to the extent required by subsection 7.5(a); provided that any Term Loan Lender may elect to waive its right to any payment owing to it pursuant to this subsection 7.3(c) and, if any Term Loan Lender so elects, the amounts otherwise payable to such Term Loan Lender shall instead be applied ratably to repay the other Term Loan Lenders.

         (d) On the Termination Date, the Aggregate Commitment shall terminate and the Borrowers shall cause all Payment Obligations to be Fully Satisfied.

         (e) Unless the Required Lenders otherwise agree, so long as no Default or Event of Default shall have occurred and is then continuing, the Company shall promptly (and in any event on the date of receipt by the Company or any Subsidiary of the Company of such Net Proceeds) prepay Multi-Currency Loans by an amount equal to (i) 40% of the amount of Net Proceeds received from the disposition of assets listed in Section 1 of Schedule XV and (ii) 100% of the amount of Net Proceeds received from the disposition of assets listed in Section 2 of Schedule XV, in each case without a corresponding permanent reduction of the Aggregate Commitments. For purposes of greater clarity, if a Default or Event of Default shall have occurred or be continuing on the date of the receipt by the Company or any Subsidiary of the Company of Net Proceeds in connection with a disposition of the assets listed on Schedule XV, the Company shall not be required to prepay Multi-Currency Loans pursuant to this subsection 7.3(e), provided that the Company shall, notwithstanding anything to the contrary herein, comply with subsections 7.3(a), 7.3(c) and 7.4 in respect of such Net Proceeds.

         7.4. Mandatory Commitment Reductions. (a) Unless the Required Lenders otherwise agree, the Aggregate Commitment shall be promptly (and in any event on the date of receipt by the Company or any Subsidiary of the Company of such Net Proceeds) permanently reduced by the amount equal to the amount of Net Proceeds from any Net Proceeds Event (other than a Net Proceeds Event described in clause
(b), (c) or (d) below) which releases any material collateral provided for in any Security Document.

         (b) Unless the Required Lenders otherwise agree, the Aggregate Commitment shall be promptly (and in any event within one Business Day following receipt by the relevant Person of such Net Proceeds) permanently reduced by the amount equal to:

         (i) the aggregate amount of Net Proceeds received from Net Proceeds Events in respect of the incurrence by Revlon, the Company or any of its Subsidiaries of Indebtedness for borrowed money;

         (ii) the amount equal to the portion of the aggregate amount of Net Proceeds (other than the Net Proceeds with respect to Net Proceeds Events constituting Resale

     Transactions or constituting the disposition of assets listed on Schedule
     XV) received by the Company and its Subsidiaries from all Net Proceeds Events in respect of the sale, lease, transfer or other disposition of assets of the Company and its Subsidiaries (including, without limitation, any primary issuance and sale of equity securities) which does not release material collateral provided for in any Security Document; provided, however, that (x) no such reduction of the Aggregate Commitment shall be required pursuant to this subsection 7.4(b)(ii) during any year ending on an anniversary of the date hereof to the extent that the aggregate amount of such Net Proceeds, together with all other Net Proceeds described in this subsection 7.4(b)(ii) received during such year, is less than $10,000,000 or the Equivalent in any other currency thereof and (y) for purposes of this subsection 7.4(b)(ii) only, the term "Net Proceeds" shall not include the Net Proceeds from any Specified Disposition to the extent that the aggregate amount of Net Proceeds from all Specified Dispositions since the date hereof does not exceed $15,000,000, except to the extent that, as a result of such Net Proceeds not being so included, any such Net Proceeds would be required to be used to repurchase any of the Indebtedness issued under the Indentures pursuant to the asset sale covenants contained therein;

         (iii) the amount equal to the aggregate amount of Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Events (other than (i) those otherwise described in this subsection 7.4 and (ii) a Net Proceeds Event constituting a disposition of assets listed on Schedule XV) of the Company and its Subsidiaries; and

         (c) Unless the Required Lenders otherwise agree, so long as no Default or Event of Default shall have occurred and is then continuing, the Aggregate Commitment shall be promptly (and in any event on the date of receipt by the Company or any Subsidiary of the Company of such Net Proceeds) permanently reduced by the amount equal to 60% of the amount of Net Proceeds received from the disposition of the assets listed on Section 1 of Schedule XV;

         (d) Notwithstanding anything to the contrary set forth in this subsection 7.4., so long as no Default or Event of Default shall have occurred and is then continuing, the Aggregate Commitments shall not be reduced by the amount of any Net Proceeds used to prepay the Loans pursuant to subsection 7.3(e) in connection with the disposition of assets listed on Schedule XV; and

         (e) If, any Borrower would incur costs pursuant to subsection 7.12 as a result of any payment due pursuant to subsection 7.3 which result from any commitment reduction required to be made pursuant to this subsection 7.4, such Borrower may deposit the amount of such payment with the Administrative Agent, for the benefit of the relevant Lenders, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made (provided that such deposit does not violate any provision of any Indenture). Each Borrower hereby grants to the Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which such Borrower has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

         (f) Upon the issuance of any letter of credit permitted by subsection 11.2(r) and for so long as it remains outstanding, the Aggregate Multi-Currency Commitment (and the commitment of the Issuing Lenders pursuant to subsection 5.1(a)) shall be reduced (but not, in either case, permanently) by an amount equal to the aggregate amount of such Indebtedness (with such amount, in the case of any such letter of credit denominated in any currency other than Dollars, being deemed to be the Equivalent in Dollars thereof (as calculated on the date of issuance of such letter of credit and on the last day of each calendar month thereafter)).

         7.5. Application of Payments and Commitment Reductions. (a) Any reduction of the Aggregate Commitment required pursuant to subsection 7.4 shall be applied (i) ratably to the repayment of the Term Loans then outstanding and to a permanent reduction of the Aggregate Multi-Currency Commitment then in effect and (ii) to the extent that no Term Loans remain outstanding, to a permanent reduction of the Aggregate Multi-Currency Commitment then in effect.

         (b) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of amounts outstanding thereunder pursuant to subsection 7.3, such prepayment shall be applied to repay the Multi-Currency Loans, the Acceptances and/or the L/C Reimbursement Obligations (and, to the extent necessary, cause the then outstanding Undrawn L/C Obligations to be Fully Secured), as the Company and the Local Borrowing Subsidiaries so determine, subject to subsection 7.5(c).

         (c) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of Local Loans and Acceptances outstanding thereunder pursuant to subsection 7.3, such prepayment shall be applied, first, to the Local Loans of such Local Borrowers as the Company (on its own behalf and as agent of the Local Borrowing Subsidiaries) may elect and, second, to the Acceptances; provided that, during such time as an Event of Default has occurred and is continuing, such prepayment shall be applied to the Local Loans and (to the extent relevant) Acceptances of such Local Borrowers as the Agents may elect.

         (d) Any prepayment of the Term Loans required pursuant to subsection
7.3 or 7.4 shall be applied to the outstanding installments thereof in inverse order of their scheduled maturities (to be applied first to the payment due under subsection 2.4(b)).

         7.6. Interest Rate and Payment Dates; Risk Participation Fees; Local Administrative Fee. (a) The Eurodollar Loans shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such day plus the Applicable Margin.

         (b) The Alternate Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (c) Each Eurocurrency Loan shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate applicable to the relevant Denomination Currency for such day plus the Applicable Margin.

         (d) Each Local Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Local Rate applicable to the relevant Denomination Currency plus the Applicable Margin.

         (e) If all or a portion of any amount owing hereunder shall not be paid when due, all of the aggregate unpaid principal amount of the Loans, Acceptances and unpaid Reimbursement Obligations, and (to the extent permitted by applicable law) any overdue interest, fees and other amounts due under the Credit Documents, shall (i) bear interest at a rate per annum of which is equal to 2% above the rate which would otherwise be applicable thereto pursuant to this subsection 7.6 (or, if no such rate would otherwise be applicable, the Alternate Base Rate plus 5 3/4%) and (ii) if such amount is on account of a Eurodollar Loan or a Eurocurrency Loan, be converted to an Alternate Base Rate Loan or a Local Rate Loan, as the case may be, at the end of the Interest Period applicable thereto.

         (f) Interest on each Syndicated Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears on each such Interest Payment Date; provided, however, that interest accruing on the principal of or (to the extent permitted by applicable law) interest or any other amount payable in connection with any such Syndicated Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Administrative Agent acting on the affected Lenders' behalf.

         (g) Interest on each Local Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears to the relevant Local Fronting Lender on each such Interest Payment Date; provided, however, that interest accruing on the principal of, or (to the extent permitted by applicable law) interest or any other amount payable in connection with, any Local Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Administrative Agent acting on the affected Local Fronting Lender's behalf. Interest on each Local Loan shall be payable to the relevant Local Fronting Lender in the Denomination Currency applicable to it (or, with respect to Local Loans which are denominated in Dollars, in Dollars). On each Interest Payment Date (including, without limitation, each Interest Payment Date with respect to Acceptances), the Local Fronting Lender shall deliver to the Administrative Agent, the Company and the relevant Local Borrowing Subsidiary an Interest Allocation Statement, substantially in the form of Exhibit S-2, and the Company and the relevant Local Borrowing Subsidiary shall (in the absence of manifest error) pay the amount specified therein on such Interest Payment Date.

         (h) As promptly as is practicable following each date upon which a Local Fronting Lender receives a payment of interest under this Agreement on account of Local Loans and/or Acceptances, such Local Fronting Lender shall convert into Dollars (at the exchange rate then applicable to it) the amount equal to (i) the portion of such payment which constitutes the Applicable Margin thereon (or, with respect to each Multi-Currency Lender which funded the purchase of a participating interest in such Local Loan or Acceptance pursuant to subsection 6.4(a), as the case may be, such Multi-Currency Lender's Multi-Currency Commitment Percentage of the full amount of such interest payment) minus (ii) 1/4 of 1% per annum on the aggregate undiscounted face amount of the extensions of credit on account of which such interest payment was made (which unconverted amount shall be retained by such Local Fronting Lender

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                                                                              65

for its own account). In consideration of the agreement of the Multi-Currency Lenders to purchase participating interests in the Local Loans and Acceptances, each Local Fronting Lender hereby agrees to pay to the Administrative Agent, for the ratable account of each Multi-Currency Lender, a risk participation fee in the amount equal to the proceeds received by such Local Fronting Lender from such conversion (other than any such proceeds payable for the account of a Non-Funding Lender, which proceeds shall be retained by such Local Fronting Lender for its own account) or, if no such conversion is required, the amount which would have been converted if such interest had been paid in a Denomination Currency; provided, however, that, in the event that the Multi-Currency Lenders have funded the purchase of participating interests in the extensions of credit on account of which such interest payment was made pursuant to subsection 6.4(a), such Local Fronting Lender shall instead pay to the Administrative Agent, for the account of each Multi-Currency Lender which has so funded such purchase, the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the proceeds received by such Local Fronting Lender from such conversion. Such amount shall be payable to the Administrative Agent in Dollars on the date upon which such Local Fronting Lender receives the proceeds of such conversion. For purposes of this subsection 7.6(h), interest shall be deemed to have been received by the Local Fronting Lender on account of an Acceptance on the last day of the calendar month in which such Acceptance matures.

         (i) On each date upon which any Local Borrower pays interest to a Local Fronting Lender hereunder on account of any Local Loan and on each date upon which any Acceptance is created by a Local Lender for the account of a Local Borrower hereunder, such Local Borrower shall pay to such Local Fronting Lender (for its own account) a local administrative fee in the amount equal to 1/4 of 1% per annum on the aggregate principal amount of the Local Loans with respect to which such interest is being paid or on the aggregate undiscounted face amount of such Acceptance, as the case may be.

         7.7. Letter of Credit Fees, Commissions and Other Charges. (a) The Company shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the applicable L/C Participants with respect to each Letter of Credit, a letter of credit commission with respect to such Letter of Credit in an amount per annum equal to (i) the Applicable Margin applicable to Eurodollar Loans on the date of payment of such letter of credit commission (of which 1/4 of 1% per annum shall be for the account of the relevant Issuing Lender and the remainder of such fee shall be for the accounts of the relevant L/C Participants and such Issuing Lender to be shared ratably among them in accordance with their respective Multi-Currency Commitment Percentages) times
(ii) the undrawn face amount of such Letter of Credit; provided that in no event shall such letter of credit commission in respect of any Commercial Letter of Credit be less than the amount which would be paid in respect of such Commercial Letter of Credit if it had a tenor of 120 days.

         (b) Letter of credit commissions which are payable pursuant to clause
(a) above shall be non-refundable and shall be payable to the Administrative Agent in arrears on account of the period from the issuance date with respect to such Letter of Credit through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit) and on each succeeding L/C Fee Payment Date on account of the period from

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                                                                              66

such L/C Fee Payment Date through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit).

         (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the relevant Issuing Lender directly (and not through the Administrative Agent) in respect of each Letter of Credit for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

         (d) The Administrative Agent shall pay to each applicable L/C Participant and the relevant Issuing Lender all fees and commissions (including, without limitation, any fees and commissions paid to the Administrative Agent for the account of each such L/C Participant and such Issuing Lender on the issuance date of any Letter of Credit) received from time to time by the Administrative Agent for their respective accounts pursuant to this subsection
7.7 within one day following each L/C Fee Payment Date.

         7.8. Conversion Options, Minimum Tranches and Maximum Interest Periods.
(a) The Borrowers may elect from time to time to convert outstanding Syndicated Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election. The Borrowers may elect from time to time and at any time to convert outstanding Syndicated Loans from Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' irrevocable notice of such election; provided that no Syndicated Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Upon receipt of such notice, the Administrative Agent shall promptly notify each affected Syndicated Lender thereof. On the date on which such conversion is being made, each such affected Syndicated Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Syndicated Loans may be converted as provided herein.

         (b) Any Syndicated Loans which are Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the Administrative Agent at least three Working Days' irrevocable notice for continuation thereof; provided that no such Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, and, instead, such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period for which a Eurodollar Rate was determined by the Administrative Agent prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default. The Administrative Agent shall notify each affected Syndicated Lender promptly that such automatic conversion shall occur.

         (c) Each Borrower may elect from time to time to convert outstanding Local Loans from Eurodollar Loans to Alternate Base Rate Loans (in the case of Local Loans which are in Dollars) by giving (or causing the Company to give) the relevant Local Fronting Lender at least two Business Days' prior irrevocable notice of such election. Each Local Borrower may elect from time to time to convert outstanding Local Loans from Eurocurrency Loans to Local Rate Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or

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                                                                              67

causing the Company to give) the relevant Local Fronting Lender at least two Business Days' prior irrevocable notice of such election. Each Borrower may elect from time to time and at any time to convert outstanding Local Loans from Alternate Base Rate Loans to Eurodollar Loans (in the case of Local Loans which are in Dollars) by giving (or causing the Company to give) the relevant Local Fronting Lender at least three Working Days' irrevocable notice of such election; provided that no Alternate Base Rate Loans may be converted to Eurodollar Loans when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Each Local Borrower may elect from time to time and at any time to convert outstanding Local Rate Loans to Eurocurrency Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or causing the Company to give) the relevant Local Fronting Lender at least three Working Days' irrevocable notice of such election; provided that no Local Rate Loans may be converted to Eurocurrency Loans when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Upon receipt of such notice, such Local Fronting Lender shall promptly notify the Administrative Agent thereof. On the date on which such conversion is being made, the relevant Local Fronting Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Local Loans may be converted as provided herein.

         (d) Any Local Loans which are Eurodollar Loans or Eurocurrency Loans or (to the extent applicable) Local Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the relevant Local Fronting Lender at least three Working Days' irrevocable notice for continuation thereof; provided that no such Eurodollar Loan or Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, and, instead, such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans and such Eurocurrency Loans shall be automatically converted to Local Rate Loans on the last day of the Interest Period for which a Eurodollar Rate or a Eurocurrency Rate, as the case may be, was determined by the relevant Local Fronting Lender prior to its obtaining knowledge of such Default or Event of Default. The Administrative Agent shall notify the relevant Local Fronting Lenders promptly that such automatic conversion shall occur.

         (e) In the event that a timely notice of conversion or continuation with regard to Syndicated Loans which are Eurodollar Loans is not given in accordance with this subsection 7.8, then, unless the Administrative Agent shall have received timely notice from the Company in accordance with subsection 7.2 that such Eurodollar Loans are to be prepaid on the last day of such Interest Period, the Company shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans on the last day of such Interest Period.

         (f) In the event that a timely notice of conversion or continuation with regard to Local Loans which are Eurodollar Loans or Eurocurrency Loans is not given in accordance with this subsection 7.8, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with subsection 7.2 that such Eurodollar Loans or Eurocurrency Loans, as the case may be, are to be prepaid on the last day of such Interest

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                                                                              68

Period, such Borrower shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans or such Eurocurrency Loans be converted into Local Rate Loans, as the case may be, on the last day of such Interest Period. In the event that a timely notice of continuation with regard to Local Rate Loans which are subject to an Interest Period is not given in accordance with this subsection 7.8, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with subsection 7.2 that such Local Rate Loans are to be converted into Eurocurrency Loans or prepaid on the last day of such Interest Period, such Borrower shall be deemed irrevocably to have requested that such Local Rate Loans be continued as such on the last day of such Interest Period for a new Interest Period which is the shortest such Interest Period available to such Borrower from the relevant Local Fronting Lender.

         (g) Any borrowing or continuation of Eurodollar Loans or Eurocurrency Loans, or conversion to or from Eurodollar Loans or Eurocurrency Loans, or payments or prepayments of Eurodollar Loans or Eurocurrency Loans, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Tranche of Syndicated Loans which are Eurodollar Loans or Eurocurrency Loans shall be $10,000,000 or a whole multiple (to the extent possible) of $1,000,000 in excess thereof, (ii) the aggregate principal amount of each Tranche of Local Loans which are Eurodollar Loans, Alternate Base Rate Loans, Eurocurrency Loans and Local Rate Loans in each Denomination Currency shall be in such amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower, (iii) the aggregate principal amount of all Syndicated Loans which are Alternate Base Rate Loans (other than Swing Line Loans) shall be $5,000,000 or a whole multiple (to the extent possible) of $1,000,000 in excess thereof and (v) there shall not be more than (A) twelve Tranches of Syndicated Loans which are Eurodollar Loans at any one time outstanding and (B) two Tranches (or such other number of Tranches as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrowers) of Local Loans which are Eurodollar Loans, Eurocurrency Loans and (to the extent that an Interest Period is applicable thereto) Local Rate Loans in each Denomination Currency at any one time outstanding.

         7.9. Inability to Determine Interest Rate. (a) In the event that the Administrative Agent or the relevant Local Fronting Lender shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon each Borrower) that by reason of circumstances affecting the relevant interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or any relevant Eurocurrency Rate for any Interest Period with respect to (i) any proposed Loan that the relevant Borrower has requested be made as Eurodollar Loans or Eurocurrency Loans, (ii) a Eurodollar Loan that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans, (iv) a Eurocurrency Loan that will result from the requested conversion of all or part of the Local Rate Loans in any Denomination Currency into Eurocurrency Loans, (v) the continuation of a Eurodollar Loan or a Eurocurrency Loan as such for an additional Interest Period (any such Loan described in clauses (i), (ii), (iii), (iv) or (v) of this subsection 7.9(a) being herein called an "Affected Loan"), the Administrative Agent or the relevant Local Fronting Lender (as the case may be) shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the relevant Borrower (with a copy to the

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                                                                              69

Company, the Administrative Agent and any affected Lenders) at least two Business Days prior to, as the case may be, the borrowing date for such Eurodollar Loan or Eurocurrency Loan, the conversion date for such Alternate Base Rate Loan or Local Rate Loan or the last day of the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan. Unless the relevant Borrower shall have notified the Administrative Agent (in the case of any Syndicated Loan), the relevant Local Fronting Lender (in the case of any Local
Loan) or the Administrative Agent promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding such Affected Loans, then, as the case may be, (x) any requested Eurodollar Loan shall be made as an Alternate Base Rate Loan, continued as an Alternate Base Rate Loan or converted into an Alternate Base Rate Loan or (y) any requested Local Loan which is a Eurocurrency Loan shall be made as a Local Rate Loan, continued as a Local Rate Loan or converted into a Local Rate Loan. Until any such notice has been withdrawn by the Administrative Agent or the relevant Local Fronting Lender, as the case may be, no further Affected Loans shall be made.

         (b) In the event that the Lenders holding the majority of the relevant Commitment determine that the Eurocurrency Rate determined or to be determined for such Interest Period will not accurately reflect the cost to them of making or maintaining any Syndicated Loans that a Borrower has requested that they make or maintain as, or convert to, Eurodollar Loans or Eurocurrency Loans, as the case may be, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to such Borrower (with a copy to the Company, to the extent that the Company is not such Borrower) on or before the requested borrowing, conversion or continuation date for such Syndicated Loans or the next succeeding Interest Period with respect thereto. Unless the relevant Borrower shall have notified the Administrative Agent promptly after receipt of such telecopy or telephonic notice that it wishes to rescind or modify its borrowing request, then any such Eurodollar Loans shall be made as or converted to Alternate Base Rate Loans.

         7.10. Illegality. (a) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Lender (other than a Local Fronting Lender) to make or maintain Eurodollar Loans or Eurocurrency Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans or Eurocurrency Loans, as the case may be, (i) such Lender shall promptly notify the Administrative Agent and the Company thereof, (ii) the agreements of such Lender hereunder to make, continue or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith and (iii) such Lender's Syndicated Loans then outstanding as Eurodollar Loans or Eurocurrency Loans, if any, shall in the case of Eurodollar Loans or Eurocurrency Loans, automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods).

         (b) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Local Fronting Lender to make or maintain Local Loans as Eurodollar Loans in Dollars or Eurocurrency Loans in the Denomination Currency applicable to it as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurocurrency Loans,

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                                                                              70

(i) such Local Fronting Lender shall promptly notify the Administrative Agent, the Company and the relevant Local Borrowing Subsidiary thereof, (ii) the agreements of such Local Fronting Lender hereunder to make or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith, (iii) such Local Fronting Lender's Local Loans then outstanding as
(A) Eurocurrency Loans, if any, shall automatically become Local Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods) or (B) Eurodollar Loans, if any, shall automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods).

         (c) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Multi-Currency Lender to purchase a participating interest in any Local Loan or Acceptance, such Multi-Currency Lender shall use reasonable efforts (including reasonable efforts to change the office in which it is booking such participating interest) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on such Multi-Currency Lender of any additional costs or legal or regulatory burdens deemed by such Multi-Currency Lender to be material or otherwise be deemed by such Multi-Currency Lender to be disadvantageous to it or contrary to its policies. In the event that such efforts are not sufficient to avoid such prohibition, (i) such Multi-Currency Lender shall be deemed to be a Non-Funding Lender with respect to such participating interest and the Local Loan or Acceptance, as the case may be, to which it relates (except that such Multi-Currency Lender shall not forfeit its voting rights under this Agreement solely as a result of becoming a Non-Funding Lender pursuant to the provisions of this clause (d)), (ii) such Multi-Currency Lender shall promptly notify the Administrative Agent, the relevant Local Fronting Lender, the Company and the relevant Local Borrowing Subsidiary thereof and (iii) the agreements of such Local Fronting Lender to make further Local Loans (or, to the extent applicable, to make further Local Loans upon such interest rate basis) and Acceptances hereunder shall be suspended forthwith.

         (d) The Company agrees promptly to pay to any Syndicated Lender, and each Borrower agrees promptly to pay to any Local Fronting Lender, any additional amounts necessary to compensate such Lender for any costs incurred by it as a consequence of such Borrower making any repayment in accordance with this subsection 7.10, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans or Eurocurrency Loans, as the case may be. A certificate as to any such costs payable pursuant to this subsection 7.10 submitted by an officer of any Lender, through the Administrative Agent, to the Company (on its own behalf or as agent of the Borrower) shall be conclusive, in the absence of manifest error.

         7.11. Requirements of Law; Changes of Law. (a) In the event that the adoption of or any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental Authority:

         (i) imposes upon such Lender any tax of any kind whatsoever with respect to this Agreement, its Notes, any Letter of Credit, any Application or any Loan, or changes

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                                                                              71

     the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for (x) income and franchise taxes imposed on such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of such Lender or any political subdivision or taxing authority thereof or therein or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by such Lender subject to such other system of taxation are not generally charged to borrowers from such Lender having loans or advances bearing interest at a rate similar to the Eurodollar Rate, the Eurocurrency Rate or the Local Loan Rate and (z) taxes imposed by way of deduction or withholding, which shall be exclusively governed by subsection 7.13);

         (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against any Loan made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Lender, which is not otherwise included in the determination of the Eurodollar Rate, the Eurocurrency Rate or the Local Loan Rate, as the case may be, hereunder; or

         (iii) imposes on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, maintaining or participating in advances or extensions of credit (including, without limitation, Acceptances) or issuing or participating in Letters of Credit or to reduce any amount receivable by it in respect of its Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, then, in any such case, the relevant Borrower shall promptly pay such Lender any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as reasonably determined by it with respect to this Agreement (including, without limitation, its participating interests in Letters of Credit, Acceptances and Local Loans), its Notes or its Loans after taking into account any amounts paid or payable pursuant to subsection 7.13(a). If a Lender becomes entitled to claim any additional amounts pursuant to this subsection 7.11(a), it shall promptly notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Lender, through the Administrative Agent, to the relevant Borrower shall be conclusive, in the absence of manifest error.

         (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline adopted pursuant to or arising out of the International Convergence of Capital Measurement and Capital Standards or of any Requirement of Law otherwise regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under any Acceptance or Letter of Credit to a level below that which such Lender could have achieved but for such adoption, change or compliance

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                                                                              72

(taking into consideration such Lender's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Lender to be material, then from time to time, promptly after submission by such Lender, through the Administrative Agent, to the relevant Borrower of a written request therefor, such Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) The agreements in this subsection 7.11 shall survive the termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         7.12. Indemnity. Each Borrower agrees to promptly pay and indemnify each Lender for, and to hold such Lender harmless from, any loss or expense which such Lender may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of, or converting to, Eurodollar Loans, Eurocurrency Loans or Local Rate Loans (including, without limitation, its participating interests therein) as a consequence of (a) any default by such Borrower in borrowing such Eurodollar Loans, Eurocurrency Loans or Local Rate Loans after such Borrower has given a notice in respect thereof or (b) any default by such Borrower in converting (i) Alternate Base Rate Loans to Eurodollar Loans or Eurocurrency Loans, (ii) Eurocurrency Loans to Local Rate Loans or (iii) Local Rate Loans to Eurodollar Loans or Eurocurrency Loans, after such Borrower has given a notice in respect thereof or (c) any failure by such Borrower to prepay Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, as the case may be, after such Borrower has given notice in respect thereof or (e) any payment, prepayment (whether optional or mandatory) or conversion (whether optional or mandatory) of any Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan) by such Borrower on a day which is not the last day of an Interest Period with respect thereto. Without limiting the effect of the foregoing, the relevant Borrower agrees to pay to each such Lender an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan), as the case may be, or (B) in the case of a failure to borrow or to convert, the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan or Local Rate Loan (or, to the extent applicable, Local Rate Loan), as the case may be, which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan) provided for herein (exclusive of any margin applicable thereto) minus (ii) the interest component of the amount such Lender would have bid in the relevant interbank market in respect of such Loan (or, in the case of any Local Rate Loans, the funding costs of the relevant Local Fronting Lender) if such Loan were to be made on the date of such payment, prepayment, failure to borrow or failure to convert, as the case may be. A certificate as to any additional amounts payable pursuant to this subsection 7.12 submitted by an officer of a Lender, through the Administrative Agent, to the relevant Borrower shall be conclusive, absent manifest error. The agreements in this subsection 7.12 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.


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                                                                              73

         7.13. Taxes. (a) All payments made by each Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, the Documentation Agent, the Syndication Agent and each Lender, income and franchise taxes imposed on the Administrative Agent, the Documentation Agent, the Syndication Agent or such Lender by the jurisdiction under the laws of which it is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of the Administrative Agent, the Documentation Agent, the Syndication Agent or such Lender or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, but not excluding any such tax imposed on or with respect to a Multi-Currency Lender that is required to be withheld by a Local Fronting Lender or Borrower with respect to any payments due to a Multi-Currency Lender from such Local Fronting Lender or Borrower pursuant to this Agreement (all such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender hereunder, under the Notes or in respect of any Draft or Letter of Credit, the amounts so payable to it shall (without any obligation on the part of any Borrower to pay such amounts ratably in accordance with the provisions of subsection 7.16) be increased to the extent necessary to yield to the Administrative Agent, the Documentation Agent, the Syndication Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent, for its own account or for the account of the Documentation Agent, the Syndication Agent or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender as a result of any such failure. For purposes of this Section 7.13 all payments made by a Local Fronting Lender pursuant to this Agreement shall be treated as if such payments were made by the relevant Borrower.

         (b) Except as the Company shall otherwise consent, each Lender hereby severally (but not jointly) represents that under applicable law and treaties in effect on the date of this Agreement no United States federal taxes will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to such Lender in respect of this Agreement. Each Syndicated Lender which itself is not incorporated under the laws of the United States of America or a state thereof or which is lending from an office that is not incorporated under the laws of the United States of America or a state thereof agrees severally (but not jointly) that it will:

                  (x) (i) prior to the Closing Date, deliver to the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the

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                                                                              74

         case may be, certifying in each case that such Syndicated Lender is entitled to receive all payments under this Agreement, the Notes and the Drafts payable to it, without deduction or withholding of any United States federal income taxes;

                  (ii) deliver to the Company and the Administrative Agent two further copies of the said Form W-8BEN or W-8ECI, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                  (iii) use its best efforts to obtain such extensions or renewals thereof as may reasonably be requested by the Company, certifying that such Syndicated Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or

                  (y) in the case of any Term Loan Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code, (i) represent to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code or a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code, (ii) agree to furnish to the Company on or before the date of any payment by the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit U-1 hereto (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Term Loan Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement (and to deliver to the Company and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required to establish the legal entitlement of such Term Loan Lender to an exemption from withholding with respect to payments under this Agreement (any Term Loan Lender which complies with the requirements of this subsection 7.13(b)(y), a "Qualified Foreign Lender");

unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Syndicated Lender from duly completing and delivering any such form with respect to it

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                                                                              75

and such Syndicated Lender advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Notwithstanding any provision of subsection 7.13(a) to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Syndicated Lender on account of any Taxes pursuant to subsection 7.13(a) (including, without limitation, the second sentence thereof) to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this subsection 7.13(b) (or, in the case of any Transferee, pursuant to subsection 14.7(g)) or (ii) any representation or warranty made or deemed to be made by any Syndicated Lender pursuant to this subsection 7.13(b) (or, in the case of any Transferee pursuant to subsection 14.7(g)) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

         (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking its Loans) to avoid or to minimize any amounts which might otherwise be payable pursuant to subsection
7.11 or this subsection 7.13; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material or otherwise be deemed by such Lender to be disadvantageous to it or contrary to its policies.

         (d) In the event that such reasonable efforts pursuant to subsection 7.13(c) are insufficient to avoid all withholding taxes which would be payable pursuant to this subsection 7.13, then such Lender (the "Taxable Lender") shall use its best efforts to transfer to any other Lender (which is not subject to such withholding taxes) its Dollar Loans and its Commitments hereunder; provided, however, that such transfer shall not be deemed by such Taxable Lender, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Taxable Lender is unable, or otherwise is unwilling, so to transfer its Dollar Loans and Commitments, the Company may designate an alternate bank or other financial institution to purchase the Taxable Lender's Dollar Loans and Commitments and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Taxable Lender shall transfer its Dollar Loans and Commitments to such alternate bank or other financial institution and such alternate bank or other financial institution shall become a Lender hereunder.

         (e) The agreements in this subsection 7.13 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         7.14. Commitment Fee. (a) The Company agrees to pay to the Administrative Agent, for the account of each Multi-Currency Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to the Multi-Currency Commitment Percentage of such Multi-Currency Lender times the sum of (i) average daily Available Multi-Currency Commitment (without reduction for any amount of Swing Line Loans from time to time outstanding and without reduction for any reduction of the Aggregate Multi-Currency Commitment pursuant to subsection 7.4(f)) during the period for which such fee is payable and (ii) the average daily amount by which the sum of the Currency Sublimits exceeds the sum of the Equivalent in Dollars (calculated on the last day of the fiscal quarter for which payment is due) of the aggregate principal amount of Local Loans and the aggregate,

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                                                                              76

undiscounted face amount of Acceptances outstanding on each day during the period for which such fee is payable.

         (b) Each commitment fee owing pursuant to this subsection 7.14 shall be payable, in arrears, (x) for each fiscal quarter of the Company (or portion thereof) following the Closing Date, on the date which is two Business Days following the last day of each such fiscal quarter (commencing on December 31, 2001); provided, that if the Company shall not have received from the Administrative Agent the documentation supporting calculations of such commitment fee prior to such date, then, on the date which is two Business Days after the date of the Company's receipt from the Administrative Agent of such supporting documentation and (y) on the last day of the Commitment Period.

         7.15. Computation of Interest and Fees. (a) Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based upon the Prime Rate, Letter of Credit commissions and commitment fees shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed. Interest in respect of the Local Rate Loans and Acceptances shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed or on such other basis as may be agreed from time to time by the relevant Local Fronting Lender and the relevant Borrowers to reflect customary practices in the relevant jurisdiction. Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based upon the Federal Funds Effective Rate, the Eurodollar Loans and the Eurocurrency Loans shall be calculated on the basis of a 360-day year for the actual days elapsed (or, in the case of Eurocurrency Loans, such other basis as may be agreed from time to time by the relevant Local Fronting Lender and the relevant Borrower to reflect customary practices in the relevant jurisdiction). The Administrative Agent will, as soon as practicable, notify the Company and the Syndicated Lenders of each determination of a Eurodollar Rate with respect to Syndicated Loans and of any change in the Alternate Base Rate with respect to Syndicated Loans and the effective date thereof. Each Local Fronting Lender will, as soon as practicable, notify the relevant Borrower and the Administrative Agent of each determination of a Eurocurrency Rate for its Denomination Currency, of a Eurodollar Rate for its Local Loans which are Dollar Loans, of any change in the Local Rate for its Denomination Currency, of any change in the Alternate Base Rate for its Local Loans which are Dollar Loans and (in each case) the effective date thereof. Any change in the interest rate on a Syndicated Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate due to a change in the Prime Rate or Federal Funds Effective Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate or Federal Funds Effective Rate, as the case may be, shall become effective. Any change in the interest rate on a Local Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business in the jurisdiction of the local lending office of the relevant Local Fronting Lender on the day on which such change shall become effective. Any change in the interest rate on a Local Rate Loan resulting from a change in the Local Rate shall become effective as of the opening of business on the day on which such change in the Local Rate shall become effective.

         (b) Except as set forth in subsection 7.9, each determination of an interest rate by the Administrative Agent or the Local Fronting Lender, as the case may be, pursuant to any

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                                                                              77

provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders, in the absence of manifest error.

         7.16. Pro Rata Treatment and Payments. (a) Each borrowing by the Company of Term Loans shall be made ratably from the Term Loan Lenders in accordance with the respective Term Loan Commitment Percentages thereof. Each borrowing by the Company of Revolving Credit Loans, and each purchase by the Multi-Currency Lenders of participating interests in Local Loans and Acceptances, shall be made ratably from the Multi-Currency Lenders in accordance with the respective Multi-Currency Commitment Percentages thereof. Each borrowing by any Local Borrower of Local Loans and Acceptances shall be made from the Local Fronting Lender with respect to the relevant Denomination Currency.

         (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, the Notes and the Drafts:

         (i) If the Administrative Agent has not received a Payment Sharing Notice (or if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of subsection 14.1), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 14.6, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the ratable payment of fees due and payable under subsection 7.14 and to the payment of letter of credit commissions in respect of the Letters of Credit (ratably among the Lenders in accordance with the relevant Commitment Percentage of each Lender) and to the payment of interest then due and payable on the Loans (including, in any event, the payment of the portion of the face amount of any Draft which is in excess of the discounted proceeds of the Acceptance created therefrom) and under the Notes (ratably in accordance with the aggregate amount of interest owed to each such Lender); fourth, to the payment of the principal amount of the Loans and the Notes which is, and to the payment of any Drafts and Reimbursement Obligations which are, then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender (provided that amounts owing to the Multi-Currency Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the Swing Line Lender, each Issuing Lender and each Local Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Multi-Currency Lenders pursuant to this clause "fourth"); and fifth, to the payment of any other outstanding Payment Obligations then due and payable, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; and any balance shall be returned to the Company (for its own account or as agent for the relevant Local Borrowing Subsidiary); or

         (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this

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                                                                              78

     Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of all amounts described in clauses "first" through "third" of the foregoing clause (i), in the order set forth therein; second, to the payment of the principal amount of all Loans and Notes, and to the payment of any Acceptances and Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender (provided that amounts owing to the Multi-Currency Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the Swing Line Lender, each Issuing Lender and each Local Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Multi-Currency Lenders pursuant to this clause "second"); and third, to the payment of any other Payment Obligations, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; and any balance shall be returned to the Company (for its own account or as agent for the relevant Local Borrowing Subsidiary);

provided, however, that any payments received on account of a Local Loan or an Acceptance shall be applied to the payment of principal, interest, fees and other amounts owing on account of such Local Loan or Acceptance, as the case may be, with any balance after the payment in full of such Local Loan being (to the extent permitted under applicable law) applied by the Administrative Agent to other amounts owing hereunder.

         (c) Notwithstanding the provisions of subsection 7.16(b), on any date when and to the extent that, in the reasonable determination of the Administrative Agent in its sole discretion, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment (or otherwise obtain additional extensions of credit) under the Aggregate Commitment and to satisfy any conditions precedent to such reborrowing (or other extension of credit), no portion of any such payment shall be distributed to any Lender (a "Non-Funding Lender") which has (x) failed to make a Loan or Refunded Swing Line Loan or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any Reimbursement Obligation, Acceptance or Local Loan or (y) given notice to the Company, any Local Fronting Lender or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loans or Refunded Swing Line Loans, or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any Reimbursement Obligation, Acceptance or Local Loan, in any such case by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise (other than as the result of a good faith belief that the conditions precedent to borrowing set forth in subsection 9.2 have not been satisfied).

         (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees (other than those relating to Local Loans and Acceptances) shall be made without set-off or counterclaim and shall be made to the Administrative Agent for the account of the relevant Lenders (or, in the case of payments on account of Swing Line Loans, to the Administrative Agent for the account of the Swing Line Lender) at the office of the Administrative Agent specified in subsection 14.3, or at such other location as the

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Administrative Agent may direct, on or prior to 1:00 P.M., New York City time, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall distribute such payments in accordance with the provisions of subsection 7.16(b) promptly upon receipt in like funds as received; provided that payments received by the Administrative Agent on account of interest or fees on the Local Loans and Acceptances may be held by the Administrative Agent and distributed to the Multi-Currency Lenders not less frequently than weekly.

         (e) All payments (including prepayments) to be made by any Local Borrower on account of principal, interest and fees relating to Local Loans and Acceptances shall be made without set-off or counterclaim and shall be made to the Local Fronting Lender to which such amounts are owing at the office of such Local Fronting Lender specified in Schedule III, or at such other location as such Local Fronting Lender may direct, on or prior to 1:00 P.M., local time at the principal lending office of such Local Fronting Lender. Each such payment shall, to the extent that it is owing on account of Local Loans which are Dollar Loans, be paid in Dollars and, otherwise, shall be paid in the relevant Denomination Currency and in immediately available funds. Each Local Fronting Lender shall give prompt notice to the Administrative Agent of amounts from time to time received by it hereunder.

         (f) If any payment hereunder (other than payments on Eurodollar Loans or Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurodollar Loan or a Eurocurrency Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the effect of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

         (g) Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Syndicated Lender prior to a borrowing date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing to be made on such date available to the Administrative Agent on such borrowing date, the Administrative Agent may assume that such Syndicated Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Syndicated Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as determined by the Administrative Agent times (ii) such amount times (iii) a fraction of which the numerator is the number of days from and including such borrowing date to the date on which such amount becomes immediately available to the Administrative Agent and of which the denominator is 360. A certificate of the Administrative Agent submitted to any Syndicated Lender with respect to any amounts owing under this paragraph (g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Administrative Agent by such Syndicated Lender within three Business Days after such borrowing date, the Administrative Agent shall be entitled to recover

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                                                                              80

such amount, with interest thereon at the rate per annum then applicable to Alternate Base Rate Loans hereunder, within eight Business Days after demand, from the relevant Borrower.

         7.17. Payments on Account of Loans and Fees. All payments and prepayments hereunder shall be made in accordance with the provisions of subsection 7.16(d) and (e).

         7.18. Interest Act (Canada). For purposes of the Interest Act (Canada), whenever any interest under this Agreement on account of Local Loans or Acceptances which are made in Canada or made to any Local Borrowing Subsidiary which is organized under the laws of Canada or any Province thereof is calculated using a rate based upon a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to
(x) the applicable rate based upon a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (z) divided by 360. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.


                   SECTION 8. REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent to enter into this Agreement and to make the Loans and to issue or participate in Letters of Credit hereunder, the Company hereby represents and warrants to each of them that:

         8.1. Corporate Existence. Each Borrower is duly organized, validly existing and (to the extent applicable under the laws of the jurisdiction of its organization) in good standing under the laws of the jurisdiction of its incorporation, has the corporate (or other requisite legal) power to own its assets and to transact the business in which it is presently engaged, and is (to the extent applicable under the laws of the relevant jurisdiction) duly qualified as a foreign corporation and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where all such failures to so qualify and be in good standing would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         8.2. Corporate Power. (a) Each Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which it is a party and to borrow hereunder, and it has taken as of the Closing Date all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which it is a party.

         (b) No consent of any other Person (including, without limitation, stockholders or creditors of any Borrower or of any Parent of the Company), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which any Borrower is a party by or against such Borrower, except for (i) filing of the amendment to the Oxford Mortgage referred to in subsection 9.1(f), (ii) any filings required under the Uniform Commercial Code, (iii) any filings required to be made with the United States Patent and Trademark Office and the United States Copyright Office, (iv) any filings, notices, consents, licenses, permits, approvals, authorizations, registrations or declarations required under the laws of jurisdictions other than the United States or any political subdivision thereof in connection with the pledge of stock or assets of Foreign Subsidiaries, (v) with respect to any consent required or purportedly required in connection with the execution, delivery and performance of any Security Document, any such consents the absence of which, in the aggregate, would not be reasonably likely to have a material adverse effect on the value of such category of the Collateral and (vi) any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

         (c) This Agreement has been, and the Notes, the Drafts, the Applications and the Security Documents to which it is a party will be, executed and delivered by a duly authorized officer of each Borrower. This Agreement constitutes, and the Notes, the Drafts, the Applications and the Security Documents to which it is a party, when executed and delivered by it and the other parties thereto, will constitute, the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

         8.3. No Legal Bar to Loans. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the Drafts to which it is a party, and by each Borrower and each of its Subsidiaries of each Security Document to which it is a party, will not violate any Contractual Obligation or material Requirement of Law to which such Borrower or any of its Subsidiaries is a party, or, to the best knowledge of the Company, any Parent of the Company is a party or by which such Borrower or any of its Subsidiaries or, to the best knowledge of the Company, any Parent of the Company or any of their respective material

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                                                                              82

properties or assets may be bound, and will not result in the creation or imposition of any Lien (other than under the Security Documents or as contemplated by the Collateral Agency Agreement) on any of their respective material properties or assets pursuant to the provisions of any Contractual Obligation.

         8.4. No Material Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or Governmental Authority is presently pending or, to the knowledge of any Borrower, threatened against it, any of its Subsidiaries or Revlon, or any of its or their properties or assets, (a) with respect to this Agreement, any Note, any Draft, any Security Document, any Affiliate Subordination Letter or any of the transactions contemplated hereby or thereby, (b) with respect to the validity or enforceability of the obligations of any Borrower under this Agreement and the other Credit Documents to which it is a party, (c) with respect to the rights of the relevant Issuing Lender, any L/C Participant, the Documentation Agent, the Syndication Agent or the Administrative Agent with respect to any Application or Letter of Credit, (d) with respect to the rights of the relevant Local Fronting Lender or the Multi-Currency Lenders with respect to any Local Loan or Acceptance or (e) which would be reasonably likely to have a Material Adverse Effect, except (in the case of this clause (e) only) for any litigation, investigation or administrative proceeding which has been disclosed in writing to the Lenders prior to the date of this Agreement or which has been disclosed in any of the Company's or Revlon's public filings with the Securities and Exchange Commission including its Form 10-K for the fiscal year ended December 31, 2000 and its reports on Form 10-Q for the fiscal quarters ended March 30, 2001, June 30, 2001 and September 30, 2001 or which, in either case, arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any litigation, investigation or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

         8.5. No Default. No Borrower nor any of its Subsidiaries is in default in any material respect in the payment or performance of any material obligations or in the performance of any Contractual Obligation to which it is a party or by which it or any of its material properties or assets may be bound, and no Default hereunder has occurred and is continuing. No Borrower nor any of its Subsidiaries is in default under any material order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its material properties or assets is bound or affected, and no such order, award or decree would be reasonably likely to have a Material Adverse Effect.

         8.6. Ownership of Properties; Liens. Except as is or would be permitted pursuant to subsection 11.3, each Borrower and its Subsidiaries has (a) good and marketable title to all its owned, and valid leasehold interests in all its leased, real property and (b) good title to all its owned, and valid leasehold interests in all its leased, personal properties and assets, in each case subject to no Lien.

         8.7. Taxes. Each Borrower and each of its Subsidiaries and, to the best knowledge of the Company, any other member (as such term is defined in Treasury Regulations ss.1.1502-1(b)) of the consolidated group (if any) of which the Company is a member, has timely filed or caused to be timely filed all material tax returns (including, without limitation, information returns) which to the knowledge of the Company are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against

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                                                                              83

them (other than those being contested in good faith by appropriate proceedings for which adequate reserves (in accordance with GAAP) have been provided on the books of such Borrower or such Subsidiary, or other member of the consolidated group, as the case may be), and no tax Liens which violate subsection 11.3(a) have been filed. The period within which United States federal income taxes may be assessed against any Borrower and each of its Subsidiaries' has expired without further extension or waiver for all taxable years ending on or before December 31, 1990.

         8.8. ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan that resulted or would be reasonably likely to result in any unpaid liability that would be reasonably likely to have a Material Adverse Effect, and each Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied and has been administered in all material respects in compliance with applicable provisions of ERISA and the Code. The amount by which the present value of all accrued benefits under each Single Employer Plan maintained by each Borrower or any Commonly Controlled Entity (based on then current assumptions used to fund such Plan), as of the last annual valuation date applicable thereto, exceeds the value of the assets of each such Plan allocable to such benefits, in the aggregate for all such Plans as to which such present value of benefits exceeds the value of its assets (the "Unfunded Pension Amount"), when aggregated with the Potential Withdrawal Liability (as hereinafter defined), is less than (a) during such time as the Company is under common control with M&FH within the meaning of Section 4001 of ERISA or is part of a group which includes M&FH and which is treated as a single employer under Section 414 of the Code, $60,000,000 and (b) thereafter, the Stand-Alone ERISA Amount. No Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that resulted or would be reasonably likely to result in any unpaid withdrawal liability under
Section 4201 of ERISA that would be reasonably likely to have a Material Adverse Effect, and the withdrawal liability under Section 4201 of ERISA to which a Borrower or any Commonly Controlled Entity would become subject under ERISA if such Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto (the "Potential Withdrawal Liability"), when aggregated with the Unfunded Pension Amount, is not in excess of (a) during such time as the Company is under common control with M&FH within the meaning of Section 4001 of ERISA or is part of a group which includes M&FH and which is treated as a single employer under
Section 414 of the Code, $60,000,000 and (b) thereafter, the Stand-Alone ERISA Amount. No Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of such Borrower, is any such Reorganization or Insolvency reasonably likely to occur.

         8.9. Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2000 and the related audited consolidated statements of operations and stockholders' equity and cash flows for the fiscal year ended on such date and the notes thereto present fairly the consolidated financial condition of the Company and its Subsidiaries as of such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated condensed balance sheets of the Company and its Subsidiaries as at March 31, June 30 and September 30, 2001 and the related unaudited consolidated condensed statements of operations and stockholders' equity and cash flows for the periods ended on such dates and the notes thereto present fairly the consolidated financial condition of the Company and its Subsidiaries as of such respective dates, and the consolidated results of their operations and cash flows for the respective periods then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, have been prepared in accordance with GAAP (subject, in the case of the interim financial statements, to normal year-end audit adjustments and the absence of footnotes) applied consistently throughout the periods presented except as disclosed in such financial statements and the notes thereto or in writing to the Lenders prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries has any material Contingent Obligation or any material obligation, liability or commitment, direct or contingent (including, without limitation, any liability for taxes or any material forward or long-term commitment), which is not (A) reflected in the foregoing statements and the notes thereto or otherwise disclosed in writing to the Lenders prior to the date hereof or (B) permitted to be incurred under this Agreement.

         8.10. No Change. Since December 31, 2000, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either of (a) Revlon or (b) the Company and its Subsidiaries taken as a whole.

         8.11. Federal Regulations. No Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans or other extensions of credit hereunder will be used for any purpose which violates the provisions of Regulation T, U or X of said Board of Governors. In the event that any part of the proceeds of the extensions of credit hereunder are used to "purchase" or "carry" any such "margin stock," the Company will (and will cause its Subsidiaries to) provide such documents and information (including, without limitation, duly completed and executed originals of Federal Reserve Form G-3 or U-1) to the Administrative Agent and the Lenders as the Administrative Agent reasonably may request in order to evidence that the representations and warranties contained in this subsection 8.11 remain true and correct in all material respects.

         8.12. Not an "Investment Company". No Borrower, nor any Guarantor, Pledgor or Grantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8.13. Matters Relating to Subsidiaries. Set forth in Schedule IV is a complete and accurate list showing all Subsidiaries of the Company as of the date of this Agreement.

         8.14. Pledge Agreements. (a) Each Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock of which the issuer is a corporation organized under the laws of any jurisdiction within the United States, the security interests granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock, enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

         (c) Except as set forth in the legal opinions with respect thereto provided to the Administrative Agent by counsel in the relevant jurisdictions pursuant to the Existing Agreement or subsection 10.11 hereof, the security interests in the capital stock or other equity interests of each Directly Pledged Subsidiary that is a Foreign Subsidiary granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock (to the extent applicable under the relevant local laws or otherwise reasonably acceptable to the Agents), enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

         8.15. Security Agreements. (a) Each Security Agreement (other than any Security Agreement to which a Local Borrowing Subsidiary is a party) constitutes a legal, valid and binding obligation of the Grantor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Upon filing by the Administrative Agent of (i) the financing statements listed on Schedule XI hereto (and, after the Closing Date, any additional filings required to be made pursuant to the Credit Documents), (ii) any filings required with the United States Patent and Trademark Office and
(iii) any filings required with the United States Copyright Office, the security interests granted pursuant to the Security Agreements (other than any Security Agreement to which a Local Borrowing Subsidiary is a party) will constitute a valid, perfected first priority security interest in the Collateral (as defined therein) to the extent such security interest in the Collateral may be perfected by filing under the UCC (as defined in the Company Security Agreement), enforceable as such against all creditors of any Grantor and any Persons purporting to purchase any such Collateral from any Grantor (except purchasers of Inventory in the ordinary course of business).

         8.16. Security Documents of Borrowing Subsidiaries. (a) Each Security Document to which a Local Borrowing Subsidiary is a party constitutes a legal, valid and binding obligation of such Local Borrowing Subsidiary, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Except as set forth in the legal opinions with respect thereto provided to the Administrative Agents by counsel in the relevant jurisdictions pursuant to the Existing Agreement or subsection 10.12 hereof, the security interests granted pursuant to each Security Document to which a Local Borrowing Subsidiary is a party constitute valid, perfected first priority security interests on the collateral security provided pursuant thereto (to the extent that the concept of "perfection" is applicable pursuant to applicable local law), enforceable as such against all creditors of such Local Borrowing Subsidiary and any Persons purporting to purchase any such collateral security from any Pledgor.

         8.17. Mortgages. Each Mortgage is effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor's right, title and interest in the Mortgaged Property thereunder. When each Mortgage is duly recorded in the office or offices listed on Schedule I to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected, first-priority lien on and security interest in such Mortgaged Property, subject only to the encumbrances and exceptions to title expressly set forth therein and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         8.18. Guarantees. The provisions of each Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         8.19. Company Tax Sharing Agreement. The provisions of the Company Tax Sharing Agreement are effective to constitute a legal, valid, binding and enforceable contract of each party thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         8.20. Intellectual Property. The Company or a Subsidiary thereof owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole (the "Intellectual Property"). Except as has been disclosed to the Lenders in writing prior to the date hereof, no claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property, and neither the Company nor any of its Subsidiaries knows of any valid basis for any such claim, nor does the use of such Intellectual Property by the Company and its Subsidiaries infringe on the rights of any Person, except (in each case) to the extent that such claims and infringements which would not (including, without limitation, any liability arising therefrom), in the aggregate, be reasonably likely to have a Material Adverse Effect.

         8.21. Solvency. (a) The aggregate value of all of the assets of the Company on a consolidated and an unconsolidated basis, at a fair valuation, exceeds the total liabilities of the Company on a consolidated and an unconsolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). The Company has the ability to pay its debts as they mature and it does not have unreasonably small capital with which to conduct its business. For purposes of this subsection 8.21, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

         (b) Each Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Company or such Local Borrowing Subsidiary, has sufficient capital with which to conduct its business in accordance with past practice. No Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, (i) any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Borrower or (ii) the Local Loans made or the Acceptances created by the relevant Local Fronting Lender to such Borrower would be subordinated to any obligations of such Borrower owing to any other Person.

         8.22. Environmental Matters. (a) Except as set forth in Schedule XII hereto, and except to the extent provided in subsection (b) hereof:

         (i) To the best knowledge of the Company, the Mortgaged Properties do not contain any Hazardous Materials in concentrations which violate any applicable Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

         (ii) To the best knowledge of the Company, the Mortgaged Properties are in compliance with all Environmental Laws, including all applicable federal, state and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at the Mortgaged Properties and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Mortgaged Properties or materially impair the fair saleable value thereof;

         (iii) None of the Company or any Subsidiary of the Company has received, or is aware of, any existing or contemplated notice of violation or advisory action by any regulatory agency regarding environmental control matters or permit compliance with regard to the Mortgaged Properties;

         (iv) To the best knowledge of the Company, Hazardous Materials have not been transferred from the Mortgaged Properties to any other location in violation of any applicable Environmental Laws; and

         (v) To the best knowledge of the Company, there are no governmental administrative actions or judicial proceedings pending or contemplated under any applicable Environmental Laws to which the Company, any Subsidiary of the Company or any mortgagor is or will be named as a party with respect to the Mortgaged Properties.

         (b) To the best knowledge of the Company, each of the representations and warranties set forth in subsection 8.22(a) are true and correct with respect to each parcel of real property owned or operated by the Company or any of its Subsidiaries, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect.

         8.23. Models. (a) The financial models and pro forma financial statements referenced in subsection 9.1(r), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such models and pro forma financial statements, and represented, at the time of delivery, the Company's best estimate of its future financial performance.

         (b) After giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries will have recorded assets and liabilities substantially similar to the recorded assets and liabilities contemplated for such date by the pro forma balance sheet referenced in subsection 9.1(r).

         (c) The financial models (if any) relating to the Company and provided to each Lender pursuant to subsection 10.1(b), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such models and represented, at the time of delivery, the Company's best estimate of its future financial performance.

         8.24. Disclosure. No information, schedule, exhibit or report or other document furnished by the Company, its Subsidiaries or Affiliates to the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender in connection with the negotiation of this Agreement and the Security Documents or pursuant to the terms of this Agreement and the Security Documents, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

         8.25. Senior Indebtedness. The obligations of the Company for the payment of principal and interest under this Agreement and the Loans, the Drafts and the Notes, and the obligations of the Company in respect of Reimbursement Obligations, constitute "Senior Indebtedness" for purposes of the Subordinated Notes.

         8.26. Regulation H. No Mortgaged Property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         8.27. Affiliate Obligations. Other than trade payables, other Indebtedness in the ordinary course of business or any interest payable from time to time in respect of and in accordance with the terms of any such Indebtedness, no Indebtedness is owing to the Company or any of its Subsidiaries from the Affiliates of the Company on the Closing Date, other than amounts permitted pursuant to subsection 11.8(f).

         8.28. Indebtedness Owing to Affiliates. To the best knowledge of the Company, no Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company and its Subsidiaries) holds any Indebtedness of the Company or any of its Subsidiaries (not including any trade credit in the ordinary course of business, any Subordinated Intercompany Note, any Capital Contribution Note or any Capital Gains Note), except to the extent that such Affiliate has duly executed and delivered to the Administrative Agent an Affiliate Subordination Letter which remains in full force and effect.

         8.29. No Recordation Necessary. This Agreement and each Security Document is in proper legal form for the enforcement hereof or thereof against the Company and each Local Borrowing Subsidiary under the law of the jurisdiction of organization of such Borrower and under the law of the jurisdiction in which the Local Loans or Acceptances, as the case may be, are being made to the Company and such Local Borrowing Subsidiary, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Security Documents it is not necessary that this Agreement, the Security Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of organization of such Local Borrowing Subsidiary or in the jurisdiction in which the Local Loans or Acceptances, as the case may be, are being made to the Company and it, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Security Documents or any other document.

         8.30. Accounts Receivable and Inventory. (a) Neither the Company nor any of its Domestic Subsidiaries holds any Accounts (as defined in the applicable Security Agreement to which such Person is a party) with respect to which the Administrative Agent does not hold a perfected, first priority security interest, other than any such Accounts with respect to which the Agent holds a perfected security interest which is subject only to prior Liens which are permitted to encumber such Accounts pursuant to subsection 11.3.

         (b) Neither the Company nor any of its Domestic Subsidiaries maintains any Inventory (as defined in the applicable Security Agreement to which such Person is a party) with respect to which the Administrative Agent does not possess a perfected, first priority security interest, other than any such Inventory with respect to which the Agent holds a perfected security interest which is subject only to prior Liens which are permitted to encumber such Inventory pursuant to subsection 11.3.

         8.31. Intellectual Property Filings. It is the ordinary business practice of the Company and each of its Domestic Subsidiaries to file with the United States Patent and Trademark Office for registration or recordation, as applicable, (i) a completed application for the registration of each trademark and patent owned by it which is material to the business of the Company or such Subsidiary and (ii) an appropriate assignment to the Company or any of its Domestic Subsidiaries of the interest acquired by it in any trademark and patent which is material to the business of the Company and its Subsidiaries taken as a whole.

         8.32. Certain Tax Liabilities. The aggregate amount paid since January 1, 1998 by the Company and its Subsidiaries in respect of federal and state income tax liabilities and obligations (excluding amounts paid in respect of accrued interest thereon) related to periods prior to January 1, 1998 did not exceed the reserves for income taxes on the books of the Company and its Subsidiaries as of January 1, 1998.

         8.33. Ownership of Charles of the Ritz. As of the date hereof, Charles of the Ritz is a direct Subsidiary of the Company.

         8.34. Assets of Revlon Holdings. Except as set forth on Schedule XVI, as of the date hereof neither Revlon Holdings, Revlon Worldwide Holdings Inc. nor REV Holdings owns any material assets.


                        SECTION 9. CONDITIONS PRECEDENT

         9.1. Conditions to Initial Extensions of Credit. The agreement of the relevant Lenders to make the initial extensions of credit (regardless of whether such extensions of credit are to be made in the form of Loans, Acceptances or Letters of Credit) requested to be made by it hereunder shall be subject to the satisfaction or waiver by such Lender of the following conditions precedent (the date on which said conditions are satisfied or waived, which date must occur on or prior to December 31, 2001, being herein called the "Closing Date"):

         (a) Effectiveness of Agreement. This Agreement shall have become binding upon the parties hereto in accordance with subsection 14.15 and the Administrative Agent shall have received a Local Fronting Lender Joinder Agreement, duly executed and delivered by each Local Fronting Lender listed on Schedule III;

         (b) Notes. The Administrative Agent shall have received:

                  (i) for the account of each Term Loan Lender which has so requested, a Term Loan Note or two Term Loan Notes (as the case may be) conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

                  (ii) for the account of each Multi-Currency Lender which has so requested, a Revolving Credit Note or two Revolving Credit Notes (as the case may be) conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company; and

                  (iii) for the account of the Swing Line Lender, a Swing Line Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

         (c) Guarantees. The Administrative Agent shall have received each Guarantee other than the Guarantees delivered pursuant to subsection 10.10, duly executed and delivered by a duly authorized officer of the Guarantor or Guarantors parties thereto;

         (d) Pledge Agreements. The Administrative Agent shall have received each Pledge Agreement and evidence reasonably satisfactory to it that all actions necessary to perfect the pledge and security interests granted by each Pledge Agreement (other than the Pledge Agreements delivered pursuant to subsection 10.11) shall have been taken and the Administrative Agent shall have received each document necessary to be held by it for such perfection;

         (e) Stock Certificates. The Administrative Agent shall hold or have received (i) the share certificates for all of the Pledged Stock in certificated form which are delivered in connection with the Pledge Agreements delivered pursuant to subsection 9.1(d), together with an undated stock power for each such share certificate, duly executed in blank and delivered by a duly authorized officer of the Pledgor of such Pledged Stock represented by such stock certificate and (ii) with regard to the Pledged Stock issued by Foreign Subsidiaries, the pledge of such Pledged Stock otherwise shall have been perfected in accordance with applicable law;

         (f) Mortgages. The Administrative Agent shall have received the Mortgage (and any necessary amendments thereto), duly executed and delivered by a duly authorized officer of the Company, and evidence of the proper filing thereof in the appropriate jurisdictions or in the alternative, a mortgagee's title policy or marked-up unconditional binder for such insurance as provided in subsection 9.1(g) containing "gap coverage";

         (g) Title Insurance Policies. The Administrative Agent shall have received, in respect of the Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance. Such policy shall (i) be in an amount equal to not less than 125% of the most recent appraised value of such property; (ii) insure that the Mortgage insured thereby creates a valid first lien on the property covered by such Mortgage, free and clear of all defects and encumbrances except such encumbrances that do not materially interfere with the use of the Mortgaged Property; (iii) provide affirmative mechanic's lien coverage; (iv) name the Administrative Agent, for the benefit of the holders of the obligations secured thereby, as the insured thereunder; (v) be in the form of ALTA Loan Policy-1970 (amended on October 17, 1970) or ALTA Loan Policy-1987; and (vi) contain revolving endorsements and such other endorsements and effective coverage as the Agents may reasonably request. The Administrative Agent also shall have received evidence that all premiums in respect of such policy have been paid by or on behalf of the Company;

         (h) Security Agreements. The Administrative Agent shall have received evidence reasonably satisfactory to it that all actions necessary to perfect the pledge and security interests granted by each Security Agreement (other than the Security Agreements delivered pursuant to subsection 10.12) shall have been taken and the Administrative Agent shall have received each document necessary to be held by it for such perfection;

         (i) Senior Secured Notes. The Administrative Agent shall have received proof satisfactory to it (in its sole discretion), that the Company has received free of any escrow restrictions or other Liens the gross cash proceeds from the issuance of the Senior Secured Notes in an amount not less than $335,000,000;

         (j) Lien Searches. The Administrative Agent shall have received the results of Lien searches, conducted by a search service reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall be satisfied that no Liens are outstanding on the property or assets of the Company and its Domestic Subsidiaries, other than any such Liens (i) which are permitted pursuant to the terms of the Credit Documents or (ii) as to which the Administrative Agent has received documentation reasonably satisfactory to it evidencing the termination of such Liens;

         (k) Corporate Proceedings of Borrowers. The Administrative Agent shall have received (a) certified copies of the Charter and by-laws (or analogous organizational documents) of each Borrower (together with a certified English translation thereof with respect to any such document which is not in English) and (b) the resolutions (or analogous authorizations), in form and substance reasonably satisfactory to the Agents, of the Board of Directors of each Borrower (together with a certified English translation thereof with respect to any such document which is not in English), authorizing in each case the execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which such Borrower is a party, in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (l) Incumbency Certificates for Borrowers. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or analogous officer) of each Borrower dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing each of this Agreement, the Notes and each other Credit Document to which such Borrower is a party, and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be;

         (m) Corporate Proceedings and Incumbency of Pledgors, Grantors and Guarantors. The Administrative Agent shall have received such certified corporate proceedings and incumbency certificates, in form and substance reasonably satisfactory to the Agents, of the Board of Directors of each Pledgor, each Grantor and each Guarantor as of the Closing Date as the Administrative Agent shall reasonably request;

         (n) Certain Legal Opinions. The Administrative Agent shall have received executed legal opinions of:

                  (i) Paul, Weiss, Rifkind, Wharton & Garrison, as counsel to the Company and as special New York counsel to the Borrowing Subsidiaries, substantially in the form of Exhibit M-1;

                  (ii) the Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit M-2;

                  (iii) Simpson Thacher & Bartlett, as counsel to the Administrative Agent, substantially in the form of Exhibit M-3;


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                                                                              93

                  (iv) each of the domestic local counsel listed on Schedule XIII, in form and substance reasonably acceptable to the Agents; and

                  (v) except to the extent set forth in subsection 10.16, each of the international local counsel listed on Schedule XIV, in form and substance reasonably acceptable to the Agents.

      Each of the foregoing legal opinions shall be accompanied by copies of the legal opinions, if any, upon which such counsel rely, and in each case shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance reasonably satisfactory to, the Agents and shall cover such other matters incident to the transactions contemplated by the Credit Documents as the Agents may reasonably require. Each of the counsel delivering the foregoing legal opinions is expressly instructed to deliver its opinion for the benefit of each of the Administrative Agent and each Lender;

         (o) Fees. The Administrative Agent shall have received, for the accounts of the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and each Co-Agent, all accrued fees and expenses owing hereunder or in connection herewith to such Persons (including, without limitation, accrued fees and disbursements of primary counsel, local counsel and special counsel to the Administrative Agent, the Documentation Agent and the Syndication Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date;

         (p) Legal Investment. The making of the Loans and other extensions of credit hereunder shall be permitted on the Closing Date as a legal investment by the laws, rules and regulations of the State of New York and by each jurisdiction to which the Lenders may be subject (without resort to any so-called "basket" provision of such laws, including without limitation
     Section 1405(8) of the New York Insurance Laws); and the Lenders shall have received such certificates or other evidence as they may reasonably request demonstrating the legality of such purchase under such laws, rules and regulations;

         (q) Indenture. The Administrative Agent shall have received a true and correct copy of the Senior Secured Notes Indenture, together with a copy of each amendment, supplement and other modification thereof through the date hereof and all such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent;

         (r) Financial Models. The Administrative Agent shall have received financial models and pro forma financial statements relating to the Company and its Subsidiaries (which financial models and pro forma financial statements shall be in form and substance reasonably satisfactory to the Lenders), certified by a Responsible Officer of the Company as (i) being the financial models and pro forma financial statements referenced in said subsection 8.23(a) and (ii) having been delivered to each Lender not less than five Business Days prior to the date of execution by such Lender of this Agreement;

         (s) Financial Statements. The Administrative Agent shall have received copies of the financial statements referenced in subsection 8.9;

         (t) Compliance with Indentures. The making of the extensions of credit hereunder and the granting of the Liens under the Security Documents shall not violate any provisions of the Indentures, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Company (which certificate shall be in form and substance reasonably satisfactory to the Agents) demonstrating that the transactions contemplated hereby do not necessitate the sharing (on an equal and ratable basis or otherwise) of collateral security granted pursuant to the Security Documents with any trustee or holder of Indebtedness under the Indentures other than as provided for in the Collateral Agency Agreement;

         (u) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agents and their counsel;

         (v) Collateral Agency Agreement. The Administrative Agent shall have received the Collateral Agency Agreement, duly executed and delivered by duly authorized officers of each of the parties thereto;

         (w) Consent and Confirmation. The Administrative Agent shall have received the Consent and Confirmation, duly executed and delivered by duly authorized officers of each of the parties thereto; and

         (x) Acknowledgement and Consents. The Administrative Agent shall have received an Acknowledgement and Consent, substantially in the form of Exhibit T, duly executed and delivered by duly authorized officers of each Directly Pledged Subsidiary that is a Foreign Subsidiary.

         9.2. Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans) requested to be made by it on any date, the agreement of each Local Fronting Lender to create any Acceptances to be created by it on any date and the agreement of the Issuing Lender to issue any Letter of Credit to be issued by it on any date (including, without limitation, its initial extension of credit), are subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by each party to each Credit Document in or pursuant to this Agreement or any other Credit Document, or contained in any certificate or financial statement (other than estimates and projections which are (x) identified as such and (y) contained in any financial statement) furnished at any time under or in connection with this Agreement or any other Credit Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date), both before and after giving effect to such Loan, the creation of such Acceptance or the issuance of such Letter of Credit, as the case may be, and to all other extensions of credit to be made on such date and the use of the proceeds thereof; and

         (b) No Default. No Event of Default and no Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and Letter of Credit issued on behalf of, a Borrower hereunder (including, without limitation, each borrowing effected through the creation of an Acceptance) shall constitute a representation and warranty by the Company and (to the extent that such Borrower is not the Company) such Borrower, as of the date of such borrowing or other extension of credit, that the conditions contained in paragraphs (a) and (b) of this subsection 9.2 have been satisfied.



                       SECTION 10. AFFIRMATIVE COVENANTS

            The Company hereby agrees that, until the Payment Obligations have been Fully Satisfied:

         10.1. Financial Statements. The Company will furnish to each Lender, through the Administrative Agent:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders' equity and cash flows for such year, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 10.1(a)) the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agents;

         (b) as soon as available, but in any event within 60 days after the end of each fiscal year of the Company, a copy of (i) the annual business plan of the Company and its Subsidiaries for the next succeeding fiscal year, including model quarterly balance sheets and statements of operations and of cash flow, (ii) a five-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for the Company and its Subsidiaries and (iii) a five-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for Revlon and its Subsidiaries, and all of the foregoing shall be in form and detail reasonably satisfactory to the Agents and shall be certified by a Responsible Officer of the Company; and

         (c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of (i) the unaudited consolidated, condensed balance sheets of the Company and its Subsidiaries as at the end of each such quarter,
     (ii) the related unaudited consolidated, condensed statements of operations and of cash flows for the portion of the fiscal year through such date and
     (iii) the related unaudited consolidated, condensed statements of operations for such quarterly period, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 10.1(c)) the figures for the corresponding fiscal period of the previous year (other than the balance sheets, which shall present such corresponding figures at the last day of the previous fiscal year), certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company;

all such financial statements to be prepared in reasonable detail and (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of interim periods, to normal year-end adjustments and the absence of notes).

         10.2. Certificates; Other Information. The Company will furnish to each Lender, through the Administrative Agent:

         (a) concurrently with the delivery of its financial statements referred to in subsection 10.1(a), a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) within five days after the delivery of its financial statements referred to in subsections 10.1(a) and (c), a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit O;

         (c) within five days after the same are sent, copies of all financial statements and reports which the Company or any of its Subsidiaries and any Parent of the Company sends to holders of its publicly traded debt or equity securities, and within five days after the same are filed, copies of all financial statements and reports (including copies of all registration statements, proxy statements and regular and periodic reports, if any) which any of such Persons may make to, or file with, the Securities and Exchange Commission or any successor thereto;

         (d) within 10 days following the last day of each fiscal quarter of the Company, a schedule listing (i) all Subsidiaries of the Company as of the last day of the fiscal quarter most recently ended, (ii) all Subsidiaries of the Company which have been acquired or created during the fiscal quarter then ended and (iii) all Persons which have ceased to be Subsidiaries of the Company during such prior fiscal quarter of the Company;

         (e) at least 10 days prior to the issuance thereof, a certificate of a Responsible Officer of the Company as to the issuance of any letter of credit permitted by subsection 11.2(r), which certificate shall include (i) the amount of such letter of credit (including, with respect to any such letter of credit that is denominated in a currency other than Dollars, the Equivalent in Dollars thereof), (ii) the stated expiry date thereof, (iii) the issuer thereof and (iv) the beneficiary thereof; and

         (f) promptly, such additional documents and financial and other information (including, without limitation, amendments to the Certificate of Incorporation and By-Laws of such Person) relating to REV Holdings and its Subsidiaries (or, at any time when REV Holdings ceases to have any significant Indebtedness, Revlon and its Subsidiaries) as any Agent, or any Lender acting through the Administrative Agent, may from time to time reasonably request.

         10.3. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except when the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of the Company or such Subsidiary, as the case may be. Notwithstanding anything to the contrary in the foregoing sentence, the Company shall not be in default under this subsection 10.3 unless the aggregate amount of non-contested Indebtedness or obligations which it and its Subsidiaries have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate.

         10.4. Conduct of Business and Maintenance of Existence. Except as permitted by this Agreement, the Company will continue to engage in business of the same general type as now conducted by it; and, except as permitted by this Agreement, the Company will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsections 11.5 and 11.6, and comply with all Contractual Obligations and Requirements of Law except to the extent that all failures to comply therewith would not in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company will not make any material change in its present method of conducting business. The Company will cause each of its Subsidiaries which is a Directly Pledged Subsidiary on the Closing Date to engage primarily in no business other than the business of developing, manufacturing, distributing and/or selling (including marketing and advertising) beauty, skin care, fragrance, personal care and/or related products (or of holding properties incidental to such businesses).

         10.5. Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on such of its property and against such liabilities in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and furnish to the Agents, upon written request, and to each Lender which makes a written request through the Administrative Agent, reasonable information as to the insurance carried.

         10.6. Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of accounts and records in which entries in conformity in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and which shall permit the preparation of financial statements in conformity with GAAP and (b) permit representatives of any Lender or any Agent to visit and inspect such of its properties during normal business hours as such Lender reasonably may request through the Administrative Agent or such Agent reasonably may request and (during such visit or inspection, or otherwise upon request through the Administrative Agent) examine and make abstracts from such of its books and records as it may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the business, condition (financial or otherwise), performance, properties and prospects of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its then independent certified public accountants.

         10.7. Notices. The Company will promptly give notice to the Agents and each Lender, through the Administrative Agent:

         (a) of the occurrence of any Default or Event of Default;

         (b) of any default or event of default by the Company or any of its Subsidiaries under any Contractual Obligation of the Company or any of its Subsidiaries or the institution of, or the occurrence of any material adverse change, in the status or likely result of, any litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or any other Person which, in any of the foregoing cases, would be reasonably likely to have a Material Adverse Effect;

         (c) of any default or event of default by Revlon or (to its actual knowledge) REV Holdings, Revlon Holdings, Mafco, M&FH, M&FG, RGI, Revlon Guarantor Corp., Revlon Finance Corporation or Revlon Worldwide Holdings under any agreements or other instruments governing Indebtedness of such Person involving an aggregate amount in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof);

         (d) of (i) any violation or noncompliance by the Company or any of its Subsidiaries or, to the best of its knowledge, any other Person of any Environmental Laws which would be reasonably likely to have a Material Adverse Effect or (ii) any liability or potential liability to the Company or any of its Subsidiaries or, to the best of its knowledge, to any other Person under, any Environmental Laws which would be reasonably likely to have a Material Adverse Effect;

         (e) of any of the following events, as soon as possible, and in any event, within 30 days after the Company knows or has reason to know thereof:

         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or

         (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

     if such Reportable Event, termination, withdrawal or partial withdrawal (and, in the case of any Multiemployer Plan, its Reorganization or Insolvency) would be reasonably likely to result in liability to the Company and the Guarantors, in the aggregate, in excess of $1,000,000;

         (f) of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole, or of any event which would be reasonably likely to materially adversely affect the ability of the Company and its Subsidiaries taken as a whole to perform the obligations of the Borrowers under the Credit Documents; and

         (g) of the consummation of any transaction permitted by subsection 11.8(e), and the consummation of any transaction contemplated by subsection 7.4(b)(iii), which notices shall, in any event, be given within five Business Days thereafter.

Each notice pursuant to this subsection 10.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         10.8. Maintenance of Corporate Identity. The Company will operate its businesses, and will cause its Subsidiaries to operate their respective businesses, and maintain their records, independently from any Person (a "Parent") which, directly or indirectly, is in control (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company and independently from any Subsidiary of such Parent other than the Company and its Subsidiaries; and the Company will maintain bank accounts separate from the bank accounts of each Parent of the Company and act solely in its own corporate name and through its own authorized officers and agents.

         10.9. Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

         (a) Comply with and require compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that the failure to do so would not be reasonably likely to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this clause (b) would not be reasonably likely to have a Material Adverse Effect or (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including without limitation reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         10.10. Additional Guarantees. The Company will from time to time cause each Domestic Subsidiary thereof which has not previously done so to execute and deliver to the Administrative Agent a Subsidiaries Guarantee, substantially in the form of Exhibit G-1 (after giving effect to the applicable modifications described in the Consent and Confirmation). Each such Subsidiaries Guarantee shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by any Agent and are in form and substance reasonably satisfactory to the Administrative Agent.

         10.11. Additional Stock Pledges. (a) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent 100% of the issued and outstanding capital stock or other equity interests (other than directors' qualifying shares) of each Domestic Subsidiary of the Company which has not previously been pledged hereunder. Such pledge shall be granted pursuant to a Pledge and Security Agreement substantially in the form of Exhibit F-2 or G-2 (in each case, after giving effect to the applicable modifications described in the Consent and Confirmation), as the case may be.

         (b) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent in accordance with the laws of the jurisdiction of organization of the issuer thereof 66% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treasury Regulations ss.1.956-2(c)(2)) ("Voting Stock") and 100% of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of such Regulation) ("Non-Voting Stock") of each first-tier Foreign Subsidiary of the Company which (in each case) is owned of record by the Company or such Domestic Subsidiary and which has not previously been pledged hereunder. Each such pledge shall be granted pursuant to a Pledge Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the Pledged Stock delivered thereto under the laws of the jurisdiction in which the issuer of such Pledged Stock is organized and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, unless either the Administrative Agent or the Required Lenders shall at any time otherwise reasonably request, no such pledge shall be required pursuant to this subsection 10.11(b) with respect to the capital stock or other equity interests of any first-tier Foreign Subsidiary listed on Schedule IV which is not pledged on the Closing Date or is acquired or formed after the date hereof and either (A) is listed on Schedule IV as being slated for dissolution or (B) does not have assets in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof).

         (c) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent pursuant to a Generic Pledge Agreement 66% (rounded downward to eliminate any fraction of a share) of the Voting Stock and 100% of the Non-Voting Stock of each first-tier Foreign Subsidiary of the Company which (in each case) is owned of record by the Company or such Domestic Subsidiary and (except to the extent pledged pursuant to subsection 10.11(b), which shall not impair the requirement that a pledge complying with this subsection 10.11(c) also be granted) which has not previously been pledged hereunder. Each such pledge shall be granted pursuant to a Generic Pledge Agreement substantially in the form of Exhibit F-3 or G-3 (in each case, after giving effect to the applicable modifications described in the Consent and Confirmation), as the case may be.

         (d) Each Pledge Agreement required to be executed and delivered pursuant to this subsection 10.11 shall be promptly executed and delivered after the organization, acquisition or identification of any such Subsidiary or first-tier Foreign Subsidiary and shall be accompanied by share certificates evidencing the Pledged Stock thereunder (to the extent that such Pledged Stock is certificated), together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the Pledgor of the Pledged Stock represented by such certificate). Each Pledge Agreement executed and delivered pursuant to this subsection 10.11 (other than any Generic Pledge Agreement) shall be accompanied by (i) in the case of the pledge of capital stock or other ownership interests of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge, and (ii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agents or the Administrative Agent and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

         (e) Each Local Borrowing Subsidiary in the United Kingdom and Canada which is designated as such after the date hereof will pledge to the Administrative Agent 100% of the issued and outstanding capital stock or other ownership interests (other than directors' qualifying shares) of each direct Subsidiary of such Local Borrowing Subsidiary which has not previously been pledged hereunder (except to the extent that the Agents, in their reasonable judgment, determine that the transaction costs, regulatory burdens and operational restrictions resulting from such pledge are not justified by the value of the capital stock to be pledged). Each such pledge shall be granted pursuant to a Pledge Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the Pledged Stock delivered thereto under the laws of the jurisdiction in which the issuer of such Pledged Stock is organized and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, each pledge granted pursuant to this subsection 10.11(e) shall secure only the obligations of such Local Borrowing Subsidiary on account of the Local Loans and Acceptances made to it.

         (f) In the event that there shall be a change in law that substantially eliminates the adverse tax consequences to the Company or any of its Subsidiaries that would have resulted on the date hereof from the pledge of more than 66-2/3% of the Voting Stock of any Foreign Subsidiary, the Company will, and will cause each of its Subsidiaries to, (i) pledge such additional amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which then is pledged hereunder) and (ii) notwithstanding the provisions of subsection 10.11(b) and (c), pledge the maximum amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which is pledged thereafter), in each case which can be so pledged without the incurrence of adverse tax consequences and take or cause to be taken such further action as the Administrative Agent may reasonably request (including, without limitation, the delivery of legal opinions) in order to perfect its security interest in such stock.

         10.12. Additional Security Agreements. (a) The Company will cause each of its Domestic Subsidiaries which has not previously done so to execute and deliver to the Administrative Agent a Subsidiary Security Agreement, substantially in the form of Exhibit G-4 (after giving effect to the applicable modifications described in the Consent and Confirmation), and (to the extent applicable) any Intellectual Property Security Agreements and to take such other action as reasonably shall be necessary or as the Administrative Agent reasonably shall request to grant to the Administrative Agent a first priority perfected security interest in all collateral described in such Security Agreement (subject to any Liens contemplated by subsection 11.3(m)). Each such Security Agreement shall be accompanied by such evidence of the taking of all actions as may be necessary or appropriate for the perfection and first priority of such security interest (including, without limitation, the filing of any necessary Uniform Commercial Code financing statements) and such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agents or the Administrative Agent, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (b) Each Local Borrowing Subsidiary in the United Kingdom and Canada which is designated as such after the date hereof will take such action as reasonably shall be necessary or as the Administrative Agent reasonably shall request to grant to the Administrative Agent a first priority, perfected security interest in all material accounts receivable, inventory and property, plant and equipment of such Local Borrowing Subsidiary (except to the extent that (i) such assets are subject on the date hereof to Liens which are permitted under subsection 11.3, in which case no such security interests need be granted pursuant to this clause (b) while such existing Liens, and the Indebtedness secured thereby on the date hereof, remain in effect, or (ii) the Agents, in their reasonable judgment, determine that the transaction costs, regulatory burdens and operational restrictions resulting from such grant are not justified by the value of the assets to be encumbered). Each such security interest shall be granted pursuant to a Security Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the relevant assets pledged pursuant thereto and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, each security interest granted pursuant to this subsection 10.12(b) shall secure only the obligations of such Local Borrowing Subsidiary on account of the Local Loans and Acceptances made to it.

         10.13. Asset Transfers. (a) The Company will grant to the Administrative Agent a first priority, perfected security interest (subject to any Liens thereon which are permitted to encumber the relevant asset pursuant to subsection 11.3) in all properties and assets (whether tangible or intangible) of a type that constitutes Collateral under (and as defined in) any Security Agreement or Pledge Agreement to which the Company or any of its Domestic Subsidiaries is a party which are sold, transferred, conveyed or otherwise distributed to the Company (including, without limitation, by way of merger or consolidation) from any of its Subsidiaries simultaneously with the effectiveness of such sale, transfer, conveyance or other distribution.

         (b) Each Domestic Subsidiary of the Company will take such action from time to time as is necessary (or otherwise reasonably requested by the Administrative Agent) to ensure that the Administrative Agent at all times holds a perfected security interest in all Collateral under (and as defined in) the Security Documents, provided that RIC shall not be required to grant to the Administrative Agent a security interest in (i) the German Distribution Option or (ii) the German Distribution Shares for a period of up to six months following the day on which RIC shall exercise the German Distribution Option.

         10.14. Intellectual Property. (a) The Company will, and will cause each of its Domestic Subsidiaries to, take such action as is necessary (or as otherwise is reasonably requested by the Administrative Agent) in order to grant to the Administrative Agent a first priority, perfected security interest in any copyright registration in which the Company or any of its Domestic Subsidiaries may from time to time obtain any interest. Such security interest shall be granted pursuant to a Copyright Security Agreement (substantially in the form of the Copyright Security Agreement delivered on the date hereof) or such other form reasonably acceptable to the Administrative Agent which is in proper form for recordation in the United States Copyright Office.

         (b) The Company will, to the extent permitted by Title 15 of the United States Code, submit, and will cause each of its Domestic Subsidiaries to submit, to the United States Patent and Trademark Office for registration or recordation, as applicable:

                  (i) a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then obtaining, of each Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which, in the Company's reasonable judgment, is a Significant Trademark; provided that within 30 days after receipt of notice from the Administrative Agent, the Company shall, or shall cause the applicable Domestic Subsidiary to, submit to the United States Patent and Trademark Office for registration a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then obtaining, of any Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which the Required Lenders reasonably deem to be of such

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                                                                             104

          significance as to require the Company or such Domestic Subsidiary to take such steps as may be necessary or desirable to grant to the Administrative Agent a perfected, first priority security interest in such Trademark to the extent that it has any ownership interest in such Trademark which is registerable by it under trademark or other applicable law; and

                  (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Significant Trademark, any appropriate assignment to the Company or such Domestic Subsidiary of the interest acquired by it in the United States in such Significant Trademark, including, without limitation, all previously unrecorded assignments to the Company's or such Domestic Subsidiary's predecessors-in-interest of which the Company or any Domestic Subsidiary is or becomes aware.

The Company will, and will cause each of its Domestic Subsidiaries to, use its respective best efforts to comply with all requirements of the Lanham Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly register and maintain the registration of any such Significant Trademark with the United States Patent and Trademark Office, except as permitted pursuant to subsections 10.4, 11.5 and
11.6 hereof. The Company will submit, and will cause each of its Domestic Subsidiaries to submit, to the Administrative Agent, by each January 31 and July 31 of each year following the Closing Date, commencing July 31, 2002 (or, if the Administrative Agent reasonably so requests in writing, more often; provided that, except during such time as a Default or Event of Default has occurred and is continuing, the Administrative Agent shall not so request more frequently than monthly), a document confirming the security interest of the Administrative Agent in any Trademark acquired or with respect to which the Company or any Domestic Subsidiary filed an application for trademark registration during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

         (c) The Company will, to the extent permitted by Title 35 of the United States Code, submit, and will cause each of its Domestic Subsidiaries to submit, to the United States Patent and Trademark Office for issuance or recordation, as applicable:

                  (i) an application for letters patent for each patentable invention acquired by or invented by or for it which invention is of such a nature that the Company or its Subsidiaries in accordance with its ordinary business practice then obtaining would file an patent application in the United States Patent and Trademark Office with respect to it; and

                  (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Patent, any appropriate assignment to the Company or such Domestic Subsidiary of the interest acquired by it in the United States in such Patent, including, without limitation, all previously unrecorded assignments to the Company's or such Domestic Subsidiary's predecessors-in-interest of which the Company or any Domestic Subsidiary is or becomes aware.

The Company will, and will cause each of its Domestic Subsidiaries to, use its respective best efforts to comply with all requirements of the United States Patent Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly obtain and maintain any Patent with the United States Patent and Trademark Office, except as permitted pursuant to subsections 10.4, 11.5 and 11.6 hereof. The Company will submit, and will cause each of its Domestic Subsidiaries to submit, to the Administrative Agent, by each January 31 and July 31 of each year following the Closing Date, commencing July 31, 2002 (or, if the Administrative Agent reasonably so requests in writing, more often; provided that, except during such time as a Default or Event of Default has occurred and is continuing, the Administrative Agent shall not so request more frequently than monthly), a document confirming the security interest of the Administrative Agent in any Patent acquired or with respect to which the Company or any Domestic Subsidiary filed an application for letters patent during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

         (d) Notwithstanding anything to the contrary contained in this subsection 10.14, the Company and its Subsidiaries shall have the right to license their respective Patents and Trademarks to third parties on an arms' length basis (and, during such time as no Default or Event of Default has occurred and is continuing, to retain the proceeds thereof); provided, except with respect to Trademarks and Patents which constitute Disposition Assets or with respect to which the only substantial use by the Company and its Subsidiaries is in connection with a business constituting a Disposition Asset, that any such license of (i) a Trademark shall be for use with respect to products which are not reasonably likely to be competitive with those produced and/or marketed by the Company and its Subsidiaries and (ii) a Patent shall be for applications which would not be reasonably likely to diminish the value of any product line of the Company and its Subsidiaries. Each Agent and each Lender hereby acknowledges and agrees that any security interest held by the Administrative Agent in any Patent or Trademark which is licensed in accordance with the provisions of this subsection 10.14(d) shall be subordinate to such license agreement and each Lender hereby instructs the Administrative Agent to execute and deliver such instruments, documents and agreements as the Company reasonably may request in order to confirm such subordination.

         10.15. Additional Mortgages. With respect to any fee interest in any real property located in the United States having a value (together with improvements thereon) of at least $5,000,000 acquired after the Closing Date by the Company or any of its Domestic Subsidiaries, the Company or such Subsidiary shall promptly (and in any event within 45 days after (x) the acquisition thereof or (y) in the case of costs and expenses referred to in clause (d) below, the receipt of an invoice in respect thereof) (a) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the holders of the Bank Obligations, covering such real property, (b) if requested by the Administrative Agent, provide the Lenders with (i) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (ii) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (c) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (d) pay all costs and expenses associated with the foregoing.

         10.16. Post-Closing Matters. Within 60 days after the Closing Date, the Company shall (a) to the extent not previously delivered to the Administrative Agent pursuant to subsection 9.1(n)(v), deliver to the Administrative Agent each of the legal opinions referred to in subsection 9.1(n)(v) and (b) deliver to the Administrative Agent Affiliate Subordination Letters, duly executed by each Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company) which from time to time holds any Indebtedness (including, without limitation, any Indebtedness under subsection 11.2(n), but other than trade credit in the ordinary course of business, any Subordinated Intercompany Note, any Capital Contribution Note and any Capital Gains Note) of the Company.

                          SECTION 11. NEGATIVE COVENANTS

         The Company hereby agrees that, until the Payment Obligations are Fully
Satisfied:

         11.1. Financial Covenants. The Company will not:

         (a) Leverage Ratio. Permit the Leverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on any date during any period set forth below to be more than the amount set forth opposite such period in which such four fiscal quarter end occurs:

                             Period               Ratio

                    12/31/01 through 9/30/03    1.40:1.00

                     12/31/03 and thereafter    1.10:1.00


         (b) Maximum Capital Expenditures. Permit the aggregate amount of Capital Expenditures of the Company and its Subsidiaries during any fiscal year of the Company to be more than $100,000,000; provided, however, that in the event that any such amount permitted by this subsection 11.1(b) for Capital Expenditures during any fiscal year is not expended during such fiscal year, an amount equal to the lesser of (i) 50% of such unspent amount and (ii) $25,000,000 may be carried over for expenditure in the following fiscal year and any amounts so carried over shall be deemed to be the last amounts expended in such following fiscal year; and provided, further, that the purchase price for any property or asset acquired to replace a Surplus Asset within one year from the date upon which it was contributed by the Company or any of its Subsidiaries to a Permitted Joint Venture shall be deemed not to constitute a "Capital Expenditure" for purposes of this subsection 11.1(b) to the extent that the purchase price of such replacement asset has been treated as an "Investment" for purposes of subsection 11.8(e).

(c) Maintenance of Minimum EBITDA. Permit EBITDA for the period of four consecutive fiscal quarters ending on any date during any period set forth below to be less than the amount set forth opposite such period in which such four fiscal quarter end occurs:

                          Period               Amount

                 12/31/01 through 3/31/02  $180,000,000

                  6/30/02 through 9/30/02  $185,000,000

                 12/31/02 through 9/30/03  $210,000,000

                 12/31/03 through 9/30/04  $230,000,000

                  12/31/04 and thereafter  $250,000,000


         11.2. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:

                  (a) Indebtedness in respect of the Loans, the Notes, the Drafts and the L/C Obligations;

                  (b) Indebtedness existing on the date of this Agreement which is set forth in Schedule VII; and any Indebtedness resulting from the refinancing of any such Indebtedness, provided that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby and any contingent obligor of such refinancing Indebtedness was a contingent obligor of the Indebtedness refinanced thereby (except to the extent that such primary obligor and/or contingent obligor may be substituted by a new primary obligor or contingent obligor, as the case may be, which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor and/or contingent obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness,
          (iii) the effective annual interest expense applicable to such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) is not materially greater than the effective annual interest expense applicable to the Indebtedness refinanced thereby, (iv) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to March 31, 2006 and (v) with respect to each issue of refinancing Indebtedness in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate, either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than the provisions contained in this Agreement and do not conflict with the provisions of this Agreement or
          (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Agents;

                  (c) Indebtedness in respect of unsecured public debt or unsecured long-term private placement financings of the Company; provided that such Indebtedness is in amount, form and substance reasonably satisfactory to the Required Lenders;

                  (d) Indebtedness (i) of the Company to any of its wholly-owned Subsidiaries, (ii) of any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company and (iii) of any wholly-owned Subsidiary of the Company to the Company, provided, in each case, that the aggregate principal amount of such Indebtedness of any Subsidiary that is not a Guarantor incurred after the date hereof shall be subject to subsection 11.8(j);

                  (e) Indebtedness (including, without limitation, Indebtedness on account of letters of credit not issued under this Agreement) incurred for the working capital purposes of the Company or any of its Subsidiaries in an aggregate principal amount not exceeding for the Company and its Subsidiaries in the aggregate $30,000,000 (or, with respect to any other currency, the Equivalent in Dollars thereof); provided that for purposes of this subsection 11.2(e), such aggregate principal amount shall not include (x) an amount equal to the aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries to any bank which is offset by compensating balances at such bank (which Indebtedness shall be permitted hereunder) and (y) Indebtedness otherwise permitted by this subsection 11.2;

                  (f) Indebtedness issued under the Indentures, and any Indebtedness resulting from the refinancing of any such Indebtedness (other than the Senior Secured Notes Indenture); provided that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby (except to the extent that such primary obligor may be substituted by a new primary obligor which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the amount equal to the sum of the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness,
          (iii) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to March 31, 2006 and is unsecured, (iv) if the Indebtedness being refinanced is subordinated, the subordination provisions of such refinancing Indebtedness is no less favorable to the Administrative Agent and the Lenders than the subordination provisions of the Indebtedness refinanced thereby and
          (v) either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than those in effect in the Indebtedness refinanced thereby and do not conflict with the provisions of this

          Agreement or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Required Lenders; provided, further, that (i) the aggregate principal amount of Senior Secured Notes at any time outstanding shall not exceed $363,000,000, (ii) the aggregate principal amount of Subordinated Notes at any time outstanding shall not exceed $650,000,000, (iii) the aggregate principal amount of the Company's 8-1/8% Senior Notes due 2006 at any time outstanding shall not exceed $250,000,000 and (iv) the aggregate principal amount of the Company's 9% Senior Notes due 2006 at any time outstanding shall not exceed $250,000,000;

                   (g) the Subordinated Intercompany Notes and any Capital Gains Notes;

                   (h) Indebtedness of the Company to Affiliates in respect of Capital Contribution Notes which evidence cash amounts actually received by the Company from such Affiliates on account of Capital Contributions;

                   (i) Indebtedness of any Person which becomes a Subsidiary of the Company after the date of this Agreement (provided that (i) such Indebtedness was in existence on the date such Person became a Subsidiary, whether pursuant to a Committed Facility or otherwise and
          (ii) such Indebtedness was not created in contemplation of such Person becoming a Subsidiary) and any Indebtedness resulting from the refinancing of any such Indebtedness;

                   (j) Indebtedness to employees or former employees of the Company or any of its Subsidiaries in the nature of deferred compensation;

                   (k) Indebtedness which is incurred by the Company and its Subsidiaries which constitutes Investment Consideration incurred (i) for the deferred purchase price of capital stock, other equity interests or assets acquired in an acquisition from a Person other than the Company and its Subsidiaries of all or substantially all of the capital stock, other equity interests or assets of one or more Persons or (ii) in connection with any Investment in a Permitted Joint Venture;

                   (l) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements which are in existence on the date hereof and other Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements which (i) have a tenor which is not in excess of five years, (ii) are not leveraged, (iii) are in an aggregate notional amount (net of any offsetting economic positions among such Interest Rate Agreements) not to exceed $200,000,000 at any one time outstanding (including, without limitation, all Interest Rate Agreements in effect on the date hereof) and (iv) have the sole purpose of netting the economic position and obligations of the Company and its Subsidiaries;

                   (m) foreign exchange contracts of the Company and its Subsidiaries entered into in the ordinary course of business of the Company and its Subsidiaries for the purpose of providing foreign exchange for their respective operating requirements or of hedging currency exposure;

                   (n) Indebtedness of the Company to Affiliates who have executed and delivered an Affiliate Subordination Letter in respect of working capital loans actually received in cash by the Company from such Affiliates in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding; provided that (i) the rate of interest payable on account of such Indebtedness is less than the rate then payable on Eurodollar Loans hereunder and (ii) such Indebtedness shall not be repayable (and, in any event, shall not be repaid) at any time when a Default or Event of Default has occurred and is continuing (or would result therefrom);

                   (o) Indebtedness of the Company or any of its Subsidiaries in the nature of guarantees as referred to in clause (k) of the definition of "Indebtedness" in subsection 1.1 which is permitted by subsection 11.4;

                   (p) Indebtedness of any Foreign Subsidiary or a branch of a Domestic Subsidiary principally doing business outside of the United States, in an aggregate principal amount at any one time outstanding not to exceed $30,000,000 (or with respect to any other currency, the Equivalent in Dollars thereof); provided that, such Indebtedness (i) is not guaranteed by the Company (except to the extent that the Lien permitted by subsection 11.3(o), in itself, constitutes a guarantee) and (ii) is either offset or secured by a counterpart deposit, compensating balance or a pledge of cash deposit; provided, further, that such counterpart deposit, compensating balance or cash deposit pledge does not constitute Collateral (as defined in any Security Document) or any of the Unpledged International Property;

                   (q) Indebtedness arising out of purchase money obligations of the Company and its Subsidiaries for computer software and hardware acquired by the Company and its Subsidiaries after the Closing Date in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding (or, with respect to any other currency, the Equivalent in Dollars thereof); and

                   (r) Indebtedness in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit not issued under this Agreement for the account of the Company or any of its Subsidiaries in an aggregate amount at any one time outstanding not to exceed $30,000,000 (or with respect to any other currency, the Equivalent in Dollars thereof); provided that such Indebtedness is offset or secured by a counterpart deposit, compensating balance or a pledge of cash deposits.

provided, however, that in no event may the Company or any of its Subsidiaries incur any Indebtedness to REV Holdings.

                   11.3. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their properties, assets (including shares of stock) or revenues, whether now owned or hereafter acquired, except for:

                   (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                   (b) carriers', warehousemens', mechanics', materialmens', repairmens' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents (other than inventory and real property) or any of the Unpledged International Property;

                   (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

                   (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

                   (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                   (f) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

                  (g) Liens existing on the date of this Agreement which (i) secure Indebtedness set forth in Schedule VII or any Contingent Obligations with respect to such Indebtedness as permitted by subsection 11.4 and any replacement Liens securing any Indebtedness resulting from the refinancing of any such Indebtedness as permitted by subsection 11.2(b) or securing any Contingent Obligations with respect to such Indebtedness as permitted by subsection 11.4, provided that no such Lien is spread to cover any additional property (except for additional property in the nature of improvements to property already subject to any such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien), and provided, further, that no such Lien (other than any such Lien on account of Indebtedness or Contingent Obligations constituting Bank Obligations) shall encumber any Collateral (as defined in any Security Document)

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                                                                             112

          under any of the Security Documents or any of the Unpledged International Property or (ii) are disclosed in the title insurance policies delivered pursuant to subsection 9.1(g);

                   (h) Liens under the Security Documents (including, without limitation, Liens which secure Bank Obligations as provided for in the Collateral Agency Agreement) or any other Lien securing all or any portion of the Payment Obligations;

                   (i) Liens securing any Indebtedness issued under the Senior Secured Notes Indenture and Indebtedness in respect thereof so long as
          (i) except with respect to any such Lien contemplated by subsection
          5.8 hereof, any such Liens are subject to the Collateral Agency Agreement and (ii) no such Lien shall encumber any property or asset of the Company or any of its Subsidiaries that is not subject to a first priority Lien granted under the Security Documents or pursuant to subsection 5.8 hereof in favor of the Administrative Agent (as defined in the Collateral Agency Agreement) for the benefit of the holders of the Bank Obligations;

                   (j) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken;

                   (k) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness or Contingent Obligations, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any Security Document or any of the Unpledged International Property;

                   (l) Liens securing Eligible Obligations (as defined in the Collateral Agency Agreement), including any Indebtedness of any Subsidiary of the Company permitted under subsection 11.2(e) or any Contingent Obligation with respect to such Indebtedness permitted by subsection 11.4 or any Liens replacing such permitted Liens, provided that (i) no such Lien (other than any such Lien created under the Security Documents or securing reimbursement obligations under letters of credit not issued under this Agreement) shall encumber any asset of the Company or any of its Subsidiaries organized under the laws of a jurisdiction within the United States (other than any Lien on assets of a foreign branch of any Domestic Subsidiary of the Company, which assets are themselves located outside of the United States) or any Collateral (as defined in any Security Document) under any Security Document or any of the Unpledged International Property and (ii) any such Lien which secures reimbursement obligations under letters of credit not issued under this Agreement shall be limited to (A) the assets acquired or shipped with the support of such letter of credit and (B) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer of such letter of credit in the ordinary course of business;


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                   (m) any Lien securing any Indebtedness permitted under
          subsection 11.2(i) or under a Committed Facility which was in existence on the date such Person became a Subsidiary or such acquisition or Investment was made or any Contingent Obligation with respect to such Indebtedness permitted by subsection 11.4 or any Liens replacing such permitted Liens, provided that (i) such Lien existed on the date on which the Person owing such Indebtedness became a Subsidiary or such acquisition or Investment was made (or that such Lien replaced such a Lien), was not created in contemplation of its becoming a Subsidiary or acquisition or Investment being made and has not been spread to cover any additional property (except for additional property in the nature of improvements to property already subject to such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien) and (ii) the amount of Indebtedness secured thereby is not increased (except for any increase in such Indebtedness representing additional borrowings or the like under the same Committed Facility or permitted replacement thereof pursuant to which such Indebtedness was incurred and such Committed Facility existed on such date), and provided, further, that no such Lien shall encumber any of the Unpledged International Property;

                   (n) any Lien securing any working capital Indebtedness of any Subsidiary or any Contingent Obligation with respect to such Indebtedness, where such Indebtedness represents an increase in the aggregate principal amount of working capital Indebtedness and the Lien or Liens securing such Indebtedness are permitted by paragraph
          (g) or (m) of this subsection 11.3 (including the requirement that no such Lien is spread to cover any additional property (except for additional property in the nature of improvements to property already subject to such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien)), provided that (i) such increase is generally attributable to an increase in the working capital needs of such Subsidiary, (ii) such Indebtedness is permitted under subsection 11.2(e) and (iii) such Indebtedness is not guaranteed by the Company and provided, further, that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

                   (o) Liens in the nature of counterpart deposits or pledges of cash deposits of the Company or any of its Subsidiaries to secure Indebtedness of Foreign Subsidiaries of the Company or a branch of a Domestic Subsidiary principally doing business outside of the United States, which Indebtedness is permitted pursuant to subsection 11.2(p), provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

                   (p) Liens in favor of Persons holding Indebtedness permitted pursuant to subsection 11.2(k), provided that such Liens shall extend only to the capital stock, other equity interests or assets acquired by the Company or its Subsidiaries for such Indebtedness or the interest in the applicable Permitted Joint Venture;

                   (q) possessory Liens in favor of securities intermediaries, commodity intermediaries, brokers and dealers arising in connection with the acquisition or disposition of investments of the type permitted by subsection 11.8; provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the

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          ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing; and provided, further, that such Liens attach only to the property of the Company or its Subsidiary, as the case may be, for whose account any such obligations have been incurred;

                   (r) Liens to secure the payment of all or a part of the purchase price of any computer software or hardware acquired after the Closing Date; provided that (i) the Indebtedness secured by such Liens shall be permitted pursuant to subsection 11.2(q) and (ii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries (except for proceeds thereof or other related collateral or additional property in the nature of improvements to property already subject to such Lien);

                   (s) Liens in the nature of counterpart deposits or pledges of cash deposits of the Company or any of its Subsidiaries to secure Indebtedness permitted pursuant to subsection 11.2(r); provided that the amount of any such deposit does not exceed the amount of the Indebtedness it secures; and

                   (t) additional Liens incurred in the ordinary course of business of the Company and its Subsidiaries securing Indebtedness or other obligations of the Company and/or any of its Subsidiaries not to exceed $10,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate at any one time outstanding, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property.

         11.4. Limitation on Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, agree to, or assume or incur, or otherwise in any way be or become responsible or liable, directly or indirectly, with respect to, any Contingent Obligation, except for:

                  (a) the Guarantees;

                  (b) Contingent Obligations set forth in Schedule VIII, and any Contingent Obligations resulting from the refinancing of any Indebtedness or obligations supported by such Contingent Obligations, provided that (i) the principal or face amount of any such refinancing Indebtedness or obligations (as determined as of the date of the incurrence of such refinancing Indebtedness or obligations in accordance with GAAP) does not exceed the principal or face amount of the Indebtedness or obligations refinanced thereby, (ii) the effective annual interest expense or cost applicable to such refinancing Indebtedness or obligations (as determined as of the date of the incurrence of such refinancing Indebtedness or obligations in accordance with GAAP) is not materially greater than the effective annual interest expense or cost applicable to the Indebtedness or obligations refinanced thereby and (iii) such refinancing Indebtedness or obligations (or any installment thereof) does not have any scheduled principal payments which are earlier than March 31, 2006 (or, in any case in which such Indebtedness or obligations had scheduled principal payments prior to such date, no earlier than the dates of such scheduled payments);


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                  (c) any Contingent Obligation of the Company in the nature of a guarantee of any Indebtedness or other obligations of any of its Subsidiaries permitted under this Agreement;

                  (d) any Contingent Obligation of any of the Subsidiaries of the Company in the nature of a guarantee of any Indebtedness or other obligations of any of the Subsidiaries of such Subsidiary permitted under this Agreement;

                  (e) any Contingent Obligation of any Subsidiary of the Company in the nature of a guarantee of Indebtedness (other than the Subordinated Notes or any Indebtedness referred to in subsection 11.2(b)) or other obligations of the Company or any other Subsidiary of the Company;

                  (f) any Contingent Obligation of the Company arising pursuant to the Agreement, dated as of February 7, 1994, by and among Robert B. Reich (as the Secretary of Labor of the United States), the Company and Mafco Holdings Inc.;

                  (g) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of any Permitted Joint Venture; provided that the incurrence of such Contingent Obligation is permitted by subsection 11.8(e); and

                  (h) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of officers and directors of the Company and its Subsidiaries in the ordinary course of business; provided that the sum of the aggregate principal amount of the Indebtedness so guaranteed and the aggregate principal amount of all then outstanding loans permitted by subsection 11.8(f) does not exceed $3,000,000 at any one time outstanding.

         11.5. Limitation on Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction in the nature of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of the business or assets of the Company, or enter into any such transaction or series of related transactions with regard to a group of Subsidiaries which, if merged into a single Subsidiary, would constitute a substantial part of the business or assets of the Company, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom):

                  (a) the Company and its Subsidiaries may engage in Permitted Intercompany Transfers; and

                  (b) the Company and any of its Subsidiaries may engage in transactions permitted under subsection 11.6 or subsection 11.8(d) or
          (e).


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         11.6. Limitation on Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any of the Subsidiaries of the Company, issue any shares of capital stock or other equity interests (other than any director's qualifying shares), to any Person, except:

                  (a) sales, transfers and other dispositions by the Company and its Subsidiaries of (i) obsolete or worn out property in the ordinary course of business or (ii) contemplated by clause (a)(ii))(Z) of the definition of "Net Proceeds Event";

                  (b) sales of property (including, without limitation, inventory) by the Company and its Subsidiaries to third parties in the ordinary course of business for fair market value;

                  (c) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), Permitted Intercompany Transfers;

                  (d) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Specified Dispositions for fair market value (which property, in the aggregate, the Company hereby represents and warrants is not material to the conduct of the business of the Company and its Subsidiaries);

                  (e) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), sales, transfers and other dispositions of assets of the Company and its Subsidiaries to Permitted Joint Ventures in accordance with the provisions of subsection 11.8;

                  (f) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Resale Transactions to unaffiliated third parties for fair market value;

                  (g) other sales, transfers and other dispositions by the Company and its Subsidiaries which are permitted by subsections 11.3 or 11.5;

                  (h) the sale, transfer or other disposition by the Company or any of its Subsidiaries of the assets set forth on Schedule XV; and

                  (i) the sale, transfer or other disposition by RIC of the German Distribution Shares and the German Distribution Option.

         11.7. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that, so long as no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is made or would result therefrom and the representations and warranties deemed to be made pursuant to subsection 11.7(b) are true and correct in all material respects as of the date such Restricted Payment is made, the following Restricted Payments may be made:


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                  (i) Restricted Payments on account of amounts payable under the Company Tax Sharing Agreement, with respect to state and local taxes and, with the prior consent of the Required Lenders, federal taxes; provided, however, that (x) any Capital Gains Amounts which are payable under the Company Tax Sharing Agreement shall be paid exclusively by means of a Capital Gains Note, (y) no such Restricted Payment (whether in cash or otherwise) shall be made more than ten Business Days prior to the date upon which Mafco's or the relevant Affiliate's related liability to the Internal Revenue Service (or the relevant state or local taxing authority) for tax (including estimated taxes) is paid (or, if no such taxes are payable, ordinarily would have been due) and (z) the aggregate amount which is then to be paid by the Company and its Subsidiaries pursuant to this subsection 11.7(a)(i) shall not be in excess of the amount which is to be paid by Revlon to its Parents pursuant to the Company Tax Sharing Agreement;

                  (ii) Restricted Payments made to Permitted Joint Ventures, to the extent that such Restricted Payments are permitted pursuant to subsection 11.8(e);

                  (iii) Restricted Payments made from time to time to finance
          (A) the purchase by Revlon of its common stock (for not more than market price) in connection with the delivery of such common stock to grantees under any stock option plan maintained by it upon the exercise by such grantees of stock options, restricted stock or stock appreciation rights settled with common stock or upon the grant of shares of common stock or restricted stock pursuant thereto and (B) the payment by Revlon of amounts owing in respect of restricted stock, stock appreciation rights and performance units under any such stock option plan; provided that (x) the sum of (1) the aggregate amount of Restricted Payments made pursuant to this clause (iii) and (2) the aggregate amount of open-market purchases of common stock and restricted stock of Revlon, Inc. together with any other investments made as permitted under subsection 11.8(g), does not exceed $8,000,000 in any year and (y) amounts available pursuant to this clause (iii) to be utilized for Restricted Payments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year;

                  (iv) subject to the limitations set forth in subsections 11.8(f) and 11.8(g), Restricted Payments made from time to time to finance the investments contemplated by subsections 11.8(f) and 11.8(g).

                  (b) The making of each Restricted Payment pursuant to subsection 11.7(a) shall constitute a representation and warranty by the Company that, on and as of the date upon which such Restricted Payment is made (both before and after giving effect to the making thereof), the representations and warranties contained in subsections
          8.10 and 8.21(a) are true and correct in all material respects.

         11.8. Limitation on Investments. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, except as otherwise permitted by subsection 11.10 and except that:


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                  (a) each of the Company and its Subsidiaries may make or
          commit to make investments in Cash Equivalents;

                  (b) each of the Company and its Subsidiaries may make or commit to make investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), put and call foreign exchange options to the extent necessary to hedge foreign exchange exposures or foreign exchange spot and forward contracts, and notes receivable, arising or acquired in the ordinary course of business and in Interest Rate Agreements;

                  (c) the Company may make or commit to make any loan or advance or purchase any securities constituting a Restricted Payment permitted by subsection 11.7;

                  (d) if in the reasonable judgment of the Company, any customer is deemed to be in a reorganization or unable to make a timely cash payment on Indebtedness or other obligations of such customer owing to it, each of the Company and its Subsidiaries may invest or commit to invest in securities issued by such customer or any Affiliate thereof (other than any Affiliate of the Company) in lieu of cash payment; provided that the Company or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor;

                  (e) each of the Company and its Subsidiaries may make or commit to make Investments; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Investment (or would result therefrom) and (ii) the aggregate Investment Consideration (as reduced by the amount equal to the Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Event on account of any Resale Transaction) with respect to all such Investments plus Intercompany Investments made pursuant to subsection 11.8(j)(iii)(z) does not exceed $7,500,000 per calendar year; provided, further, that none of the Company or any of its Subsidiaries shall commit to make any Investment unless such Investment is then permitted hereunder;

                  (f) each of the Company and its Subsidiaries may make or commit to make loans to officers and directors of the Company and its Subsidiaries in the ordinary course of business in an aggregate principal amount which, in the aggregate with all then outstanding Contingent Obligations permitted by subsection 11.4(h), does not exceed $3,000,000 at any one time outstanding from the Company and its Subsidiaries to all such officers and directors;

                  (g) the Company (and, in the case of clause (ii) below, the Company's Domestic Subsidiaries) may make or commit to make investments in (i) open-market purchases of common stock of Revlon and
          (ii) any other investment available to highly compensated employees under any "excess 401-(k) plan" of the Company (or any of its Domestic Subsidiaries, as applicable), in each case to the extent necessary to permit the Company (or such Domestic Subsidiary, as applicable) to satisfy its obligations under such "excess 401-(k) plan" for highly compensated employees; provided that the aggregate amount of such purchases and other investments under this subsection 11.8(g), does not exceed $8,000,000 in any year and (ii) amounts available pursuant to this subsection 11.8(g) to

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          be utilized for investments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year;

                  (h) subject to the limitations set forth in subsection 11.7(a)(iii), each of the Company and its Subsidiaries may make or commit to make investments from time to time in connection with the transactions contemplated by subsection 11.7(a)(iii);

                  (i) RIC may acquire or commit to acquire the German Distribution Shares in connection with the exercise of the German Distribution Option in accordance with its terms; and

                  (j) each of the Company and its Subsidiaries may make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any of the Company or any Subsidiary (each an "Intercompany Investment"); provided that with respect to any Intercompany Investment made after the date hereof by the Company or any Domestic Subsidiary in any Subsidiary that is not a Guarantor, (i) such Intercompany Investment shall only be made in the ordinary course of business or consistent with past practice, (ii) if such Intercompany Investment is made in cash as an advance, loan or other extension of credit, such Intercompany Investment shall be evidenced by an intercompany note which, in the case of any such note held by the Company or any Subsidiary that is a Guarantor, shall be promptly pledged to the Administrative Agent, for the benefit of the holders of the Bank Obligations, pursuant to the relevant Security Documents and which, if the principal amount of such note is determined by reference to a grid, schedule or exhibit attached thereto which requires the holder thereof to update such grid, schedule or exhibit to evidence any advance, loan or other extension of credit made pursuant to such note, shall require the grid, schedule or exhibit attached thereto to be updated no more frequently than four times per calendar year on or about the dates financial statements are required to be delivered to the Administrative Agent pursuant to subsections 10.1(a) and 10.1(c) hereof and (iii) if such Intercompany Investment is made in cash as a capital contribution, such Intercompany Investment shall only be made in a Foreign Subsidiary (w) in an aggregate amount such that after giving effect thereto, such Foreign Subsidiary (A) is in compliance with all material Requirements of Law applicable to it with respect to capitalization, (B) has sufficient capital with which to conduct its business in accordance with past practice and (C) is not undercapitalized to such an extent that, solely as a result of such undercapitalization, (I) any creditor of such Foreign Subsidiary would be deemed under the laws of any relevant jurisdiction to owe a fiduciary duty to any other creditor of such Foreign Subsidiary or
          (II) if applicable, the Local Loans made or the Acceptances created by the relevant Local Fronting Lender to such Foreign Subsidiary would be subordinated to any obligations of such Foreign Subsidiary owing to any other Person, (x) to the extent that on the date of such contribution, the cash contributed to the capital of the applicable Foreign Subsidiary, if loaned or advanced through an intercompany loan evidenced by a note, would either (A) cause the Company or the Domestic Subsidiary of the Company acquiring such note to be deemed to be doing business in any jurisdiction outside of the United States or otherwise subject to taxation or regulation in such jurisdiction or
          (B) require the Foreign Subsidiary

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          issuing such note to withhold from any payment made in respect thereof any amount now or hereafter imposed, levied, collected or assessed by any relevant jurisdiction, or any political subdivision or taxing authority thereof or therein, (y) in connection with any sale, transfer or other disposition of capital stock or other equity interests or assets of such Foreign Subsidiary permitted hereunder, to the extent that the aggregate amount of such capital contribution does not exceed the aggregate amount outstanding of any Indebtedness and other obligations of such Foreign Subsidiary owing to the Company or any of its Domestic Subsidiaries that was in each case created or otherwise incurred on or prior to the date of such sale, transfer or other disposition and which Indebtedness and other obligations are outstanding immediately prior to such sale, transfer or other disposition or (z) in connection with the formation or organization of such Foreign Subsidiary, to the extent that the amounts expended pursuant to this subsection 11.8(j)(iii)(z) plus amounts expended pursuant to subsection 11.8(e) do not exceed $7,500,000 per calendar year.

         11.9. Limitation on Payments on Account of Debt; Synthetic Purchase Agreements. The Company will not, and will not permit any of its Subsidiaries to:

         (a) amend, waive, supplement or otherwise modify in any material respect (including, without limitation, amendments of the interest rate or payment terms thereof) any Indenture or any agreement governing the Subordinated Notes, any Indebtedness permitted pursuant to subsection 11.2(c) or any Indebtedness not permitted pursuant to the terms of this Agreement as in effect on the date hereof but entered into with the consent of the Required Lenders;

         (b) amend, waive, supplement or otherwise modify any Affiliate Subordination Letter, any Subordinated Intercompany Note, any Capital Gains Notes or any Capital Contribution Note;

         (c) directly or indirectly, defease, or make or commit to make any optional prepayment of, or otherwise repurchase, any of its Indebtedness, except:

                  (i) Indebtedness under this Agreement, the Notes and the Drafts;

                  (ii) Indebtedness which is (A) permitted by paragraphs (d),
          (e), (j), and (l) through (r) of subsection 11.2, or (B) permitted by subsection 11.2(i) and has a final maturity which is earlier than the Termination Date;

                  (iii) Indebtedness permitted by subsection 11.2(b) upon any refinancing thereof in accordance with the provisions of said subsection 11.2(b) and Indebtedness (other than the Senior Secured Notes) permitted by subsection 11.2(f) upon any refinancing thereof in accordance with the provisions of said subsection 11.2(f); and

                  (iv) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 (or, with respect to any other currency, the Equivalent thereof on the date of such payment or prepayment) prior to the Termination Date; or


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(d)   enter into or be party to, or make any payment under, any Synthetic
      Purchase Agreement.

         11.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, (a) engage in any transaction with any Affiliate of the Company, except upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person, not an Affiliate, or (b) sell, transfer, convey, assign or otherwise dispose of any material asset to any Affiliate of the Company; provided, however, that nothing contained in this subsection 11.10 shall prohibit (x) the Company from making Restricted Payments permitted by subsection 11.7 or (y) the Company or any of its Subsidiaries from engaging in any transaction pursuant to and in accordance with the Occupancy Agreement, dated as of January 1, 1995, between Revlon Holdings and the Company, as occupant, or the Lease, dated as of April 2, 1993, by Revlon Holdings, as landlord, to the Company, as tenant, with respect to the research and development facility.

         11.11. Hazardous Materials. The Company will not, and will not permit any of its Subsidiaries to, cause or knowingly permit any of the Mortgaged Properties or any other of its assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials or Petroleum Products, except in compliance in all respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any act or omission on its part, or on the part of any tenant or subtenant, of Hazardous Materials or Petroleum Products onto any such property or asset in violation of any Environmental Law, except to the extent that any such failure to comply with applicable Environmental Laws would not be reasonably likely to have a Material Adverse Effect.

         11.12. Accounting Changes. (a) The Company will not, and will not permit any of its Subsidiaries to, make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by the Company in the audited financial statements contained in its Annual Report on Form 10-K for its fiscal year ended December 31, 2000, unless (i) such changes are required or permitted by GAAP,
(ii) such changes are disclosed to the Lenders through the Administrative Agent or otherwise and (iii) if requested by the Agents, relevant prior financial statements are reconciled (in form and detail reasonably satisfactory to the Agents) to show comparative results and reconciliations.

         (b) Notwithstanding anything to the contrary contained herein, compliance with the financial covenants contained in subsection 11.1 shall be determined based upon GAAP as in effect as of the date of, and as used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2000.

         11.13. Limitation on Negative Pledge Clauses. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than the Credit Documents) with any Person which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, however, that any of the Company and its Subsidiaries may enter into any such agreement to the extent that such agreement is in

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connection with a Lien permitted by paragraph (c), (d), (f), (g) (to the extent that such agreement is in effect on the date hereof), (h), (i), (k), (l),
(m) (to the extent that such agreement is in effect on the date upon which the relevant asset is acquired), (n), (o), (p), (q), (r), (s) or (t) of subsection
11.3 and any such prohibitions or limitations apply only to the property encumbered by such Lien.

         11.14. Amendment of Company Tax Sharing Agreement. The Company will not, and will not permit any of its Subsidiaries to, amend, modify, change, waive, cancel or terminate any term or condition of the Company Tax Sharing Agreement in a manner adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.

         11.15. Other Designated Obligations. The Company will not, and will not permit any of it Subsidiaries to, designate (a) any Indebtedness or obligations as "New Working Capital Indebtedness" under (and as defined in) the Collateral Agency Agreement unless (i) after giving effect to such designation, the aggregate principal amount of outstanding Existing Working Capital Indebtedness (as defined in the Collateral Agency Agreement) plus the aggregate principal amount of outstanding New Working Capital Indebtedness shall not exceed $30,000,000 at any time outstanding, (ii) a Foreign Subsidiary or a branch of a Domestic Subsidiary principally doing business outside of the United States is the obligor in respect of such designated Indebtedness or other obligations and
(iii) if such designation relates to Indebtedness, such designated Indebtedness is permitted by subsection 11.2(e), (b) any Indebtedness permitted by subsection 11.2(r) as an "Eligible Obligation" under (and as defined in) the Collateral Agency Agreement or (c) any Indebtedness or obligations as "Other Permitted First Lien Obligations" or "Other Permitted Second Lien Obligations" under the Collateral Agency Agreement.


                         SECTION 12. EVENTS OF DEFAULT

            Upon the occurrence and during the continuance of any of the following events:

                  (a) Payments. Failure by any Borrower to pay any principal of any Loan, Note or Draft, or any Reimbursement Obligation, when due in accordance with the terms thereof and hereof; or failure by any Borrower to pay any interest on any Loan, Note or Draft, or any Reimbursement Obligation, within five days after the date when due in accordance with the terms thereof and hereof or any fee or other amount payable in connection with any Credit Document within five days after the date when due; or

                  (b) Representations and Warranties. Any representation or warranty made or deemed made by any Borrower, any Pledgor, any Grantor or any Guarantor in any Credit Document or which is contained in any certificate or financial statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made; or


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                  (c) Certain Covenants. Default by the Company in the
          observance or performance of any negative covenant or agreement contained in Section 11 or the observance of any covenant or agreement contained in subsection 10.13; or

                  (d) Other Covenants. Default by the Company in the observance or performance of any other covenant or agreement contained or incorporated by reference in this Agreement and the continuance of such default unremedied for a period of 15 days; or

                  (e) Security Document Covenants. Default by any Borrower, any Pledgor, any Grantor or any Guarantor in the observance or performance of any covenant or agreement contained or incorporated by reference in any Security Document and such default shall continue beyond the grace period provided in such Security Document; or

                  (f) Effectiveness of the Security Documents. On or after the Closing Date, (i) for any reason (other than any act on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender) any Security Document ceases to be or is not in full force and effect or any of the Liens intended to be created by any Security Document ceases to be or is not a valid and perfected Lien having the priority contemplated thereby or (ii) any Borrower, any Pledgor, any Grantor or any Guarantor shall assert in writing that any Security Document has ceased to be or is not in full force and effect; or

                  (g) Cross Default. Any of Revlon or any of its Subsidiaries shall Cross Default;

                  (h) Control Persons. (i) Any Person (or group of Persons acting in concert), other than Ronald O. Perelman or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative and his (or any of their) Affiliates (without giving effect to clause (a) of the definition thereof) (collectively, "ROP"), shall "control" the Company, as such term is used in Rule 405 promulgated under the Securities Act of 1933, as amended, or (ii) in the event that ROP ceases to so "control" the Company, any other Person (or group of Persons acting in concert) shall own, directly or indirectly, more than 25% of the issued and outstanding voting power of the Company, or (iii) the Continuing Directors shall cease to constitute at least 66-2/3% of the board of directors of the Company; or

                  (i) Ownership. Revlon shall at any time for any reason cease to be the beneficial owner of 100% of the outstanding shares of capital stock and other equity interests of the Company; or

                  (j) Tax Matters. The Company or any of its Subsidiaries shall make any payment (whether in cash or in kind, but other than pursuant to any Capital Gains Note) to a Parent on account of any Capital Gains Amount; or

                  (k) Default under Company Tax Sharing Agreement. At any time, any party (other than the Company or any of its Subsidiaries) shall default in its payment obligations under the Company Tax Sharing Agreement; or
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                                                                             124

                  (l) Commencement of Bankruptcy or Reorganization Proceeding.
          (i) Revlon, any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or, (ii) there shall be commenced against Revlon, any Borrower or any of its Subsidiaries any such case, proceeding or other action referred to in clause (i) which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days, provided that each Borrower, for itself and as agent for each of its Subsidiaries, hereby expressly authorizes the Administrative Agent, the Documentation Agent, the Syndication Agent and each Lender to appear in any court conducting any such case, proceeding or other action during said 60-day period to preserve, protect and defend their rights under the Credit Documents; or (iii) there shall be commenced against Revlon, any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Revlon, any Borrower or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph (l); or (v) Revlon, any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (m) Material Judgments. (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability of $5,000,000 or more or any judgment or decree shall be entered against Revlon in excess of $20,000,000 (or, in each case, with respect to any other currency, the Equivalent thereof) and all such judgments or decrees shall not have been vacated, stayed, satisfied, discharged or bonded pending appeal within 60 days from the entry thereof (provided that no Event of Default shall arise under this Section 12(m) as a result of any such judgment or decree to the extent that (x) it is covered by a valid policy of insurance covering payment thereof which has been provided by an Eligible Insurer and (y) such Eligible Insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or decree) or (ii) any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause (i) or (ii), there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

                  (n) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity of the Company shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect; or

                  (o) Matters Relating to Subordinated and Other Indebtedness. On or after the Closing Date, (i) if for any reason (other than any act on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender) (A) any Affiliate Subordination Letter then required to be delivered by an Affiliate pursuant to the terms of this Agreement shall cease to be or shall not be in full force and effect or (B) any Affiliate which is party to an Affiliate Subordination Letter shall assert in writing that the Affiliate Subordination Letter to which it is a party has ceased to be or is not in full force and effect or (ii) any Subordinated Notes or other Indebtedness (other than trade credit in the ordinary course of business, the Subordinated Intercompany Notes, any Capital Contribution Note and any Capital Gains Note) of the Company or any of its Subsidiaries shall be held by (or otherwise owing to) any Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company) if such Affiliate has not executed and delivered an agreement substantially in the form of the Affiliate Subordination Letter within ten Business Days following the acquisition of such Indebtedness by such Affiliate; or

                  (p) Additional Subsidiaries. Revlon shall create or otherwise have any direct Subsidiary other than the Company; or

                  (q) Capital Contributions. Revlon shall fail to make Capital Contributions to the Company in a timely manner in the amount equal to the Net Proceeds of any Equity Offering; provided, however, that for purposes of this Section 12(q), the term "Equity Offering" shall not include any Equity Offering made by any Person (other than Revlon) of all or any portion of the capital stock or other equity interests of Revlon; or

                  (r) Revlon Operations. Revlon shall have any meaningful assets (other than any Capital Gains Notes and Capital Contribution Notes) or Indebtedness (other than (x) Indebtedness of the type contemplated by clause (i) of the definition of such term, (y) Indebtedness in respect of the Revlon Guarantee and (z) Indebtedness in respect of the Senior Secured Notes), or shall conduct any meaningful business, other than
          (i) its

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                                                                             126

          ownership of the Company and (ii) such activities as are customary for a publicly traded holding company which is not itself an operating company;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (l) of this Section 12, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the Drafts shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Local Borrowing Subsidiaries), declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Borrowing Subsidiaries), declare all or any part of the Loans (with accrued interest thereon) and any other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the Drafts to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit as collateral security for such Letters of Credit in a cash collateral account opened by the Administrative Agent an amount of cash in Dollars equal to the Deposit Requirement in effect at such time. Amounts held in such cash collateral account shall be applied by the Administrative Agent (in such order as it shall elect) to the payment of the Payment Obligations on account of the Letters of Credit which are then or thereafter due and payable and to cause any then-outstanding Undrawn L/C Obligations to be Fully Secured. Following the payment of all such Payment Obligations and the termination of all Letters of Credit, any balance remaining in such cash collateral account shall be returned to the Company.

            Except as expressly provided above in this Section 12, presentment, demand, protest and all other notices of any kind are hereby expressly waived.



                             SECTION 13. THE AGENTS

         13.1. Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank (and any successors thereto who are appointed in accordance with the provisions of subsection 13.10) as the Administrative Agent under the Credit Documents. Each Lender hereby irrevocably designates and appoints Citibank as the Documentation Agent under the Credit Documents. Each Lender hereby irrevocably designates and appoints Lehman as the Syndication Agent under the Credit Documents. Each Lender hereby irrevocably authorizes

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                                                                             127

JPMorgan Chase Bank (and any such successors thereto), as the Administrative Agent for such Lender, Citibank, as the Documentation Agent for such Lender, and Lehman, as the Syndication Agent for such Lender, to take such action, in the Administrative Agent's, the Documentation Agent's or the Syndication Agent's discretion, as the case may be, on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Documentation Agent or the Syndication Agent, as the case may be, by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. JPMorgan Chase Bank hereby accepts its appointment as the Administrative Agent and the authorization set forth above. Citibank hereby accepts its appointment as the Documentation Agent and the authorization set forth above. Lehman hereby accepts its appointment as the Syndication Agent and the authorization set forth above. Notwithstanding any provision to the contrary in the Credit Documents, neither the Administrative Agent, the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth in the Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent, the Documentation Agent or the Syndication Agent in such capacity. Except as otherwise set forth in this Agreement or in the Security Documents, the duties of the Administrative Agent with respect to the collateral provided pursuant to the Security Documents shall terminate upon termination of the Commitments under this Agreement and (x) if a Notice of an Actionable Event has been delivered and remains in effect, on the Termination Date (as defined in the Collateral Agency Agreement) and (y) if no such Notice of an Actionable Event remains in effect, on the date upon which the Payment Obligations have been Fully Satisfied; provided that nothing contained herein shall impair the rights of the Administrative Agent to any indemnity, which rights shall survive the termination of the Commitments and the payment in full of all amounts owing to the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Co-Agents shall have no rights, duties, responsibilities or liabilities in their respective capacities as such and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

         13.2. Consultation with Documentation Agent and Syndication Agent. The Administrative Agent shall consult with each of the Documentation Agent and the Syndication Agent with respect to any material issues related to the Borrowers or any material provision under this Agreement, including, but not limited to, any amendment or waiver pursuant to subsection 14.1.

         13.3. Delegation of Duties. Each of the Agents may execute any of its respective duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         13.4. Exculpatory Provisions. None of the Agents, the Arranger, the Swing Line Lender, any Issuing Lender or any Local Fronting Lender, nor any of their respective

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                                                                             128

officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be (a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or
(b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents (other than with respect to its own due execution and delivery thereof) or the perfection of any security interest contemplated thereby or for any failure of any party thereto (other than such Agent in such capacity) to perform its obligations thereunder. None of the Agents, the Arranger, the Swing Line Lender, any Issuing Lender or any Local Fronting Lender shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents, or to inspect the properties, books or records of any party to any thereof.

         13.5. Reliance by the Agents. Each of the Agents, the Arranger and each Lender (including, without limitation, the Swing Line Lender, each Local Fronting Lender and each Issuing Lender) shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent or Arranger, as the case may be. The Administrative Agent may deem and treat the payee of any Note or on account of any Loan as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with it (in its capacity as such). Each Agent and the Arranger shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall have received such advice or concurrence of the Required Lenders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Lenders or, at its option, the Required Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (except that no such indemnification need include any indemnification for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or the Arranger, as the case may be). Each Agent, the Arranger and each Lender (including, without limitation, the Swing Line Lender, each Local Fronting Lender and each Issuing Lender), and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents upon advice of counsel or in accordance with a request of the Required Lenders (except in cases in which a greater number of Lenders is required, in which case the Agents, the Arranger and each Lender, and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of such Lenders), and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all Lenders and all future holders of the Loans and the Notes.


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                                                                             129

         13.6. Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives any such notice, it shall promptly give notice thereof to each of the Documentation Agent and the Syndication Agent (in such capacity) and to the Lenders. The Administrative Agent shall take such action with respect to any Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received any such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         13.7. Non-Reliance on the Agents, the Arranger and the Other Lenders. Each Lender expressly acknowledges that none of the Agents, nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to such Lender and that no act by such Lender hereinafter taken, including any review of the affairs of the Company or any Subsidiary or any Affiliate of any of the foregoing, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Documentation Agent, the Syndication Agent or the Arranger to any Lender. Each Lender represents to the Agents that it has or will, independently and without reliance upon the any Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed or will deem appropriate, made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and Affiliates and made and will make its own decision to make its Loans and other extensions of credit and enter into the Credit Documents to which it is or will be a party. Each Lender also represents that it will, independently and without reliance upon any Agent or the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and Affiliates. Each Lender acknowledges that no action on the part of any Agent or the Arranger shall relieve such Lender from performing its own credit analysis and making its own determination prior to, and from time to time after, its entering into this Agreement with respect to the nature of the transaction contemplated hereby and assuming any risks or disadvantages to it that may arise out of any such determination. Except for notices, reports and other documents expressly required to be furnished to the Lenders, or obtained, by the Agents or the Arranger, as the case may be, under the Credit Documents, the Agents and the Arranger in such respective capacities shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company and its Subsidiaries and Affiliates which may come into the possession of either of them or the possession of any of their officers, directors, employees, agents, attorneys-in-fact or affiliates. The Administrative Agent hereby agrees that, promptly following the Closing Date, it will provide to each Lender a copy of each of the documents

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                                                                             130

required to be furnished by the Company to the Administrative Agent prior to the Closing Date pursuant to subsection 9.1.

         13.8. Indemnification. The Lenders agree to indemnify the Agents, the Co-Agents and the Arranger (in their respective capacities as such) and the Multi-Currency Lenders agree to indemnify the Swing Line Lender, the Issuing Lender with respect to Letters of Credit and each Local Fronting Lender (in their respective capacities as such), and (in any such case) their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so, ratably according to the respective amounts of their pro rata shares of the Aggregate Commitment at the time of occurrence of the event giving rise to such claim for indemnity, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, legal fees and disbursements, but other than amounts owing by a Non-Funding Lender on account of principal, interest or the funding of participating interests required to be purchased by such Non-Funding Lender hereunder) which may at any time (including, without limitation, at any time following the payment of the Loans, Notes and other Payment Obligations) be imposed on, incurred by or asserted against any such indemnified Person, in its respective capacity as such, in any way relating to or arising out of the Credit Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by such indemnified Person, in its respective capacity as such, thereunder or in connection therewith, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such indemnified Person, in its respective capacity as such, or, in the case of a claim against any Agent or the Arranger (in its respective capacity as such) arising from a lawsuit against such Agent or the Arranger, as the case may be, if such Lender was not given notice of said lawsuit and an opportunity to participate in the defense thereof at its own expense. The agreements in this subsection 13.8 shall survive the payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this subsection from any payment made by it to such Lender hereunder.

         13.9. Each of the Agents and the Arranger in Its Individual Capacity. Each of the Agents, the Co-Agents and the Arranger and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries or Affiliates as though it were not an Agent, Co-Agent or the Arranger, as the case may be, hereunder. With respect to its Loans and any Notes or other promissory note issued to it (in its capacity as a Lender), with respect to any Local Loan or Acceptance made, created or participated in by it (in its capacity as a Lender) and with respect to any Letter of Credit issued or participated in by it (in its capacity as a Lender), each Agent, Co-Agent and the Arranger, shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, Co-Agent or the Arranger, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Agents, the Co-Agents and the Arranger, in its respective individual capacity.


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                                                                             131

         13.10. Successor Agents. The Administrative Agent, the Documentation Agent or the Syndication Agent may resign as Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, upon 30 days' notice to the Lenders and the Company (on its own behalf and as agent for the Local Borrowing Subsidiaries). If the Administrative Agent shall resign as such, then Citibank, N.A. shall (subject to receipt by the Company of the prior written consent of Citibank) be appointed (automatically and without any act on the part of, or notice to, any Person) as successor Administrative Agent for the Lenders; provided that, if Citibank shall not have so consented to such appointment or shall have ceased to hold any portion of the Loans or Commitments hereunder, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Company, such approval not to be unreasonably withheld (or, if the Required Lenders and the Company are unable to select such successor Administrative Agent within such 30-day period, a successor Administrative Agent shall be selected by the Agents). From and after such appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent under all of the Credit Documents, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans, the Notes, the Drafts or the other Payment Obligations. If the Documentation Agent, the Syndication Agent or the Arranger shall resign as such, no successor Documentation Agent, Syndication Agent or Arranger shall be appointed, and the Administrative Agent shall succeed to all of the rights, powers and duties of the resigning Documentation Agent, Syndication Agent or Arranger, as the case may be, under all of the Credit Documents, and the former Documentation Agent's, Syndication Agent's or Arranger's rights, powers and duties as Documentation Agent, Syndication Agent or Arranger, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Documentation Agent, Syndication Agent or Arranger. After any retiring Administrative Agent's or Documentation Agent's or Syndication Agent's or Arranger's resignation hereunder as such, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Documentation Agent or the Syndication Agent or the Arranger under the Credit Documents.



                           SECTION 14. MISCELLANEOUS

         14.1. Amendments and Waivers. (a) Except as set forth in the next succeeding sentence or otherwise expressly provided in this Agreement, the Administrative Agent, on the one hand, and the affected Borrowers or the Pledgors, the Grantors or the Guarantors, as the case may be, as party thereto, on the other hand, may from time to time with the prior written consent of the Required Lenders enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Credit Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and with the written consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders,

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                                                                             132

may execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to such Borrowers or the Pledgors or the Grantors or the Guarantors, as the case may be, party to any Credit Document, or any Default or Event of Default and its consequences. Except as otherwise expressly provided in this Agreement, no such waiver, amendment, supplement or modification shall:

         (i) without the prior written consent of each Lender directly affected thereby, extend or waive any scheduled installment or the final scheduled maturity of any of the Loans or the Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms (including, without limitation, fees and commissions) of any Commitment, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or amend, modify or waive any provision of this subsection 14.1;

         (ii) without the prior written consent of all Lenders (other than any Non-Funding Lenders), reduce the respective percentages specified in the definition of "Required Lenders" in subsection 1.1;

         (iii) without the prior written consent of the Lenders (other than any Non-Funding Lenders) holding more than 85% of the Aggregate Commitment, (A) amend, supplement or otherwise modify the provisions of paragraphs First through Fourth of Section 4.2(b) or Section 4.2(e)(i) of the Collateral Agency Agreement or any definitions used therein or (B) except as set forth in subsection 14.2, release any of the material collateral or material guarantee obligations provided for in any Security Document;

         (iv) without the prior written consent of the Issuing Lender with respect thereto, amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit;

         (v) without the prior written consent of the Swing Line Lender, amend, supplement or otherwise modify any of the terms and provisions of Section 4;

         (vi) without the prior written consent of each Local Fronting Lender directly affected thereby, amend, supplement or otherwise modify any of the terms and provisions of Section 6 (other than any amendment of Schedule III, to the extent contemplated by Section 6 and Schedule III);

         (vii) without the prior written consent of (A) the then Administrative Agent, the Arranger, the then Documentation Agent, and the then Syndication Agent, amend, modify or waive any provision of Section 13 to the detriment thereof or (B) the Swing Line Lender, each Local Fronting Lender and each Issuing Lender, amend, modify or waive any provision of Section 13 which is directly applicable thereto.

         (b) Notwithstanding anything to the contrary contained herein (including, without limitation, the provisions of subsection 14.1(a)), this Agreement may be amended, supplemented or otherwise modified by the Company and the Agents (with the consent of any Local Fronting

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                                                                             133

Lender which is directly affected thereby, but otherwise without notice to or consent of any other Lender or any Local Borrowing Subsidiary) in order to cure any ambiguity, omission, defect or inconsistency in any of the provisions of
Section 6 or otherwise relating to the Aggregate Local Loan Commitment and the administration thereof. Any such amendment, supplement or other modification pursuant to this subsection 14.1(b) shall be made in writing and shall be distributed to each affected Lender by the Administrative Agent promptly following the effectiveness thereof.

         (c) Any waiver, amendment, supplement or modification pursuant to this subsection 14.1 shall apply equally to each of the Lenders and shall be binding upon the Lenders and all future holders of any of the Loans, the Notes, the Reimbursement Obligations and all other Payment Obligations. In the case of such waiver, the parties to the Credit Documents, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the Notes and the Security Documents, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Administrative Agent shall, as soon as practicable, furnish a copy of each such amendment, supplement, modification or waiver to each Lender.

         14.2. Releases of Collateral Security and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Company the Administrative Agent shall, as promptly as possible (without any notice to or vote or consent of the Documentation Agent, the Syndication Agent or any Lender), take action having the effect of releasing:

         (a) any collateral and or guarantee obligations provided by any Local Borrowing Subsidiaries to the extent that (i) the Currency Sublimit for such Local Borrowing Subsidiary has been reduced to zero, (ii) no Payment Obligations are then owing by such Local Borrowing Subsidiary and (iii) the Company has notified the Administrative Agent in writing that such Subsidiary shall no longer constitute a "Local Borrowing Subsidiary"; and

         (b) any collateral and/or guarantee obligations provided for in any Security Document to the extent necessary to permit the consummation of (i) any Specified Disposition, (ii) any Permitted Intercompany Transfer (to the extent that any assets so released are appropriately re-pledged, to the extent applicable, in accordance with the terms of this Agreement), (iii) any Net Proceeds Event, (iv) any asset dispositions permitted by subsection
     11.6 (including as amended from time to time with the consent of the Required Lenders) or (v) the acquisition of computer software or hardware which is subject (or promptly following such release is to be subject) to a Lien permitted by subsection 11.3(r), by the relevant Person in accordance with the provisions of this Agreement and the Credit Documents; provided that the Net Proceeds of any Net Proceeds Events are applied, to the extent so required, in the manner contemplated by subsections 7.4 and 7.5 (including as amended from time to time with the consent of the Required Lenders).

         14.3. Notices. Notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by mail, or, in the case of telecopy notice, when sent, addressed as follows in the case of the Company, the Documentation Agent, the Syndication Agent and the Administrative Agent, as set forth in Schedule III (with a copy to the Company) in the case of each Local Fronting Lender and as set forth in
     Schedule I hereto in the case of each of the other parties hereto, or (in each case) to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Loans or the Notes:

The Company:                  Revlon Consumer Products Corporation
                              625 Madison Avenue
                              New York, New York  10022
                              Attention:  Treasurer
                              Telecopy:  (212) 527-5530

      with a copy (other      Revlon Consumer Products Corporation
      than of items           625 Madison Avenue
      relating to funding     New York, New York  10022
      and payments) to:       Attention:  Senior Vice President and General
                              Counsel
                              Telecopy:  (212) 527-5693

The Documentation             Citibank, N.A.
  Agent:                      399 Park Avenue
                              New York, New York 10043
                              Attention:  James Buchanan
                              Telecopy:  (212) 528-0819

The Syndication               Lehman Commercial Paper Inc.
  Agent:                      425 Lexington Avenue, Room 2533
                              New York, New York 10017
                              Attention:  Michele Swanson
                              Telecopy:  (212) 455-7241

The Administrative
   Agent:                     JPMorgan Chase Bank
                              270 Park Avenue
                              New York, New York  10017
                              Attention:  Neil Boylan
                              Telecopy:  (212) 972-0009

      with a copy to:         JPMorgan Chase Bank Agency Services Corp.
                              1 Chase Manhattan Plaza
                              8th Floor
                              New York, New York  10081
                              Attention:  Maggie Swales

                              Telephone:  (212) 552-7472
                              Telecopy:  (212) 552-5662

provided that any notice, request or demand to or upon the Administrative Agent or any Local Fronting Lender pursuant to Section 2, 3, 4, 5 or 6 shall not be effective until received.

         14.4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         14.5. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         14.6. Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Documentation Agent, the Syndication Agent and the Administrative Agent for all of their reasonable and documented fees, expenses, charges and out-of-pocket costs incurred in connection with the preparation, execution, delivery and administration of, and any amendment, supplement or modification to, and the obtaining of professional advice in connection with their ongoing obligations under, any Credit Document and any other documents prepared in connection herewith, the consummation of the transactions contemplated hereby and thereby and the investigation, defense or participation in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto and regardless of whether such proceedings are brought by you or any other person), including, in each such case and without limitation, the reasonable and documented fees, expenses, charges and disbursements of the single primary counsel to the Documentation Agent, the Syndication Agent and the Administrative Agent and any additional special counsel and local counsel to the Documentation Agent, the Syndication Agent and the Administrative Agent, but not including any fees and expenses of counsel to the Lenders, (b) to pay or reimburse each Lender, each Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent, counsel to the Syndication Agent, counsel to the Documentation Agent and the several counsel to the Lenders, (c) to pay, indemnify, and to hold each Lender, each Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swing

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                                                                             136

Line Lender, the Documentation Agent, the Syndication Agent, the Arranger and the Administrative Agent, and the officers, directors, employees, affiliates, advisors and agents thereof (collectively, the "indemnified persons"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, consummation, enforcement, performance and administration of the Credit Documents and the use by the Borrowers of the proceeds of the Loans and other extensions of credit hereunder (all of the foregoing, collectively, the "indemnified liabilities"), provided that no Borrower shall have any obligation to any indemnified person hereunder with respect to (i) indemnified liabilities which are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person, (ii) legal proceedings commenced against any such indemnified person by any security holder or creditor (other than the Company, its Subsidiaries and its Affiliates) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against any Lender, any Issuing Lender or the Swing Line Lender (in their respective capacities as such) by any other Lender or by the Documentation Agent, the Syndication Agent or the Administrative Agent (provided that for purposes of this clause (iii) only, each of such other Lender, Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent, the Arranger and the Administrative Agent shall be entitled to indemnity hereunder to the extent that such legal proceedings have been commenced by it to enforce the provisions of the Credit Documents) or (iv) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The agreements in this subsection 14.6 shall survive repayment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         14.7. Successors and Assigns; Loan Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Lenders, all future holders of the Loans and the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, the Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder or under any other Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan, Note, Commitment or other interest for all purposes under this Agreement and each Borrower, each Local Fronting Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any

Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 14.8. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 7.10(d), 7.11, 7.12 and 7.13 with respect to its participation in the Loans and other Payment Obligations outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in accordance with applicable law:

         (i) at any time sell all or any part of its rights and obligations under this Agreement and any of the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document to any Lender or any Affiliate thereof or to a Related Fund of any Lender;

         (ii) at any time sell to one or more additional Lenders or financial institutions ("Purchasing Lenders") which are Eligible Assignees, all or any part of its rights and obligations under this Agreement and any of the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document, provided that, unless the Company (on its own behalf and as agent for the Local Borrowing Subsidiaries) otherwise consents or unless the selling Lender is selling all of its rights and obligations under this Agreement and the Loans, any Notes, any Acceptances, any L/C Obligations and each other Credit Document, each such sale pursuant to this clause (ii) shall be in a minimum principal amount of $1,000,000 in the case of a Term Loan and $5,000,000 in the case of a Multi-Currency Commitment; and

         (iii) with the consent of the Company (on its own behalf and as agent for the Local Borrowing Subsidiaries) (which consent shall not be unreasonably withheld) sell to one or more Purchasing Lenders which are not Lenders, Affiliates thereof or Eligible Assignees, all or any part of its rights and obligations under this Agreement and the Loans, the Notes, any Acceptances, any L/C Obligations and any other Credit Document, provided that, unless the Company (on its own behalf and as agent for the Local Borrowing Subsidiaries) otherwise consents or unless the selling Lender is selling all of its rights and obligations under this Agreement and the Loans, any Notes, any Acceptances, any L/C Obligations and each other Credit Document, each such sale pursuant to this clause (iii) shall be in a minimum principal amount of $1,000,000 in the case of a Term Loan and $5,000,000 in the case of a Multi-Currency Commitment.

Any such sale pursuant to clause (ii) or (iii) of this subsection 14.7(c) shall be made pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit N (a "Commitment Transfer Supplement"), executed by the Administrative Agent, such Purchasing Lender and such transferor Lender (and, in the case of any such transfer made pursuant to clause (iii), by the Company, acting on its own behalf and on as agent for any relevant Local Borrowing Subsidiary), and delivered to the Administrative Agent for its acceptance and recording in the

Register (as defined below). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in the Commitment Transfer Supplement) determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement and the other Credit Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement and the other Credit Documents, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including, without limitation, Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loans, the Notes, the Acceptances and the L/C Obligations. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at its own expense and upon the request of such Purchasing Lender or the transferor Lender, shall execute and deliver (or cause the relevant Local Borrowing Subsidiary to execute and deliver) to the Administrative Agent in exchange for any surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained a Commitment hereunder (and has previously requested a Note evidencing its Loans thereunder), a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Any such new Note shall be dated the date of the original Note and shall otherwise be in the form of the Note replaced thereby. Any Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "canceled."

         (d) The Administrative Agent shall maintain at its address referred to in subsection 14.3 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments and Commitment Percentages of the Loans and other obligations hereunder owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan or other obligation, as the case may be, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Documentation Agent, the Syndication Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Commitment Transfer

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                                                                             139

Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company (and, to the extent relevant, any affected Local Borrowing Subsidiaries); provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more Related Funds.

         (f) Each Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company, its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or any other Credit Document, or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender's credit evaluation of the Company, its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or potential Transferee shall have acknowledged that it is receiving such information subject to the provisions of subsection 14.15(d).

         (g) Unless the Company shall otherwise consent, if, pursuant to this subsection 14.7, any interest in this Agreement or any Loan, Note, Acceptance, Application or Letter of Credit is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties at the time in effect no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other amounts owing under this Agreement,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN or (in the case of a Qualified Foreign Lender) U.S. Internal Revenue Service Form W-BEN (and accompanying U.S. Tax Compliance Certificate), or (in any such case) any successor applicable form, as the case may be (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Company) a new Form W-8ECI, Form W-8BEN or (in the case of a Qualified Foreign Lender) Form W-BEN (and accompanying U.S. Tax Compliance Certificate) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and (iv) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to be bound by the provisions of subsections 7.13(b), (c) and (d) as if such Transferee were a Lender hereunder.

         (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 14.7 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         14.8. Adjustments; Set-off. (a) On the date of occurrence of any Event of Default specified in clause (i), (ii) or (iii) of Section 12(l), each Lender shall be deemed to have purchased an interest in the Payment Obligations owing to each other Lender (and, to the extent necessary after giving effect to any actual recoveries on such Payment Obligations, shall actually fund such purchase) such that, after giving effect to all such purchases or deemed purchases, each Lender is owed directly or through such purchase or deemed purchase the portion of the aggregate amount of Payment Obligations then outstanding with respect to each of the Aggregate Term Loan Commitment and the Aggregate Multi-Currency Commitment equal to such Lender's ratable share of all Payment Obligations then outstanding with respect to each such Aggregate Commitment. Each Lender hereby acknowledges and agrees that its obligation to purchase such Payment Obligations in accordance with the provisions of this subsection 14.8(a) shall be irrevocable and unconditional.

         (b) If any Syndicated Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Syndicated Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations, as the case may be, owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Syndicated Lenders such portion of each such other Syndicated Lender's similar Loans or Reimbursement Obligations, or shall provide such other Syndicated Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Syndicated Lenders which hold such Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

         (c) In addition to any rights and remedies of the Syndicated Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Syndicated Lender shall have the right, without prior notice to the Company, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such or any other Syndicated Lender any amount owing from such Syndicated Lender to the Company at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Syndicated Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Syndicated Lender prior to the making, filing or issuance, or service upon such Syndicated Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Syndicated Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Syndicated Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (d) In addition to any rights and remedies of the Local Fronting Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Local Fronting Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of such Borrower to such Local Fronting Lender any amount owing from such Local Fronting Lender to such Borrower at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Local Fronting Lender against such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Local Fronting Lender prior to the making, filing or issuance, or service upon such Local Fronting Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Local Fronting Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Local Fronting Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         14.9. Delegation by each Local Borrowing Subsidiary. Each Local Borrowing Subsidiary hereby irrevocably designates and appoints the Company as the agent of such Local Borrowing Subsidiary under this Agreement and the other Credit Documents for the purpose of giving notices and taking other actions delegated to such Local Borrowing Subsidiary pursuant to the terms of this Agreement and the other Credit Documents. In furtherance of the foregoing, each Local Borrowing Subsidiary hereby irrevocably grants to the Company such Local Borrowing Subsidiary's power-of-attorney, and hereby authorizes the Company, to act in place of such Local Borrowing Subsidiary with respect to matters delegated to such Local Borrowing Subsidiary pursuant to the terms of this Agreement and the other Credit Documents and to take such other actions as are reasonably incidental thereto. Each Local Borrowing Subsidiary hereby further acknowledges and agrees that the Company shall receive all notices to such Local Borrowing Subsidiary for all purposes of this Agreement. The Company hereby agrees to provide prompt notice to the relevant Local Borrowing Subsidiary of any notices received and all action taken by the Company under this Agreement and the other Credit Documents on behalf of such Local Borrowing Subsidiary.

         14.10. Judgment. The Obligations of each Borrower in respect of each Local Loan and Acceptance reimbursement obligation due to any party hereto in Dollars (including, without limitation, by virtue of any conversion of a Local Loan or Acceptance from a Denomination Currency into Dollars pursuant to the provisions of subsection 6.4) or any holder of any bond which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to such Local Borrowing Subsidiary, such excess.

         14.11. QFL Notes. (a) Any Qualified Foreign Lender shall at the request of the Company or the Administrative Agent, upon receipt of a copy of such a request from the Company or the Administrative Agent, exchange any Term Loan Note held by it for a QFL Term Loan Note in the form attached hereto as Exhibit U-2 (a "QFL Term Loan Note"). Any QFL Term Loan Notes issued in exchange for any existing Term Loan Notes pursuant to this Section shall be dated the Effective Date and shall be in issued in the same principal amounts as such existing Term Loan Notes. Any Term Loan Note exchanged pursuant to this Section is sometimes referred to herein as an "Exchanged Note."

         (b) The Company agrees that, upon delivery of a request to a Qualified Foreign Lender pursuant to subsection 14.11(a), it shall execute and deliver a QFL Term Loan Note in exchange for the Exchanged Note surrendered in connection with such request conforming to the requirements of such subsection 14.11(a). Each Qualified Foreign Lender shall surrender its Term Loan Note at the request of the Company or the Administrative Agent in connection with any exchange pursuant to this subsection 14.11. Once issued, QFL Term Loan Notes (i) shall be deemed to and shall be "Notes" for all purposes under this Agreement and the other Credit Documents, (ii) may not be exchanged for Term Loan Notes and (iii) shall at all times thereafter be QFL Term Loan Notes, including, without limitation, following any transfer or assignment thereof.

         (c) The Administrative Agent shall separately record the names and addresses of each Qualified Foreign Lender which holds a QFL Term Loan Note, whether issued as a result of an exchange pursuant to this subsection 14.11 or a transfer pursuant to subsection 14.7(c) of the Agreement, in the Register maintained by the Administrative Agent pursuant to subsection 14.7(d) of the Agreement. The Administrative Agent shall also record the aggregate principal amount of Term Loans owing to such Qualified Foreign Lender in the Register.

         (d) Notwithstanding anything to the contrary in the Agreement, no assignment under subsection 14.7(c) of the Agreement of any rights or obligations under or in respect of QFL Term Loan Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register pursuant to subsection 14.11(c). The Administrative

Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to subsection 14.7 of this Agreement, including, without limitation, the QFL Term Loan Note being assigned in connection with such transfer, and such other documents as the Administrative Agent may reasonably request. Subject to the provision of this subsection 14.11(d), assignments of and participations in QFL Term Loan Notes shall be governed by subsection 14.7 of this Agreement and, upon assignment of any QFL Term Loan Note, new QFL Term Loan Notes shall be issued in accordance with the provisions of subsection 14.7 of this Agreement.

         14.12. Collateral Agency Agreement. Each Lender hereby acknowledges that it has fully reviewed the Collateral Agency Agreement and, by its execution of this Agreement, hereby consents to the execution and delivery of the Collateral Agency Agreement by the Administrative Agent (in its respective capacities as Administrative Agent hereunder and as administrative agent for the holders of the Bank Obligations) and agrees to comply with the terms thereof as if such Lender were a direct signatory thereto.

         14.13. Certain Waivers. To the extent that the execution, delivery or performance of any Credit Document hereunder constitutes a Default or an Event of Default under (and as defined in) the Existing Agreement, each Lender hereunder which is a party to the Existing Agreement hereby waives such Default or Event of Default. Each Lender hereby agrees that any Security Document under (and as defined in) the Existing Agreement, and any financing statement or similar filing on account thereof, which remains in effect after the date hereof and is not required to be delivered pursuant to this Agreement shall be deemed not to constitute a "Lien" for purposes of this Agreement to the extent that the Company is using best efforts to terminate or cause to be terminated such Security Document or other filing.

         14.14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14.15. Effectiveness; Counterparts; Confidentiality. (a) This Agreement shall become binding upon the parties hereto (and, notwithstanding the provisions of the proviso to this clause (a), each party hereto shall be irrevocably obligated to perform all of its obligations hereunder from and after the Closing Date) when the Administrative Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto or, in the case of any Lender, telecopier confirmation to the Administrative Agent that a duly authorized officer of such Lender has executed a counterpart of this Agreement and that such counterpart has been sent to the Administrative Agent (the "Effective Date").

         (b) The provisions of this subsection 14.15(b) shall not affect or impair the effectiveness of any Security Documents referred to in the Existing Agreement (other than the Affiliate Guarantees, the Affiliate Pledge Agreements, the Affiliate IP Security Agreements and the Affiliate Security Agreements made by any Affiliate of the Company (as each such term is defined in the Existing Agreement)) benefiting the Existing Agreement, prior to or after the date hereof, which Security Documents the Company hereby represents and warrants are and shall remain (or, in the case of any such Security Documents delivered after the date hereof, will be upon their delivery) in full force and effect. Each of the parties hereto hereby agrees and acknowledges that each reference to any section or subsection of the credit agreement executed by the Borrower and certain of its Subsidiaries as of February 28, 1995 (the "Original Agreement") or the Existing Agreement, as the case may be, in any Security Document, shall be deemed a reference to such section or subsection of the Original Agreement or the Existing Agreement, as the case may be, as amended and restated, in the case of the Original Agreement, by the Existing Agreement and this Agreement, and, in the case of the Existing Agreement, as amended and restated by this Agreement, in any such case as the same may have been renumbered.

         (c) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         (d) Each Lender agrees that it will not disclose Confidential Information (as defined below) to any Person other than (i) as may be consented to by the Company, (ii) as may be required by law or pursuant to legal process and (iii) to prospective Participants and Purchasing Lenders and those of such Lender's directors, officers, employees, examiners and professional advisors who have a need to know the Confidential Information in accordance with customary banking practices and who receive the Confidential Information having been made aware of the restrictions of this subsection 14.15(d). As used herein, the term "Confidential Information" means all information contained in materials relating to the Company and its Subsidiaries provided to the Lenders by the Company or its representatives or agents other than (x) information which is at the time so provided or thereafter becomes generally available to the public other than as a result of a disclosure by one or more Lenders, (y) information which was available to any Lender prior to its disclosure to the Lenders by the Company, its representatives or agents and (z) information which becomes available to one or more Lenders from a source other than the Company, its representatives or agents.

         14.16. SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH LOCAL BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK AND ANY COMPETENT COURT OF THE JURISDICTION UNDER THE LAWS OF WHICH SUCH LOCAL BORROWING SUBSIDIARY IS ORGANIZED (THE "LOCAL COURT"), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY DRAFT. EACH LOCAL BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR LOCAL COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH LOCAL BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF

SUCH LOCAL BORROWING SUBSIDIARY. EACH LOCAL BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS THE COMPANY AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH LOCAL BORROWING SUBSIDIARY AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, SUCH SERVICE MAY BE MADE ON SUCH LOCAL BORROWING SUBSIDIARY BY DELIVERING A COPY OF SUCH PROCESS TO SUCH LOCAL BORROWING SUBSIDIARY IN CARE OF THE COMPANY AT THE COMPANY'S ADDRESS LISTED IN SUBSECTION 14.3 AND BY DEPOSITING A COPY OF SUCH PROCESS IN THE MAILS BY CERTIFIED OR REGISTERED AIR MAIL, ADDRESSED TO SUCH LOCAL BORROWING SUBSIDIARY (SUCH SERVICE TO BE EFFECTIVE UPON SUCH RECEIPT BY THE COMPANY AND THE DEPOSITING OF SUCH PROCESS IN THE MAILS AS AFORESAID). EACH LOCAL BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY AUTHORIZES AND DIRECTS THE COMPANY TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH LOCAL BORROWING SUBSIDIARY HEREBY AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (b) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH

     IN SUBSECTION 14.3 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (V) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         (C) EACH BORROWER AND EACH OF THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, THE ADMINISTRATIVE AGENT, THE ARRANGER, EACH CO-AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE.

         14.17. Acknowledgements. Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

         (b) none of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger, any Co-Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between each such Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

         14.18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    REVLON CONSUMER PRODUCTS CORPORATION


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    REVLON INTERNATIONAL
                                    CORPORATION (UK Branch), as a Local
                                    Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    REVLON AUSTRALIA Pty LIMITED, as a Local
                                    Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    EUROPEENNE DE PRODUITS DE BEAUTE, as a
                                    Local Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    REVLON K.K., as a Local Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    REVLON CANADA, INC., as a Local Borrowing
                                    Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    REVLON (HONG KONG) LIMITED, as a Local
                                    Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    EUROPEAN BEAUTY PRODUCTS S.p.a., as a
                                    Local Borrowing Subsidiary


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    JPMORGAN CHASE BANK, as Administrative
                                    Agent and as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    J.P. MORGAN SECURITIES INC., as Arranger


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    CITIBANK, N.A., as Documentation Agent
                                       and
                                    as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent and as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    --------------------------
                                    Name of Lender


                                    By:_____________________________________
                                          Name:
                                          Title:

                                    --------------------------
                                    Name of Lender


                                    By:_____________________________________
                                          Name:
                                          Title:


                                    By:_____________________________________
                                          Name:
                                          Title: